PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(2)
For LeAding StockmarkEt Return Securities	Registration Statement No. 333-156423
(To Prospectus dated December 23, 2008)

GLOBAL MEDIUM-TERM NOTES, SERIES F
Senior Notes

LeAding StockmarkEt Return Securities
Linked to One or More Indices (“Index LASERSSM”)
and/or Exchange-Traded Funds (“Equity LASERSSM”)

We, Morgan Stanley, may offer from time to time Index LASERSSM or Equity LASERSSM, which we collectively refer to as LASERS, that are linked to the performance of an index, the shares of an exchange-traded fund, or a weighted basket of indices and/or exchange-traded funds, as applicable, each of which we refer to as the underlying asset.  The specific terms of any LASERS that we offer, including the name of the underlying index, underlying shares or, in the case of a basket, each basket component, will be included in the applicable pricing supplement.  If the terms described in the applicable pricing supplement are inconsistent with those described in this prospectus supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will prevail.  The LASERS will have the following general terms:

• •
The LASERS are senior unsecured obligations of ours and do not pay interest or guarantee the return of principal at maturity.

If the value of the underlying asset is greater than a predetermined percentage of its closing value on the pricing date, which we refer to as the downside threshold value, during the period from but excluding the pricing date to and including the valuation date, the LASERS provide a payment at maturity that will be equal to or greater than the stated principal amount of the LASERS.
•
If the value of the underlying asset is less than or equal to the downside threshold value during the period from but excluding the pricing date to and including the valuation date, the LASERS will be exposed on a 1 to 1 basis to the performance of the underlying asset from the pricing date to the valuation date and, if the value of the underlying asset has declined, the LASERS will pay less, and possibly significantly less, than the stated principal amount.

o  The payment at maturity will be an amount in cash equal to the stated principal amount plus the product of the stated principal amount and the greater of (i) the percentage appreciation, if any, of the underlying asset, as determined on the valuation date and (ii) the fixed percentage, which may be 0.00%.

o  The payment at maturity will be an amount in cash equal to the stated principal amount plus the product of the stated principal amount and the percentage change, whether positive or negative, of the underlying asset, as determined on the valuation date.

	•	Whether the downside threshold value is reached will be based on either intraday monitoring or closing level monitoring as specified in the applicable pricing supplement and described herein.

	•	The LASERS will be held in global form by The Depository Trust Company, unless the pricing supplement provides otherwise.

The applicable pricing supplement will describe the specific terms of the LASERS, including any changes to the terms specified in this prospectus supplement.  See “Description of LASERS—General Terms of LASERS—Terms Specified in Pricing Supplements” on page S-25.

Investing in the LASERS involves risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page S-19.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated, our wholly-owned subsidiary, has agreed to use reasonable efforts to solicit offers to purchase these securities as our agent.  The agent may also purchase these securities as principal at prices to be agreed upon at the time of sale.  The agent may resell any securities it purchases as principal at prevailing market prices, or at other prices, as the agent determines.

Morgan Stanley & Co. Incorporated may use this prospectus supplement, the applicable pricing supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

MORGAN STANLEY
November 30, 2010

For a description of certain restrictions on offers, sales and deliveries of the LASERS and on the distribution of this prospectus supplement and the accompanying prospectus relating to the LASERS, see the section of this prospectus supplement called “Plan of Distribution (Conflicts of Interest).”

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the LASERS or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  Neither this prospectus supplement nor the accompanying prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The LASERS have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The LASERS may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

The LASERS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the LASERS or distribution of this prospectus supplement or the accompanying prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

No action has been taken to permit an offering of the LASERS to the public in Hong Kong as the LASERS have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the LASERS, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the LASERS which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

The LASERS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This prospectus supplement and the accompanying prospectus may not be publicly distributed in Mexico.

The agent and each dealer represent and agree that they will not offer or sell the LASERS nor make the LASERS the subject of an invitation for subscription or purchase, nor will they circulate or distribute this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the LASERS, whether directly or indirectly, to persons in Singapore other than:

(a)           an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b)           an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c)           a person who acquires the LASERS for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d)           otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

	Page		Page
Annex A—

Underlying Indices and Underlying Index Publishers Information		PHLX Oil Service SectorSM Index	A-49
AMEX China IndexSM	A-1	PHLX Semiconductor SectorSM Index	A-50
AMEX Gold BUGS® Index	A-2	Russell 1000® Growth Index	A-52
AMEX Gold Miners Index	A-3	Russell 1000® Value Index	A-56
AMEX Hong Kong 30 IndexSM	A-4	Russell 2000® Index	A-59
Barron’s 400 IndexSM	A-5	Russell 2000® Value Index	A-62
DAXglobal® Russia+ Index	A-9	S&P 500® Index	A-66
Dow Jones Euro STOXX 50® Index	A-10	Consumer Discretionary Select Sector Index	A-68
Dow Jones Industrial AverageSM	A-13	Consumer Staples Select Sector Index	A-69
FTSETM 100 Index	A-14	Energy Select Sector Index	A-69
FTSE/Xinhua China 25 Index	A-16	Financial Select Sector Index	A-69
Hang Seng® Index	A-18	Healthcare Select Sector Index	A-69
KBW Mortgage Finance IndexSM	A-19	S&P 500® Financials Index	A-71
KOSPI 200 Index	A-21	S&P 500®/Citigroup Growth Index	A-73
MSCI EAFE Index®	A-23	S&P 500®/Citigroup Value Index	A-73
MSCI Emerging Markets IndexSM	A-24	S&P 100® Index	A-74
MSCI Europe IndexSM	A-24	S&P MidCap 400® Index	A-76
MSCI World IndexSM	A-24	S&P SmallCap 600® Index	A-79
MSCI World Real Estate IndexSM	A-24	S&P/ASX 200 Index	A-81
MSCI Australia IndexSM	A-24	S&P BRIC 40® Index	A-82
MSCI Belgium IndexSM	A-24	S&P Global Infrastructure Index	A-85
MSCI Brazil IndexSM	A-25	S&P Latin America 40® Index	A-88
MSCI France IndexSM	A-25	SEVENS Index	A-91
MSCI Italy IndexSM	A-25	StyleSelect Indices	A-92
MSCI Japan IndexSM	A-25	StyleSelect USA Index	A-98
MSCI Pacific Ex-Japan IndexSM	A-25	Swiss Market Index	A-101
MSCI Singapore IndexSM	A-25	Tokyo Stock Price Index	A-102
MSCI Spain IndexSM	A-25	WilderHill Clean Energy Index	A-104
MSCI Switzerland IndexSM	A-26
MSCI Taiwan IndexSM	A-26
MSCI USA IndexSM	A-26
NASDAQ-100 Index®	A-36
NASDAQ Biotechnology Index®	A-40
Nikkei 225 Index	A-41
Palisades Water Index	A-42
PHLX Housing SectorSM Index	A-44
PHLX Marine Shipping SectorSM Index	A-48

	Page		Page
Prospectus

Summary	1	Description of Purchase Contracts	45
Risk Factors	5	Description of Capital Stock	46
Where You Can Find More Information	7	Forms of Securities	56
Consolidated Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends		Securities Offered on a Global Basis through the Depositary	60
	9	United States Federal Taxation	64
Morgan Stanley	10	Plan of Distribution	68
Use of Proceeds	11	Legal Matters	70
Description of Debt Securities	11	Experts	70
Description of Units	37	Benefit Plan Investor Considerations	71
Description of Warrants	42

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the prospectus and any applicable pricing supplement.  We have not authorized anyone else to provide you with different or additional information.  We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted.  As used in this prospectus supplement, the “Company,” “we,” “us,” and “our” refer to Morgan Stanley.

SUMMARY

The following summary describes the LeAding StockmarkEt Return Securities, which we refer to as LASERSSM, offered under this program, in general terms only.  You should read the summary together with the more detailed information contained in this prospectus supplement, in the accompanying prospectus and in the applicable pricing supplement.  We may also prepare free writing prospectuses that describe particular issuances of LASERS.  Any free writing prospectus should also be read in connection with this prospectus supplement and the accompanying prospectus.  For purposes of this prospectus supplement, any references to an applicable pricing supplement may also refer to a free writing prospectus, unless the context otherwise requires.

We will sell the LASERS primarily in the United States, but may also sell them outside the United States or both in and outside the United States simultaneously.  The LASERS we offer under this prospectus supplement are among the notes we refer to as our Series F medium-term notes.  We refer to the offering of the Series F medium-term notes as our Series F program.  See “Plan of Distribution” in this prospectus supplement.

“Index LASERSSM” is a registered service mark of Citigroup Global Markets Inc.  “Equity LASERSSM” is a registered service mark of Citigroup Global Markets Inc.  Used under license.

General terms of the LASERS
Unlike ordinary debt securities, the LASERS do not guarantee the return of any principal at maturity.  The LASERS do not pay interest, but may do so if so specified in the applicable pricing supplement.  At maturity, the LASERS will pay an amount in cash based upon the value of an index (the “underlying index”), the shares of an exchange-traded fund (the “underlying shares”), or a basket of indices (each index, a “basket index”) and/or exchange-traded funds (each exchange-traded fund, a “basket ETF”) both on the valuation date and during the period from but excluding the pricing date to and including the valuation date.  We refer to any basket index and/or basket ETF as a basket component and to any underlying index, underlying shares or basket generally, as the underlying asset.

Some of the potential indices that may be specified in the applicable pricing supplement are described in Annex A to this prospectus supplement titled “Underlying Indices and Underlying Index Publishers Information.”

Payment at maturity varies depending on the value of the underlying asset on the valuation date and over the life of the LASERS
If the value of the underlying asset (or the value of each single basket component, if so specified in the applicable pricing supplement) is greater than a predetermined percentage of its closing value on the pricing date, which we refer to as the downside threshold value, during the period from but excluding the pricing date to and including the valuation date, you will receive at maturity for each LASERS that you hold an amount in cash that will be equal to or greater than the stated principal amount of the LASERS.  However, if the value of the underlying asset (or of any single basket component, if so specified in the applicable pricing supplement) is less than or equal to the downside threshold value during the period from but excluding the pricing date to and including the valuation date, the LASERS will be exposed on a 1 to 1 basis to the performance of the underlying asset from the pricing date or basket setting date to the valuation date and, if the value of the underlying asset has declined, the LASERS will pay less, and possibly significantly less, than the stated principal amount, as more fully described below.

The determination of whether the value of the underlying asset or any underlying basket component is less than or equal to the downside threshold value during the period from but excluding the pricing date to and including the valuation date will be based on an observation of either the closing level or intraday level of the underlying asset.

The applicable pricing supplement will specify whether closing level monitoring or intraday monitoring will apply.  The risk of the downside threshold value being reached is heightened with intraday monitoring as compared to closing level monitoring.

Payment at Maturity

The payment at maturity for each LASERS will equal:

If the LASERS are linked to an underlying index,

stated principal amount  +  index return amount,

If the LASERS are linked to underlying shares,

stated principal amount  +  share return amount,

If the LASERS are linked to a basket,

stated principal amount  +  basket return amount;

in each case, subject to the maximum payment at maturity, if any, specified in the applicable pricing supplement.

The index return amount, share return amount or basket return amount, as applicable, may be positive, zero or negative.  Because the index return amount, share return amount or basket return amount, as applicable, may be negative, the payment at maturity could be less than the stated principal amount and could be zero.

The index return amount, share return amount or basket return amount, as applicable, will be calculated differently depending on whether or not the value of the underlying asset is less than or equal to the downside threshold value during the period from but excluding the pricing date to and including the valuation date.

If intraday monitoring is specified in the applicable pricing supplement,

•  If the index value, share price (as adjusted by the adjustment factor), basket value or any basket component intraday value, as applicable, is greater than the downside threshold value at all times during the period from but excluding the pricing date to and including the valuation date,

index return amount = stated principal amount  x    [ the greater of (i) index percent change and (ii) fixed percentage ]

share return amount = stated principal amount  x    [ the greater of (i) share percent change and (ii) fixed percentage ]

basket return amount = stated principal amount  x    [ the greater of (i) basket percent change and (ii) fixed percentage ]

where, fixed percentage = the percentage specified in the applicable pricing supplement, which may be zero but not less than zero

As the index return amount, share return amount or basket return amount, as applicable, will be equal to or greater than zero, the payment at maturity in this case will be equal to or greater than the stated principal amount of the LASERS.

•  If the index value, share price (as adjusted by the adjustment factor), basket value or any basket component intraday value, as applicable, is less than or equal to the downside threshold value at any time on any day during the period from but excluding the pricing date to and including the valuation date, index return amount = stated principal amount  x  index percent change share return amount = stated principal amount  x  share percent change basket return amount = stated principal amount  x  basket percent change

The index return amount, share return amount or basket return amount, as applicable, in this case will be solely based on the percentage change in the value of the underlying asset from the pricing date to the valuation date.  If the underlying asset has declined in value as of the valuation date, the index return amount, share return amount or basket return amount, as applicable, will be negative and consequently, your payment at maturity will be an amount less, and possibly significantly less, than the principal amount of the LASERS.

If closing level monitoring is specified in the applicable pricing supplement,

•  If the index closing value, share closing price (as adjusted by the adjustment factor), basket closing value or any basket component closing value, as applicable, is greater than the downside threshold value on each day during the period from but excluding the pricing date to and including the valuation date,

index return amount = stated principal amount  x    [ the greater of (i) index percent change and (ii) fixed percentage ]

share return amount = stated principal amount  x    [ the greater of (i) share percent change and (ii) fixed percentage ]

basket return amount = stated principal amount  x    [ the greater of (i) basket percent change and (ii) fixed percentage ]

where, fixed percentage = the percentage specified in the applicable pricing supplement, which may be zero but not less than zero

As the index return amount, share return amount or basket return amount, as applicable, will be equal to or greater than zero, the payment at maturity in this case will be equal to or greater than the stated principal amount of the LASERS.

•  If the index closing value, share closing price (as adjusted by the adjustment factor), basket closing value or any basket component closing value, as applicable, is less than or equal to the downside threshold value on any day during the period from but excluding the pricing date to and including the valuation date, index return amount = stated principal amount  x  index percent change share return amount = stated principal amount  x  share percent change basket return amount = stated principal amount  x  basket percent change

The index return amount, share return amount or basket return amount, as applicable, in this case will be solely based on the percentage change in the value of the underlying asset from the pricing date to the valuation date.  If the underlying asset has declined in value as of the valuation date, the index return amount, share return amount or basket return amount, as applicable, will be negative and consequently, your payment at maturity will be an amount less, and possibly significantly less, than the principal amount of the LASERS.

Additional terms relevant to the LASERS

stated principal	=	the principal amount per LASERS, as specified in the applicable pricing supplement amount

index percent	=	final index value − initial index value
change		initial index value

share percent	=	final share price − initial share price
change		initial share price

basket percent	=	final basket value − initial basket value
change		initial basket value

With respect to the underlying index:

initial index value	=	the index closing value on the day we price the LASERS for initial sale to the public, which we refer to as the pricing date, unless otherwise specified in the applicable pricing supplement

final index value	=	the index closing value on the valuation date

index closing value	=	the closing value of the underlying index or any successor index published at the regular weekday close of trading on the relevant index business day.

In certain circumstances, the index closing value will be based on an alternate calculation of the index.  See “Description of LASERS—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” below.

index value	=
at any time on any day, the value of the underlying index published at such time on such day on the applicable Bloomberg page or any successor page, or in the case of any successor index, the Bloomberg page or successor page for any such successor index.

With respect to the underlying shares:

initial share price	=	the share closing price of one share of the underlying shares on the pricing date, unless otherwise specified in the applicable pricing supplement

final share price	=	the share closing price of one share of the underlying shares on the valuation date times the adjustment factor on such date

share closing price	=	as defined in “Description of LASERS—General Terms of LASERS—Some Definitions––share closing price.”

share price	=	as defined in “Description of LASERS—General Terms of LASERS—Some Definitions––share price.”

adjustment factor	=	a number which is initially 1.0 and will be subject to adjustment for certain events affecting the underlying shares

With respect to the basket:

initial basket value	=	100, unless otherwise specified in the applicable pricing supplement

final basket value	=	the basket closing value on the valuation date

basket closing value	=
on any day, the sum of the products of the basket component closing values of each basket component and the applicable multiplier for such basket component.

In certain circumstances, the basket closing value will be based on an alternate calculation of any basket index described under “Description of LASERS—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” and/or any basket ETF described under “Description of LASERS—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation”

basket component closing value	=	on any day, (i) the index closing value on such day for any basket index or (ii) the share closing price times the adjustment factor on such day for the shares of any basket ETF, as applicable

basket value	=	at any time on any day, the sum of the products of the basket component intraday values of each basket component and the applicable multiplier for such basket component.
basket component intraday value	=	at any time on any day, (i) the index value for any basket index or (ii) the share price times the adjustment factor at such time for the shares of any basket ETF, as applicable

multiplier	=	the fractional value assigned to each basket component so that each basket component will represent its applicable weighting in the predetermined initial basket value. The multipliers for each of the basket components, which will be specified in the applicable pricing supplement, will be calculated by the calculation agent on the relevant basket component setting date and will remain constant for the term of the PLUS.

The valuation date on which the payment at maturity is to be calculated will be specified in the applicable pricing supplement.  The applicable pricing supplement may specify that the LASERS will have multiple valuation dates as described under “LASERS with Multiple Valuation Dates” below.  Any valuation date will be subject to postponement in the event of non-index business days, non-trading days, as applicable, or the occurrence of a market disruption event.  See “Description of LASERS—Postponement of Valuation Date(s)” below.

If the value of the underlying asset is less than or equal to the downside threshold value during the period from but excluding the pricing date to and including the valuation date and the index percent change, share percent change or basket percent change, as applicable, is negative, you will receive less, and possibly significantly less, than the principal amount of your LASERS at maturity.  Under these circumstances, the entire principal amount of your investment is at risk.

LASERS with Multiple Valuation Dates

For issuances of LASERS that have multiple valuation dates, which will be specified in the applicable pricing supplement, the applicable provisions described above under “—Payment at maturity” will apply, except that, in lieu of the “final index value,” “final share price” or “final basket value,” we will use the “final average index value,” “final average share price,” or “final average basket value,” as applicable, which will equal:

• for an underlying index, the arithmetic average of the index closing values of the underlying index on the relevant valuation dates, as calculated by the calculation agent on the final valuation date;
•
for underlying shares, the arithmetic average of the products of the share closing price of the underlying shares on each valuation date times the relevant adjustment factor on each such valuation date, as calculated by the calculation agent on the final valuation date; or

• for a basket, the arithmetic average of the basket closing values of the basket on the relevant valuation dates, as calculated by the calculation agent on the final valuation date.
See “Description of LASERS—General Terms of LASERS—Some Definitions” for the definition of terms related to LASERS with multiple valuation dates.

Your return on the LASERS may be limited by the maximum payment at maturity	If the applicable pricing supplement for the LASERS specifies a maximum payment at maturity, your return on the LASERS will be limited by that maximum payment.

The LASERS may also have the benefit of leveraged upside participation
The pricing supplement may specify that the LASERS have a leveraged upside return, which would mean that the index percent change, share percent change or basket percent change, as applicable, if positive, would be multiplied by an upside participation rate.

Issue price of the LASERS includes commissions and projected profit
The issue price of the LASERS, which will be specified in the applicable pricing supplement, includes the agent’s commissions paid with respect to the LASERS and the cost of hedging our obligations under the LASERS.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The fact that the issue price of the LASERS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the LASERS.  See “Risk Factors—The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices” and “Use of Proceeds and Hedging.”

Postponement of maturity date
If any scheduled valuation date is not an index business day or a trading day, as applicable, or if a market disruption event occurs on that day so that the valuation date or final valuation date, as applicable, is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the LASERS will be postponed to the second business day following that valuation date or final valuation date as postponed.

Other terms of the LASERS	•	The LASERS will be denominated in U.S. dollars, unless we specify otherwise in the applicable pricing supplement.
	•	You will not have the right to present the LASERS to us for repayment prior to maturity unless we specify otherwise in the applicable pricing supplement.
	•	We may from time to time, without your consent, create and issue additional LASERS with the same terms as LASERS previously issued so that they may be combined with the earlier issuance.
	•	The LASERS will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.
MS & Co. will be the calculation agent
We have appointed our affiliate, Morgan Stanley & Co. Incorporated or its successors, which we refer to as MS & Co., to act as calculation agent for us with respect to the LASERS.  As calculation agent, MS & Co. will determine the initial value, final value, daily closing values and intraday values, as applicable, of the underlying index, underlying shares, the basket or basket components, as applicable, and whether or not the value of the underlying asset has remained above the downside threshold value during the period from but excluding the pricing date to and including the valuation date, the multipliers applicable to any basket component, the payment at maturity and whether a market disruption event has occurred.  All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

MS & Co. will be the agent; Conflicts of interest
The agent for the offering of the LASERS is expected to be MS & Co., our wholly-owned subsidiary, which will conduct this offering in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  In accordance with NASD Rule 2720, MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account without the prior written approval of the customer.  See “Plan of Distribution (Conflicts of Interest).”

Forms of securities
The LASERS will be issued in fully registered form and will be represented by a global security registered in the name of a nominee of The Depository Trust Company, as depositary, unless we indicate in the applicable pricing supplement that they will be represented by certificates issued in definitive form.  We will not issue book-entry securities as certificated securities except under the circumstances described in “Forms of Securities—The Depositary” in the accompanying prospectus, under which heading you may also find information on The Depository Trust Company’s book-entry system.

Where you can find more information on the LASERS
Because this is a summary, it does not contain all of the information that may be important to you.  You should read the “Description of LASERS” section in this prospectus supplement and the “Description of Debt Securities” section in the accompanying prospectus for a detailed description of the terms of the LASERS.  You should also read about some of the risks involved in an investment in the LASERS in the section of this prospectus supplement called “Risk Factors.”  The tax and accounting treatment of investments in equity-linked securities such as the LASERS may differ from that of investments in ordinary debt securities.  See the section of this prospectus supplement called “Description of LASERS—United States Federal Taxation.”  You should consult with your investment, legal, tax, accounting and other advisers with regard to any proposed or actual investment in the LASERS.

How to reach us	You may contact your local Morgan Stanley branch office or call us at (212) 761-4000.

HYPOTHETICAL PAYMENTS ON THE LASERS AT MATURITY

The table below illustrates the payment at maturity on LASERS linked to an index for a hypothetical range of performance of the underlying index from −100% to +100%.  The table below is based on the following hypothetical values and assumes that the LASERS are not subject to a maximum payment at maturity:

Hypothetical initial index value	=	1,000
Hypothetical downside threshold value	=	700 (70% of the initial index value)
Hypothetical fixed percentage	=	13.5%

Final Index Value	Underlying Index Return	Downside threshold value has NOT been reached		Downside threshold value has been reached*
		Return on LASERS	Payment at Maturity	Return on LASERS	Payment at Maturity
2,000	100%	100%	$2,000	100%	$2,000
1,900	90%	90%	$1,900	90%	$1,900
1,800	80%	80%	$1,800	80%	$1,800
1,700	70%	70%	$1,700	70%	$1,700
1,600	60%	60%	$1,600	60%	$1,600
1,500	50%	50%	$1,500	50%	$1,500
1,400	40%	40%	$1,400	40%	$1,400
1,300	30%	30%	$1,300	30%	$1,300
1,200	20%	20%	$1,200	20%	$1,200
1,100	10%	13.5%	$1,135	10%	$1,100
1,050	5%	13.5%	$1,135	5%	$1,050
1,000	0%	13.5%	$1,135	0%	$1,000
950	-5%	13.5%	$1,135	-5%	$950
900	-10%	13.5%	$1,135	-10%	$900
800	-20%	13.5%	$1,135	-20%	$800
701	-29.9%	13.5%	$1,135	-29.9%	$701
700	-30%	N/A	N/A	-30%	$700
600	-40%	N/A	N/A	-40%	$600
500	-50%	N/A	N/A	-50%	$500
400	-60%	N/A	N/A	-60%	$400
300	-70%	N/A	N/A	-70%	$300
200	-80%	N/A	N/A	-80%	$200
100	-90%	N/A	N/A	-90%	$100
0	-100%	N/A	N/A	-100%	$0

* In the scenario where the downside threshold value has been reached, the value of the underlying index will need to recover by the valuation date to a level higher than the initial index value in order for investors to receive a payment at maturity that exceeds the stated principal amount of the LASERS.

HYPOTHETICAL EXAMPLES

The following examples illustrate how the payment at maturity on the LASERS is calculated.

EXAMPLE 1: Downside threshold value has NOT been reached and underlying asset appreciates

LASERS are linked to underlying shares, the value of the underlying shares is greater than the downside threshold value during the period from but excluding the pricing date to and including the valuation date, and the final share price is higher than the initial share price by 20%.

Hypothetical initial share price	=	$100
Hypothetical final share price	=	$120
Hypothetical downside threshold value	=	$70
Hypothetical fixed percentage	=	12%
Hypothetical stated principal amount	=	$1,000

Share percent change	=	(final share price – initial share price) / initial share price
	=	(120 – 100) / 100
20%
Share return amount	=	stated principal amount x [the greater of (i) share percent change and (ii) fixed percentage]
	=	$1,000 x 20%
	=	$200
Payment at maturity	=	stated principal amount + share return amount
$1,000 + $200
	=	$1,200
Payment at maturity = $1,200

EXAMPLE 2:  Downside threshold value has NOT been reached and underlying asset declines

LASERS are linked to a single underlying index, the value of the underlying index is greater than the downside threshold value during the period from but excluding the pricing date to and including the valuation date, and the final index value is lower than the initial index value by 15%.

Hypothetical initial index value	=	1,000
Hypothetical final index value	=	850
Hypothetical downside threshold value	=	700
Hypothetical fixed percentage	=	12%
Hypothetical stated principal amount	=	$1,000

Index percent change	=	(final index value – initial index value) / initial index value
	=	(850 – 1,000) / 1,000
	=	– 15%
Index return amount	=	stated principal amount x [the greater of (i) index percent change and (ii) fixed percentage]
	=	$1,000 x 12%
	=	$120
Payment at maturity	=	stated principal amount + index return amount
	=	$1,000 + $120
	=	$1,120
Payment at maturity = $1,120

EXAMPLE 3: Downside threshold value has been reached and underlying asset declines

LASERS are linked to underlying shares, the value of the underlying shares was less than or equal to the downside threshold value at one time during the period from but excluding the pricing date to and including the valuation date, and the final share price is lower than the initial share price by 50%.

Hypothetical initial share price	=	$10
Hypothetical final share price	=	$5
Hypothetical downside threshold value	=	$7
Hypothetical fixed percentage	=	12%
Hypothetical stated principal amount	=	$1,000

Share percent change	=	(final share price – initial share price) / initial share price
	=	(5 – 10) / 10
	=	–50%
Share return amount	=	stated principal amount x share percent change
	=	$1,000 x (– 50%)
	=	–$500
Payment at maturity	=	stated principal amount + share return amount, which means that the payment at maturity is an amount less than the stated principal amount, because the share return amount is negative.
	=	$1,000 + (– $500)
	=	$500
Payment at maturity = $500

EXAMPLE 4: Downside threshold value has been reached but underlying asset recovers to appreciate

LASERS are linked to an underlying index, the value of the underlying index was less than or equal to the downside threshold value at one time during the period from but excluding the pricing date to and including the valuation date; however, the index has subsequently recovered and the final index value is higher than the initial index value by 10%.

Hypothetical initial index value	=	1,000
Hypothetical final index value	=	1,100
Hypothetical downside threshold value	=	700
Hypothetical fixed percentage	=	12%
Hypothetical stated principal amount	=	$1,000

Index percent change	=	(final index value – initial index value) / initial index value
	=	(1,100 – 1,000) / 1,000
	=	10%
Index return amount	=	stated principal amount x index percent change
	=	$1,000 x 10%
	=	$100
Payment at maturity	=	stated principal amount + index return amount
	=	$1,000 + $100
	=	$1,100
Payment at maturity = $1,100

EXAMPLE 5: Downside threshold value has NOT been reached and basket appreciates to a level that would result in a payment at maturity that exceeds the maximum payment at maturity

LASERS are linked to a basket and the determination of whether the downside threshold value has been reached is based on the observation of the value of the basket as a whole.  The value of the basket is greater than the downside threshold value during the period from but excluding the pricing date to and including the valuation date, the final basket value is higher than the initial basket value by 60% and the LASERS are subject to a maximum payment at maturity.

Initial basket value	=	100
Hypothetical final basket value	=	160
Hypothetical downside threshold value	=	70
Hypothetical fixed percentage	=	12%
Hypothetical maximum payment at maturity	=	$1,500
Hypothetical stated principal amount	=	$1,000

Basket Component	Weighting	Basket Component Closing Value on the Basket Setting Date	Multiplier	Basket Component Closing Value on the Valuation Date	Percentage Change
ETF A	33.3333%	$15	2.2222	$25.5	+ 70%
Index B	33.3333%	1,000	0.0333	1,500	+ 50%
ETF C	33.3333%	$10	3.3333	$16	+ 60%

Final basket value =	the sum of the products of the basket component closing values of each of the basket components on the valuation date and the applicable multiplier for each of the basket components final basket component A closing value x 2.2222, plus final basket component B closing value x 0.0333, plus final basket component C closing value x 3.3333
So, using the hypothetical basket component closing values on the valuation date above:
	=	25.5 x 2.2222 = 56.6661, plus [for ETF A] 1,500 x 0.0333 = 49.95, plus [for Index B] $16 x 3.3333 = 53.3328 [for ETF C]
	=	160
Basket percent change	=	(final basket value – initial basket value) / initial basket value
	=	(160 – 100) / 100
	=	60%
Basket return amount	=	stated principal amount x [the greater of (i) basket percent change and (ii) fixed percentage]
	=	$1,000 x 60%
	=	$600
Payment at maturity	=	stated principal amount + basket return amount
	=	$1,000 + $600
	=	$1,600
		However, since this amount is greater than the hypothetical maximum payment at maturity, you will receive only $1,500 per LASERS.
Payment at maturity = $1,500

EXAMPLE 6: Downside threshold value has been reached and basket declines despite gains by two of the basket components

LASERS are linked to a basket and the determination of whether the downside threshold value has been reached is based on the observation of the value of each separate basket component.  The value of at least one basket component was less than or equal to the downside threshold value at one time during the period from but excluding the pricing date to and including the valuation date, and the final basket value is lower than the initial basket value by 12.5%.

Initial basket value	=	100
Hypothetical final basket value	=	87.5
Hypothetical downside threshold value	=	70
Hypothetical fixed percentage	=	12%
Hypothetical stated principal amount	=	$1,000

Basket Component	Weighting	Basket Component Closing Value on the Basket Component Setting Date	Multiplier	Basket Component Closing Value on the Valuation Date	Percentage Change
Index X	50%	500	0.1	250	– 50%
Index Y	25%	100	0.25	120	+ 20%
ETF Z	25%	$10	2.5	$13	+ 30%

Final basket value =	the sum of the products of the basket component closing values of each of the basket components on the valuation date and the applicable multiplier for each of the basket components final basket component X closing value x 0.1, plus final basket component Y closing value x 0.25, plus final basket component Z closing value x 2.5
So, using the hypothetical basket component closing values on the valuation date above:
	=	250 x 0.1 = 25, plus [for Index X] 120 x 0.25 = 30, plus [for Index Y] $13 x 2.5 = 32.5 [for ETF Z]
	=	87.5
Basket percent change	=	(final basket value – initial basket value) / initial basket value
	=	(87.5 – 100) / 100
	=	–12.5%
Basket return amount	=	stated principal amount x basket percent change
	=	$1,000 x (–12.5%)
	=	– $125
Payment at maturity	=	stated principal amount + basket return amount, which means that the payment at maturity is an amount less than the stated principal amount, because the basket return amount is negative.
	=	$1,000 + (– $125)
	=	$875
Payment at maturity = $875

As illustrated in this example, although two of the basket components have appreciated in value on the valuation date by 20% and 30%, respectively, the depreciation by 50% of only one more heavily weighted basket component results in a payment at maturity of only $875 per LASERS and an overall loss of 12.5% of your investment.

EXAMPLE 7: Downside threshold value has been reached and underlying asset declines

LASERS with multiple valuation dates are linked to a single underlying index, the value of the underlying index was less than or equal to the downside threshold value at one time during the period from but excluding the pricing date to and including the valuation date, and the final average index value is lower than the initial index value by 5%.

Hypothetical initial index value	=	1,200
Hypothetical final average index value	=	1,140
Hypothetical downside threshold value	=	840
Hypothetical fixed percentage	=	12%
Hypothetical stated principal amount	=	$1,000

Multiple Valuation Dates	Index Closing Value
1st Valuation Date	1,110
2nd Valuation Date	840
3rd Valuation Date	1,150
4th Valuation Date	1,200
Final Valuation Date	1,400

Final Average Index Value	=	the arithmetic average of the index closing values of the underlying index on the relevant valuation dates
	=	(1,110 + 840 + 1,150 + 1,200 + 1,400) / 5
	=	1,140
Index percent change	=	(final average index value – initial index value) / initial index value
	=	(1,140 – 1,200) / 1,200
	=	–5.00%
Index return amount	=	stated principal amount x index percent change
	=	$1,000 x (–5.00%)
	=	–$50
Payment at maturity	=	stated principal amount + index return amount, which means that the payment at maturity is an amount less than the stated principal amount, because the index return amount is negative.
	=	$1,000 + (–$50)
	=	$950
Payment at maturity = $950

In this example, the index closing value on the final valuation date is 1,400 which would represent an appreciation of 16.67% from the initial index value if the final valuation date were the only valuation date.  However, due to the multiple valuation dates, the payment at maturity is based instead on the final average index value of 1,140 which represents a decline of 5% from the initial index value.  You will receive a payment at maturity of only $950 per LASERS.

RISK FACTORS

The LASERS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the LASERS do not pay interest or guarantee the return of principal at maturity.  In addition, the return investors realize on the LASERS may be limited by the maximum payment at maturity.  This section describes the most significant risks relating to the LASERS.  You should carefully consider whether the LASERS are suited to your particular circumstances before you decide to purchase them.

The LASERS do not pay interest or guarantee return of principal

The terms of the LASERS differ from those of ordinary debt securities in that we do not guarantee to pay you the principal amount of the LASERS at maturity and generally do not pay you interest on the LASERS.  If the value of the underlying asset is less than or equal to the downside threshold value during the period from but excluding the pricing date to and including the valuation date, you will be fully exposed to any depreciation in the underlying asset and consequently, if the value of the underlying asset on the valuation date is less than the value of the underlying asset on the pricing date or basket setting date, you will lose some or all of the principal amount of your investment.

You will not benefit from the fixed percentage-based minimum return if the downside threshold value is reached

If the value of the underlying asset is less than or equal to the downside threshold value during the period from but excluding the pricing date to and including the valuation date, the payment at maturity will solely depend on the value of the underlying asset on the valuation date and you will lose the benefit of the minimum return based on the fixed percentage specified in the applicable pricing supplement.  As a result, you will be exposed on a 1 to 1 basis to any decline in the value of the underlying asset.

For LASERS linked to the performance of a basket, the downside threshold value may be reached based on the level of only one basket component notwithstanding the performance of the other basket components, which will heighten the risk of the downside threshold value being reached

For LASERS linked to a basket, if the applicable pricing supplement so provides, the downside threshold value may be reached if the basket component closing value of a single basket component declines to or below the downside threshold value, regardless of the performance of the other basket components or of the basket as a whole.  Even if, (i) in the case of closing level monitoring, the basket component closing value of only one basket component declines to or below the downside threshold value on any day during the period from but excluding the pricing date to and including the valuation date, or (ii) in the case of intraday monitoring, the basket component intraday value of only one basket component declines to or below the downside threshold value at any time on any day during the period from but excluding the pricing date to and including the valuation date, the downside threshold value will have been reached.  Consequently, the risk of the downside threshold value being reached will increase as compared to a determination based on the value of the basket as a whole.  If the downside threshold value is reached and the final basket value is less than the initial basket value, your return will be negative and you will receive less, and possibly significantly less, than the principal amount of your investment at maturity.

Intraday monitoring will increase the risk of the downside threshold value being reached

The applicable pricing supplement will specify whether intraday monitoring or closing level monitoring will apply to the LASERS.  If intraday monitoring applies, the downside threshold value will be reached if the index value, share price, basket value or any basket component intraday value, as applicable, declines to or below the downside threshold value at any time on any day during the period from but excluding the pricing date to and including the valuation date.  As a result, the risk of the downside threshold value being reached is heightened with intraday monitoring as compared to closing level monitoring.

The LASERS are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the LASERS

You are dependent on Morgan Stanley’s ability to pay all amounts due on the LASERS at maturity, and, therefore, you are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations under the LASERS, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the LASERS prior to maturity will be affected by changes in the market's view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the LASERS.

Your appreciation potential may be limited

The appreciation potential of the LASERS will be limited by the maximum payment at maturity, if specified in the applicable pricing supplement, and the payment at maturity will never exceed the maximum payment at maturity.

The LASERS will not be listed on any securities exchange and secondary trading may be limited

The LASERS will not be listed on any securities exchange and there may be little or no secondary market for the LASERS.  Our affiliate, MS & Co., may, but is not obligated to, make a market in the LASERS.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the LASERS easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the LASERS, the price at which you may be able to trade your LASERS is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If MS & Co. were not to make a market in the LASERS, it is likely that there would be no secondary market for the LASERS.  Accordingly, you should be willing to hold your LASERS to maturity.

Market price of the LASERS may be influenced by many unpredictable factors

Several factors, many of which are beyond our control, will influence the value of the LASERS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the LASERS in the secondary market, including:

•	the value of any underlying index, underlying shares, basket component or basket as a whole at any time, including in relation to the specified downside threshold value,

•	whether or not the downside threshold value has been reached,

•	the volatility (frequency and magnitude of changes in value) of any underlying index, underlying shares, basket or basket component,

•	interest and yield rates in the market,

•	the dividend rate on the securities constituting the underlying index, basket index or any index underlying the underlying shares or basket ETF (a “share underlying index”),

•
geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the securities constituting any underlying index, basket index or share underlying index or stock markets generally and which may affect the values of the relevant underlying index, underlying shares or basket components,

•	the time remaining to the maturity of the LASERS, and

•	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your LASERS prior to maturity.  For example, you may have to sell your LASERS at a substantial discount from the stated principal amount if the downside threshold value has been reached or is likely to be reached imminently in light of the then current levels of the underlying asset.

You cannot predict the future performance of the underlying asset based on its historical performance.  We cannot guarantee that the performance will be positive, so that you will receive at maturity an amount in excess of the stated principal amount of the LASERS.

Changes in the value of one or more of the basket components may offset each other

For LASERS linked to a basket, price movements in the basket components may not correlate with each other.  At a time when the value of one or more of the basket components increases, the value of one or more of the other basket components may not increase as much or may decline in value.  Therefore, in calculating either the closing value or intraday value of the basket, increases in the value of one or more of the basket components may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket components.

You cannot predict the future performance of any of the basket components or of the basket as a whole, or whether increases in the values of any of the basket components will be offset by decreases in the values of other basket components, based on their historical performance.

The basket components may not be equally weighted

The basket components may have different weightings in the underlying basket.  In such case, the same percentage change in two of the basket components could have different effects on the basket closing value because of the unequal weightings.  For example, if the weighting of one basket component is greater than the weighting of another basket component, a 5% decrease in the value of the basket component with the greater weighting will have a greater impact on the basket closing value than a 5% increase in the value of the basket component with the lesser weighting.

In the case of LASERS with multiple valuation dates, the LASERS may pay less than the stated principal amount at maturity even where the value of the underlying asset on the final valuation date is higher than its value on the pricing date or basket setting date

For LASERS with multiple valuation dates, you will receive a payment at maturity that is greater than the stated principal amount of the LASERS only if the arithmetic average of the values of the underlying asset on each of the valuation dates is greater than its value on the pricing date or basket setting date.  A value of the underlying asset which is higher than its value on the pricing date or basket setting date on any one valuation date may be partially or wholly offset by a value of the underlying asset which is lower than its value on the pricing date or basket setting date on any other valuation date.  Consequently, it is possible that you will receive at maturity an amount less than the stated principal amount for each LASERS you hold, even if the underlying asset has increased substantially as of the final valuation date.

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices

Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the LASERS at any time in secondary market transactions will likely be significantly lower than the original issue price, since secondary market prices are likely to exclude commissions paid with respect to the LASERS and the cost of hedging our obligations under the LASERS that are included in the original issue price.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions.  Our subsidiaries may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the LASERS or in any secondary market transaction.  In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Adjustments to the underlying index or basket index could adversely affect the value of the LASERS

The underlying index publishers are responsible for calculating and maintaining any underlying index or basket index.  Underlying index publishers can add, delete or substitute the stocks constituting any underlying index or basket index or make other methodological changes that could change the value of any underlying index or basket index.  Any of these actions could adversely affect the value of the LASERS.  The underlying index publishers have no obligation to consider your interests in calculating or revising the underlying index or any basket index.

The underlying index publishers may discontinue or suspend calculation or publication of the underlying index or basket index at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index.  MS & Co. could have an economic interest that is different than that of investors in the LASERS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index, at maturity the payout on the LASERS will be an amount based on the closing prices at maturity of the stocks underlying the discontinued index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the index last in effect prior to discontinuance of the underlying index or any basket index.

The ETF shares are different from the share underlying index

The performance of any ETF shares may not exactly replicate the performance of the relevant share underlying index because the exchange-traded fund relating to the ETF shares will reflect transaction costs and fees that are not included in the calculation of the share underlying index.  It is also possible that such exchange-traded fund may not fully replicate or may in certain circumstances diverge significantly from the performance of the share underlying index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in such exchange-traded fund, differences in trading hours between such exchange-traded fund and the share underlying index or due to other circumstances.  Additionally, the investment adviser of such exchange-traded fund may have authorization to invest up to a certain percentage of such exchange-traded fund’s assets in shares of other exchange-traded funds that seek to track the performance of equity securities of similar constituent countries or industries of the share underlying index.

The antidilution adjustments the calculation agent is required to make do not cover every event that could affect any underlying shares or basket ETF

MS & Co., as calculation agent, will adjust the amount payable at maturity for certain events affecting any underlying shares or basket ETF.  However, the calculation agent will not make an adjustment for every event that could affect the underlying shares or basket ETF.  If an event occurs that does not require the calculation agent to adjust the amount payable at maturity, the market price of the LASERS may be materially and adversely affected.

There are risks associated with investments in LASERS linked to the value of indices of foreign equity securities

Investments in LASERS linked to the value of indices of foreign equity securities involve risks associated with the foreign securities market, including volatility, governmental intervention and cross-shareholdings among companies in the foreign index.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The LASERS linked to certain indices are subject to currency exchange risk

If the prices of the component securities are converted into U.S. dollars for purposes of calculating the value of certain indices, holders of LASERS will be exposed to currency exchange rate risk with respect to each of the currencies represented in indices calculated in that manner.  An investor’s net exposure will depend on the extent to which the currencies of the securities included in such an index strengthen or weaken against the U.S. dollar and the relative weight of each of those securities within the overall index.  If, taking into account such weighting, the dollar strengthens against the component currencies, the value of the relevant index will be adversely affected and the payment at maturity of the LASERS may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the underlying countries and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the LASERS

As calculation agent, MS & Co. will determine the initial value, final value (final average value), daily closing values and intraday values, if applicable, of the underlying asset, whether the downside threshold value has been reached, the multipliers, if applicable, and the payment at maturity.  Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of the underlying index, may adversely affect the payout to you at maturity.  See the definition of market disruption event under “Description of LASERS—General Terms of LASERS—Some Definitions” and the discussion under “Description of LASERS —Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation.”

Investing in the LASERS is not equivalent to investing in the underlying asset

Investing in the LASERS is not equivalent to investing in the underlying index, underlying shares, share underlying index or individual basket components, or their component stocks.  As an investor in the LASERS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to any underlying shares or to the stocks that constitute the underlying index, any basket index or any share underlying index.

Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the LASERS

One or more of our subsidiaries will carry out hedging activities related to the LASERS (and possibly to other instruments linked to the underlying asset, or to any of the component stocks of the underlying index, any share underlying index or any basket component, as applicable), including trading in the stocks that constitute the underlying index, any share underlying index or any basket component as well as in other instruments related to the underlying asset.  Some of our subsidiaries also trade the stocks that constitute the underlying index, any share underlying index or any basket component and other financial instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date or any basket component setting date could potentially increase the value of the underlying asset on the pricing date or any basket component value on a basket component setting date and, therefore, could increase the level above which the underlying asset must remain so that the downside threshold value is not reached and, if the downside threshold value is reached, could increase the level at which the underlying asset must be on the valuation date before you would receive a payment at maturity that exceeds the stated principal amount of the LASERS.  Additionally, such hedging or trading activities during the term of the LASERS could potentially affect the value of the underlying asset and the likelihood of the downside threshold value being reached and, accordingly, the amount of cash you will receive upon a sale of the LASERS or at maturity.

Except as otherwise provided in the applicable pricing supplement, although the U.S. federal income tax consequences of an investment in the LASERS are uncertain, under current law, the LASERS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes

Except as otherwise provided in the applicable pricing supplement, although the U.S. federal income tax consequences of an investment in the LASERS are uncertain, we believe that, under current law, the LASERS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.  If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the LASERS, the timing and character of income on the LASERS might differ significantly from the tax treatment described in this prospectus supplement.  We do not plan to request a ruling from the IRS regarding the tax treatment of the LASERS, and the IRS or a court may not agree with the tax treatment described in the section entitled “United States Federal Taxation” in this prospectus supplement.  On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the LASERS.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the LASERS, possibly with retroactive effect.

Please read carefully the section of this prospectus supplement called “United States Federal Taxation” concerning the U.S. federal income tax consequences of an investment in the LASERS.  Both U.S. and non-U.S. investors should consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the LASERS, including possible alternative treatments, the issues presented by the notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

DESCRIPTION OF LASERS

Investors should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the prospectus.  This section supplements that description.  The applicable pricing supplement will specify the particular terms for each issuance of LASERS, and may supplement, modify or replace any of the information in this section and in “Description of Debt Securities” in the prospectus.  References in this prospectus supplement to a LASERS shall refer to the stated principal amount specified as the denomination for that issuance of LASERS in the applicable pricing supplement.

The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

•	Senior Debt Indenture (“Description of Debt Securities—Indentures”)
•	senior indebtedness (“Description of Debt Securities—Subordination Provisions”)

General Terms of LASERS

We will issue the LASERS as part of our Series F medium-term notes under the Senior Debt Indenture.  The Series F medium-term notes issued under the Senior Debt Indenture, together with our senior Series G and Series H global medium-term notes, referred to below under “Plan of Distribution (Conflicts of Interest),” will constitute a single series under that indenture, together with any other obligations we issue in the future under the Senior Debt Indenture that we designate as being part of that series.  The Senior Debt Indenture does not limit the amount of additional indebtedness that we may incur.  We may, without your consent, create and issue additional LASERS with the same terms as previous issuances of LASERS, so that the additional LASERS will be considered as part of the same issuance as the earlier LASERS.

Ranking. LASERS issued under the Senior Debt Indenture will rank on a parity with all of our other senior indebtedness and with all of our other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency.

Terms Specified in Pricing Supplements.  A pricing supplement will specify the following terms of any issuance of LASERS to the extent applicable:

•	the issue price (price to public);

•	the stated principal amount per LASERS;

•	the aggregate principal amount;

•	the denominations or minimum denominations;

•	the original issue date;

•	the stated maturity date and any terms related to any extension of the maturity date not otherwise set forth in this prospectus supplement;

•	the underlying index or underlying shares or if the LASERS are linked to a basket, the basket components and the weightings and the multipliers for each of the basket components;

•	the value of the underlying index, underlying shares or basket components, as applicable, on the pricing date or basket component setting date, as applicable;

•	the valuation date(s);

•	the downside threshold value;

•	the fixed percentage;

•
the duration of the period during which the value of the underlying asset is observed for the purpose of determining whether the downside threshold value has been reached, if other than from but excluding the pricing date to and including the valuation date (or final valuation date, for LASERS with multiple valuation dates);

•	the maximum payment at maturity, if applicable;

•
whether closing level monitoring or intraday monitoring will apply and, in addition, for LASERS linked to a basket, whether the downside threshold value may be reached by the intraday value or the closing value of any basket component as opposed to the intraday value or the closing value of the basket as a whole;

•	any upside participation rate by which any positive index return amount, share return amount or basket return amount, as applicable, is to be multiplied;

•	whether the LASERS may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated maturity date, and the terms of any redemption or repayment;

•
if any LASERS are not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination;

•	whether the LASERS will be listed on any stock exchange;

•	whether the LASERS will be issued in book-entry or certificated form;

•
if the LASERS are in book-entry form, whether the LASERS will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

•	any other terms on which we will issue the LASERS.

Some Definitions.  We have defined some of the terms that we use frequently in this prospectus supplement below:

“adjustment factor” means, for any LASERS linked to ETF shares, a number which is initially 1.0 and will be subject to adjustment for certain events affecting the ETF shares.  See “––Antidilution Adjustments for LASERS linked to Exchange-Traded Funds” below.

“basket” means any basket of indices and/or exchange-traded funds that the LASERS may be linked to.

“basket closing value” on any day is the sum of the products of the basket component closing values of each of the basket components and the applicable multiplier for each of the basket components.  In certain circumstances, the basket closing value will be based on the alternate calculation of any basket indices described under “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” and/or of any basket ETFs described under “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation.”

“basket component” means, for any LASERS linked to a basket, each basket index or basket ETF that is included in the basket.

“basket component intraday value” means, at any time on any day, (i) the index value for any basket index or (ii) the share price times the adjustment factor at such time for the shares of any basket ETF, as applicable.

“basket component closing value” means, on any day, (i) the index closing value on such day for any basket index or (ii) the share closing price times the adjustment factor on such day for the shares of any basket ETF, as applicable.

“basket component setting date” means the pricing date, unless otherwise specified in the applicable pricing supplement.  If the scheduled basket component setting date is not an index business day with respect to any basket index or is not a trading day with respect to any basket ETF and/or there is a market disruption event on such day with respect to any basket component, then the basket component setting date solely with respect to such basket component will be the next succeeding index business day or trading day, as applicable, on which there is no market disruption event with respect to such basket component.

“basket ETF” means, for any LASERS linked to a basket, any component exchange-traded fund of the underlying basket specified in the applicable pricing supplement.

“basket index” means, for any LASERS linked to a basket, any component index of the underlying basket specified in the applicable pricing supplement.

“basket setting date” means the date that is the last basket component setting date.

“basket value” at any time on any day is the sum of the products of the basket component intraday values of each of the basket components and the applicable multiplier for each of the basket components.  In certain circumstances, the basket value will be based on the alternate calculation of any basket indices described under “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” and/or of any basket ETFs described under “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation.”

“business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme.

“closing level monitoring” has the meaning specified under “—Payment at Maturity” below.

“Depositary” means The Depository Trust Company, New York, New York.

“downside threshold value” means a predetermined percentage of the closing value of the relevant underlying index, underlying shares, basket or basket components on the pricing date or the basket component setting date, as applicable.  All calculations with respect to the determination of whether the downside threshold value is reached will be made in accordance with the rounding convention set forth under “––Calculation Agent and Calculations” below.

“ETF shares” means the underlying shares or shares of any basket ETF, as applicable.

“Euroclear operator” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“final average basket value” means, if the applicable pricing supplement specifies multiple valuation dates, the arithmetic average of the basket closing values on each of the valuation dates, as calculated by the Calculation Agent on the final valuation date.

“final average index value” means, if the applicable pricing supplement specifies multiple valuation dates, the arithmetic average of the index closing values of the underlying index on each of the valuation dates, as calculated by the Calculation Agent on the final valuation date.

“final average share price” means, if the applicable pricing supplement specifies multiple valuation dates, the arithmetic average of the products of the share closing prices of one ETF share and the adjustment factor for such ETF share on each of the valuation dates, as calculated by the Calculation Agent on the final valuation date.

“final basket component value” means (i) the index closing value for any basket index on the valuation date or (ii) the share closing price on the valuation date times the adjustment factor on such date for the shares of any basket ETF, as applicable.

“final basket value” means the basket closing value on the valuation date.

“final index value” means the index closing value of the underlying index on the valuation date.

“final share price” means the share closing price of one underlying share times the adjustment factor, each as determined by the Calculation Agent on the valuation date.

“fixed percentage” means the percentage specified as such in the applicable pricing supplement, which may be zero but will not be less than zero.

“index business day” means a day, for an underlying index or each basket index separately, as determined by the Calculation Agent, on which trading is generally conducted on each of the relevant exchange(s) for such underlying index or basket index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

“index closing value” means, on any index business day for the underlying index or a basket index, as applicable, the closing value of the underlying index or a basket index, as applicable, or any successor index (as defined under “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” below) published at the regular weekday close of trading on that index business day by the underlying index publisher.  In certain circumstances, the index closing value will be based on the alternate calculation of the underlying index or basket index as described under “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation or Basket Index.”

“index value” means, at any time on any day, the value of the underlying index or a basket index, as applicable, published at such time on such day on the applicable Bloomberg page or any successor page, or in the case of any successor index, the Bloomberg page or successor page for any such successor index.  If such service or any successor service no longer displays the value of such index, then the Calculation Agent shall designate an alternate source for the determination of the value of such index, which shall be the publisher of the relevant underlying index or basket index, unless the Calculation Agent, in its sole discretion, determines that an alternate service has become the market standard for transactions related to such index.

“initial basket value” means a value set at 100 on the basket setting date, unless otherwise specified in the applicable pricing supplement.

“initial index value” means the index closing value of the underlying index on the pricing date or such other date as may be specified in the applicable pricing supplement.

“initial share price” means the share closing price of one underlying share times the adjustment factor, as determined by the Calculation Agent on the pricing date or such other date as may be specified in the applicable pricing supplement.

“intraday monitoring” has the meaning specified under “—Payment at Maturity” below.

“issue price” means the amount per LASERS specified in the applicable pricing supplement and will equal the stated principal amount of each LASERS, unless otherwise specified.

“market disruption event” means,

(A)  with respect to the underlying index or any basket index, the occurrence or existence of any of the following events, as determined by the Calculation Agent in its sole discretion:

(i)	(a)
a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the underlying index or basket index (or the successor index) on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange; or

(b)
a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20 percent or more of the value of the underlying index or basket index or (or the successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

(c)
the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to the underlying index or basket index (or the successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market; and

(ii)
a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the LASERS.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the underlying index or any basket index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the underlying index or basket index shall be based on a comparison of (x) the portion of the value of the underlying index or basket index attributable to that security relative to (y) the overall value of the underlying index or basket index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred:  (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on an underlying index or any basket index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds, or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to the underlying index or basket index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to the underlying index or any basket index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

(B) with respect to any ETF shares, the occurrence or existence of any of the following events, as determined by the Calculation Agent in its sole discretion:

(i)
the occurrence or existence of a suspension, absence or material limitation of trading of the ETF shares on the primary market for the ETF shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the ETF shares as a result of which the reported trading prices for the ETF shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the ETF shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market;

(ii)
the occurrence or existence of a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the share underlying index on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchanges; or

(iii)
the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the share underlying index or the ETF shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market; and

(iv)
a determination by the Calculation Agent in its sole discretion that any event described in clause (i), (ii) or (iii) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the LASERS linked to ETF shares.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the share underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index shall be based on a comparison of (x) the portion of the level of the share underlying index attributable to that security relative to (y) the overall level of the share underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the ETF shares or in the futures or options contract related to the share underlying index or the ETF shares will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the share underlying index or the ETF shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share underlying index or the ETF shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the share underlying index or the ETF shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.  Upon any permanent discontinuance of trading in the ETF shares, see “––Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation” below.

“maturity date” means the date specified in the applicable pricing supplement, subject to extension if the scheduled valuation date or final valuation date, as applicable, is postponed.  If the valuation date or final valuation date, as applicable, is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be the second business day following the valuation date or final valuation date, as applicable, as postponed.  See “—Postponement of Valuation Date(s)” below.

“maximum payment at maturity” means the amount specified as such in the applicable pricing supplement, if any.

“multiplier” means, for LASERS linked to a basket, the fractional value assigned to each basket component so that each basket component will represent its applicable weighting in the predetermined initial basket value.  The multipliers for each of the basket components, which will be specified in the applicable pricing supplement, will be calculated by the Calculation Agent on the relevant basket component setting date and will remain constant for the term of the LASERS.

For example, assuming an initial basket value of 100, the multiplier for a hypothetical basket index with a 40% weighting, whose index closing value on the basket setting date was 2,000, would be calculated as follows:

2,000 x multiplier = 100 x 40% = 40

Therefore,

multiplier = 40 / 2,000 = 0.02

“original issue date” means the date specified in the applicable pricing supplement on which a particular issuance of LASERS will be issued.

“payment at maturity” means the payment due at maturity with respect to each LASERS, as described under “—Payment at Maturity” below.

“pricing date” means the day when we price the LASERS for initial sale to the public.

“relevant exchange” means, (a) with respect to the underlying index or any basket index, the primary exchange(s) or market(s) of trading for (i) any security then included in such underlying index or basket index, or any successor index, and (ii) any futures or options contracts related to such underlying index or basket index or to any security then included in such underlying index or basket index, and (b) with respect to any ETF shares, the primary exchange(s) or market(s) of trading for any security (or any combination thereof) then included in the share underlying index or any successor index.

“share closing price” for any ETF shares (or one unit of any other security for which a share closing price must be determined) on any trading day means:

(i)
if the relevant ETF shares (or any such other security) are listed on a national securities exchange (other than The NASDAQ Stock Market LLC (“NASDAQ”)), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the ETF shares (or any such other security) are listed,

(ii)	if the ETF shares (or any such other security) are securities of NASDAQ, the official closing price published by NASDAQ on such day, or

(iii)
if the ETF shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the ETF shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the share closing price for one ETF share (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on NASDAQ or the OTC Bulletin Board on such day.  If a market disruption event (as defined above) occurs with respect to the ETF shares (or any such other security) or the last reported sale price or the official closing price published by NASDAQ, as applicable, for the ETF shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the share closing price for any trading day will be the mean, as determined by the Calculation Agent, of the bid prices for the ETF shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of Morgan Stanley & Co. Incorporated (“MS & Co.”) and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  If no bid prices are provided from any third party dealers, the share closing price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.  The term “OTC Bulletin Board Service” will include any successor service thereto.  This definition of “share closing price” is subject to the provisions under “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation” below.

“share price” means for any ETF shares (or one unit of any other security for which a share price must be determined) at any time on any trading day means:

(i) if the relevant ETF shares (or any such other security) are listed on a national securities exchange (other than NASDAQ), the most recently reported sale price, regular way, at such time during the principal trading session on such day on the principal national securities exchange registered under the Exchange Act, on which the ETF shares (or any such other security) are listed,

(ii) if the ETF shares (or any such other security) are securities of NASDAQ, the most recently reported sale price, regular way, at such time during the principal trading session on such day quoted by NASDAQ, or

(iii) if the ETF shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board operated by FINRA, the most recently reported sale price at such time during the principal trading session on the OTC Bulletin Board on such day.  This definition of “share price” is subject to the provisions under “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation” below.

“share underlying index” means the index which the relevant ETF shares generally seek to track.

“stated principal amount” for an issuance of LASERS shall be the principal amount per LASERS, as specified in the applicable pricing supplement.

“trading day” means a day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, NASDAQ, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

“underlying index” means the index specified in the applicable pricing supplement, the performance of which underlies the LASERS.

“underlying index publisher” means the publisher of the applicable underlying index or basket index.

“underlying shares” means the shares of the exchange-traded fund specified in the applicable pricing supplement, the performance of which underlies the LASERS.

“upside participation rate” means, with respect to any LASERS that provide for the possibility of a leveraged upside payment, the factor specified in the applicable pricing supplement by which any positive index return amount, share return amount or basket return amount, as applicable, is to be multiplied.

“valuation date” or “valuation dates” with respect to an issuance of LASERS will be specified in the applicable pricing supplement.  If there is only one valuation date, the final index value, final share price or final basket value, as applicable, will be determined on that valuation date.  If there are multiple valuation dates, then the final average index value, final average share price or final average basket value, as applicable, will be determined on the last valuation date, which we refer to as the “final valuation date.”

“weighting” of a basket component in a basket means the percentage of the whole basket initially assigned to such basket component.  The weightings will be specified in the applicable pricing supplement.

References in this prospectus supplement to “U.S. dollar,” or “U.S.$” or “$” are to the currency of the United States of America.

In this “Description of LASERS,” references to the underlying index, basket index or share underlying index will include the index or indices specified in the applicable pricing supplement and any successor index or indices, unless the context requires otherwise.

Other terms of the LASERS are described in the following paragraphs.

Payment at Maturity

The payment at maturity for each LASERS will equal:

If the LASERS are linked to an underlying index,

stated principal amount  +  index return amount,

If the LASERS are linked to underlying shares,

stated principal amount  +  share return amount,

If the LASERS are linked to a basket,

stated principal amount  +  basket return amount;

in each case, subject to the maximum payment at maturity, if any, specified in the applicable pricing supplement.

The applicable pricing supplement will specify whether intraday monitoring or closing level monitoring will apply.  The calculation of the index return amount, share return amount or basket return amount, as applicable, will depend on:

If intraday monitoring is specified in the applicable pricing supplement,

•
If the index value, the product of the share price and the then current adjustment factor, the basket value or any basket component intraday value, as applicable, is greater than the downside threshold value at all times during the period from but excluding the pricing date to and including the valuation date (or final valuation date, for LASERS with multiple valuation dates),

index return amount = stated principal amount  x     [ the greater of (i) index percent change and (ii) fixed percentage ]

share return amount = stated principal amount  x     [ the greater of (i) share percent change and (ii) fixed percentage ]

basket return amount = stated principal amount  x    [ the greater of (i) basket percent change and (ii) fixed percentage ]

where,

index percent change	=	final index value − initial index value
initial index value

share percent change	=	final share price − initial share price
initial share price

basket percent change	=	final basket value − initial basket value
initial basket value

In determining the index percent change, share percent change or basket percent change for LASERS with multiple valuation dates, “final average index value,” “final average share price” and “final average basket value” will be used in place of “final index value,” “final share price” and “final basket value,” respectively.

and where,

fixed percentage =	the percentage specified as such in the applicable pricing supplement, which may be zero but not less than zero.

•
If the index value, the product of the share price and the then current adjustment factor, the basket value or any basket component intraday value, as applicable, is less than or equal to the downside threshold value at any time on any day during the period from but excluding the pricing date to and including the valuation date (or final valuation date, for LASERS with multiple valuation dates), index return amount = stated principal amount x index percent change share return amount = stated principal amount x share percent change basket return amount = stated principal amount  x  basket percent change

If closing level monitoring is specified in the applicable pricing supplement,

•
If the index closing value, the product of the share closing price and the then current adjustment factor, the basket closing value or any basket component closing value, as applicable, is greater than the downside threshold value on each day during the period from but excluding the pricing date to and including the valuation date (or final valuation date, for LASERS with multiple valuation dates),

index return amount = stated principal amount  x     [ the greater of (i) index percent change and (ii) fixed percentage ]

share return amount = stated principal amount  x     [ the greater of (i) share percent change and (ii) fixed percentage ]

basket return amount = stated principal amount  x    [ the greater of (i) basket percent change and (ii) fixed percentage ]

where,

index percent change	=	final index value − initial index value
initial index value

share percent change	=	final share price − initial share price
initial share price

basket percent change	=	final basket value − initial basket value
initial basket value

In determining the index percent change, share percent change or basket percent change for LASERS with multiple valuation dates, “final average index value,” “final average share price” and “final average basket value” will be used in place of “final index value,” “final share price” and “final basket value,” respectively.

and where,

fixed percentage =	the percentage specified as such in the applicable pricing supplement, which may be zero but not less than zero.

•
If the index closing value, the product of the share closing price and the then current adjustment factor, the basket closing value or any basket component closing value, as applicable, is less than or equal to the downside threshold value on any day during the period from but excluding the pricing date to and including the valuation date (or final valuation date, for LASERS with multiple valuation dates), index return amount = stated principal amount x index percent change share return amount = stated principal amount x share percent change basket return amount = stated principal amount  x  basket percent change

For the purpose of determining whether the downside threshold value has been reached, intraday monitoring or closing level monitoring, as applicable, will continue to and including the valuation date (or final valuation date, for LASERS with multiple valuation dates) as may be postponed in accordance with “––Postponement of Valuation Date(s)” below.  For LASERS where the downside threshold value may be reached by the value of any single basket component, monitoring of the intraday value or the closing value, as applicable, of such basket component will continue to and including the date on which the relevant final basket component value is determined.

If the downside threshold value has been reached and the index percent change, share percent change or basket percent change, as applicable, is negative, the index return amount, share return amount or basket return amount, as applicable, will be negative and you will receive less, and possibly significantly less, than the stated principal amount of your LASERS at maturity.  Under these circumstances, the entire principal amount of your investment is at risk.

The payment at maturity will be subject to a maximum payment at maturity if so specified in the applicable pricing supplement and the relevant maximum payment at maturity would apply regardless of whether the downside threshold value has been reached.

In addition, the pricing supplement may specify that the LASERS have a leveraged return, which would mean that the index percent change, share percent change or basket percent change, as applicable, if positive, will be multiplied by an upside participation rate.

Postponement of Valuation Date(s)

In determining the value of the underlying asset on the valuation date(s) in connection with the calculation of the payment at maturity, the Calculation Agent will take into account market disruption events, non-index business days and/or non-trading days as follows:

For issuances of LASERS linked to a single index:  If any scheduled valuation date is not an index business day or if a market disruption event with respect to the underlying index occurs on any such date, the index closing value for such date will be determined on the immediately succeeding index business day on which no market disruption event shall have occurred; provided that the index closing value with respect to the final valuation date will not be determined on a date later than the fifth scheduled index business day after the scheduled final valuation date, and if such date is not an index business day or if there is a market disruption event on such date, the Calculation Agent will determine the index closing value of the underlying index on such date in accordance with the formula for calculating such index last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-index business day) on such date of each security most recently constituting the underlying index.

For issuances of LASERS linked to a single exchange-traded fund:  If any scheduled valuation date is not a trading day or if a market disruption event with respect to the underlying shares occurs on any such date, the share closing price of an underlying share for such date will be determined on the immediately succeeding trading day on which no market disruption event shall have occurred; provided that the share closing price with respect to the final valuation date will not be determined on a date later than the fifth scheduled trading day after the scheduled final valuation date, and if such date is not a trading day or if there is a market disruption event on such date, the Calculation Agent will determine the share closing price of an underlying share on such date as the mean of the bid prices for the underlying shares for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  If no bid prices are provided from any third party dealers, the share closing price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

For issuances of LASERS linked to a basket:  If any scheduled valuation date is not an index business day or a trading day, as applicable, with respect to any basket component or if a market disruption event occurs on any such date with respect to any basket component, the index closing value or share closing price, as applicable, with respect to each such affected basket component will be determined on the immediately succeeding index business day or trading day, as applicable, on which no market disruption event occurs with respect to such affected basket component.  The basket closing value for any scheduled valuation date will be determined on the date on which the index closing value or share closing price, as applicable, for each of the basket components for such valuation date has been determined; provided that the index closing value or share closing price, as applicable, for any affected basket component will not be determined on a date later than the fifth scheduled index business day or trading day after the scheduled final valuation date, and if such date is not an index business day or trading day, as applicable, or if there is a market disruption event with respect to the affected basket component on such date, the index closing value or share closing price for such basket component will be determined by the Calculation Agent in accordance with the procedures described in the applicable paragraph of the prior two paragraphs.

For issuances of LASERS that have multiple consecutive valuation dates:  If any scheduled valuation date is not an index business day or trading day, as applicable, or if a market disruption event occurs on any such date, such valuation date shall be postponed to the immediately succeeding index business day or trading day, as applicable, on which no market disruption event shall have occurred.  Each succeeding valuation date shall then be the next index business day or trading day, as applicable, following the preceding valuation date as postponed.  The final average index value, final average share price or final average basket value, as applicable, shall be determined on the date on which the index closing values, share closing prices or basket closing values, as applicable, for all scheduled valuation dates have been determined; provided that (i) an index closing value, share closing price or basket closing value, as applicable, for any valuation date will not be determined on a date later than the tenth business day after the last scheduled valuation date, (ii) the index closing value, share closing price or basket closing value, as applicable, for any remaining valuation dates that would otherwise fall after such tenth business day shall be the index closing value, share closing price or basket closing value, as applicable, on such tenth business day and (iii) if such tenth business day is not an index business day or trading day, as applicable, or if there is a market disruption event on such date, the Calculation Agent will determine the index closing value, share closing price or basket closing value, as applicable, for any such remaining valuation dates in accordance with the procedures described in the applicable paragraph of the prior three paragraphs.

Antidilution Adjustments for LASERS linked to Exchange-Traded Funds

If the ETF shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one ETF share.  No such adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect.  Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

Alternate Exchange Calculation in case of an Event of Default

In case an event of default with respect to the LASERS shall have occurred and be continuing, the amount declared due and payable per LASERS upon any acceleration of the LASERS (an “Event of Default Acceleration”) shall be determined by the Calculation Agent and shall be an amount in cash equal to the payment at maturity calculated as if (i) the index closing value, share closing price or basket component closing value, as applicable, and any relevant adjustment factor on any valuation date scheduled to occur on or after the date of such acceleration were the relevant value on the date of acceleration and (ii) the period during which the value of the underlying asset is observed for the purpose of determining whether the downside threshold value has been reached ended at 4:00 p.m. on the date of acceleration (unless such period had already terminated prior to such date), plus, if applicable, any accrued but unpaid interest as of the date of such acceleration.

If the maturity of the LASERS is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to the Depositary of the cash amount due with respect to the LASERS as promptly as possible and in no event later than two business days after the date of acceleration.

Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation

If the underlying index publisher discontinues publication of the underlying index or a basket index and such underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued underlying index or basket index (such index being referred to herein as a “successor index”), then any subsequent index value of the underlying index or basket index will be determined by reference to the published value of such successor index at any time, and any subsequent index closing value of the underlying index or basket index will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business day that the index closing value is to be determined.

For the purpose of determining whether any subsequent index value of the underlying index or a basket index, as applicable, has resulted in the occurrence of a knock-out event, the deemed initial index value of the applicable successor index will be determined so that the difference between the index value of the applicable successor index at the time of discontinuance of the discontinued index and the deemed initial index value of such successor index represents the percentage difference between the initial index value of the discontinued index and the index value of such discontinued index at the time of its discontinuance.  For example, if a hypothetical index, whose initial index value is 1,000, is discontinued with 1,100 as the last published index value prior to its discontinuance, and the index value of the successor index is 2,200 at the time of such discontinuance, the initial index value of such successor index will be deemed to be 2,000.  The downside threshold value for such successor index will be computed based on such deemed initial index value.  In the case of LASERS linked to a basket of indices, upon discontinuance of a basket index and substitution of such discontinued basket index with a successor index, the Calculation Agent will set the multiplier for the successor index so that such multiplier is equal to (i) the value of the discontinued basket index represented in the basket closing value on the last day on which the index closing value of the discontinued basket index was published prior to its discontinuance divided by (ii) the index closing value of the successor index on such day.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of such LASERS, within three business days of such selection.  We expect that such notice will be made available to you, as a beneficial owner of the relevant LASERS, in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

If the underlying index publisher discontinues publication of the underlying index or a basket index prior to, and such discontinuance is continuing on, any valuation date, the date of acceleration or any day on which the index value or the index closing value is to be determined and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the index closing value of the affected index for each such date.  Following any determination that no successor index is available, the Calculation Agent will not compute the index value of the underlying index or any basket index on any index business day where intraday monitoring would otherwise have applied, and will instead rely on the index closing value of such underlying index or basket index as computed by the Calculation Agent for the purpose of determining whether the downside threshold value is reached.  The index closing value of the affected index will be computed by the Calculation Agent in accordance with the formula for and method of calculating such affected index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on any valuation date, the date of acceleration or any day on which the index value or the index closing value is to be determined of each security most recently constituting the affected index without any rebalancing or substitution of such securities following such discontinuance.  Notwithstanding these alternative arrangements, discontinuance of the publication of the underlying index or any basket index may adversely affect the value of the LASERS.

If at any time the method of calculating the underlying index or basket index or successor index, or the value thereof, is changed in a material respect, or if the underlying index or basket index or successor index is in any other way modified so that such index does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at any time at which the index value (and, if applicable, the basket value) is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the underlying index or basket index or successor index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the index value or the index closing value, as applicable, with reference to the underlying index or basket index or successor index, as adjusted.  Accordingly, if the method of calculating the underlying index or basket index or successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the underlying index or basket index or successor index as if it had not been modified (e.g., as if such split had not occurred).

Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation

If trading in the ETF shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the exchange-traded fund relating to the ETF shares is liquidated or otherwise terminated (a “discontinuance or liquidation event”), the share price of the ETF shares at any time on any trading day, as well as the share closing price of the ETF shares on any trading day, following the discontinuance or liquidation event will be determined by the Calculation Agent and will be deemed to equal the product of (i) (a) the value of the share underlying index (or any successor index, as described below) at such time on such trading day, in the case of the share price, or (b) the closing value of the share underlying index (or any successor index, as described below) on such trading day in the case of the share closing price (in each case, taking into account any material changes in the method of calculating the share underlying index following such discontinuance or liquidation event) times (ii) a fraction, the numerator of which is the share closing price of the ETF shares and the denominator of which is the closing value of the share underlying index (or any successor index, as described below), each determined as of the last day prior to the occurrence of the discontinuance or liquidation event on which a share closing price of the ETF shares was available.

If, subsequent to a discontinuance or liquidation event, the index publisher of the share underlying index discontinues publication of the share underlying index and the index publisher of the share underlying index or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued share underlying index (such index being referred to herein as a “successor index”), then any subsequent share price at any time on any trading day, or share closing price on any trading day, following a discontinuance or liquidation event will be determined by reference to (a) the published value of such successor index at such time on such trading day, in the case of the share price, or (b) the published value of such successor index at the regular weekday close of trading on such trading day, in the case of the share closing price.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of the LASERS linked to ETF shares, within three business days of such selection.  We expect that such notice will be made available to you, as a beneficial owner of such LASERS, in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

If, subsequent to a discontinuance or liquidation event, the index publisher of the share underlying index discontinues publication of the share underlying index prior to, and such discontinuance is continuing on, any valuation date, the date of acceleration or any day on which the share price or the share closing price is to be determined and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the share closing price for such date.  The share closing price will be computed by the Calculation Agent in accordance with the formula for calculating the share underlying index last in effect prior to such discontinuance, using the share closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the share closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index without any rebalancing or substitution of such securities following such discontinuance.  Following any such determination that no successor index is available, the Calculation Agent will not compute the share price on any trading day where intraday monitoring would otherwise have applied, and will instead rely on the share closing price as computed by the Calculation Agent for the purpose of determining whether the downside threshold value is reached.  Notwithstanding these alternative arrangements, discontinuance of the publication of the share underlying index may adversely affect the value of the LASERS linked to ETF shares.

Trustee

The “Trustee” for each offering of LASERS issued under our Senior Debt Indenture will be The Bank of New York Mellon, a New York banking corporation (as successor Trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)).

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to the Depositary of the amount of cash to be delivered with respect to the stated principal amount of each LASERS, on or prior to 10:30 a.m. on the business day preceding the maturity date and (ii) deliver the aggregate cash amount due with respect to the LASERS to the Trustee for delivery to the Depositary, as holder of the LASERS, on the maturity date.  We expect such amount of cash will be distributed to investors on the maturity date in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.  See “—Forms of Securities—Book-Entry Securities” or “—Certificated Securities” below, and see “Forms of Securities—The Depositary” in the accompanying prospectus.

Agent

Unless otherwise specified in the applicable pricing supplement, the “agent” for each underwritten offering of LASERS will be MS & Co.

Calculation Agent and Calculations

The “Calculation Agent” for the LASERS will be MS & Co.  As Calculation Agent, MS & Co. will determine the initial index value, final index value (or final average index value), index value, index closing value, initial share price, final share price (or final average share price), share price, share closing price, adjustment factor, initial basket value, final basket value (or final average basket value), basket value, basket closing value, basket component intraday value and/or basket component closing value, as applicable, of the underlying index, underlying shares, basket and/or basket components, as applicable, whether the value of the underlying asset has declined to or below the downside threshold value during the period from but excluding the pricing date to and including the valuation date, whether a market disruption event has occurred, the multipliers applicable to any basket component and the payment at maturity that we describe in the section of this prospectus supplement called “—Alternate Exchange Calculation in case of an Event of Default.”

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the payment at maturity, if any, and the downside threshold value for LASERS linked to a single underlying index or a single exchange-traded fund will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per LASERS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of LASERS will be rounded to the nearest cent, with one-half cent rounded upward.

All calculations with respect to the payment at maturity, if any, and the downside threshold value for LASERS linked to a basket of indices and/or ETF shares will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per LASERS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of LASERS will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests, as an owner of the LASERS, including with respect to certain determinations and judgments that the Calculation Agent must make.  See “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” or “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation,” as applicable, and the definition of market disruption event under “Description of LASERS—General Terms of LASERS—Some Definitions”.  MS & Co., as a registered broker-

dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the LASERS to restrict the use of information relating to the calculations made by the Calculation Agent with respect to the LASERS prior to the dissemination of such information.  MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Forms of Securities

As noted above, LASERS are issued as part of our Series F medium-term note program.  We will issue LASERS only in fully registered form either as book-entry securities or as certificated securities.  References to “holders” mean those who own LASERS registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in LASERS registered in street name or in LASERS issued in book-entry form through one or more depositaries.

Book-Entry Securities.  For LASERS in book-entry form, we will issue one or more global certificates representing the entire issue of LASERS.  Except as set forth in the prospectus under “Forms of Securities—Global Securities,” you may not exchange book-entry securities or interests in book-entry securities for certificated securities.

Each global security certificate representing book-entry securities will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary.  These certificates name the Depositary or its nominee as the owner of the LASERS.  The Depositary maintains a computerized system that will reflect the interests held by its participants in the global securities.  An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative.  A further description of the Depositary’s procedures for global securities representing book-entry securities is set forth under “Forms of Securities—The Depositary” in the prospectus.  The Depositary has confirmed to us, the agent and each Trustee that it intends to follow these procedures.

Certificated Securities.  If we issue LASERS in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the LASERS.  The person named in the security register will be considered the owner of the LASERS for all purposes under the Senior Debt Indenture.  For example, if we need to ask the holders of any issuance of LASERS to vote on a proposed amendment to such LASERS, the person named in the security register will be asked to cast any vote regarding that issuance of LASERS.  If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your LASERS in our records and will be entitled to cast the vote regarding your LASERS.  You may not exchange certificated securities for book-entry securities or interests in book-entry securities.

New York Law to Govern.  The LASERS will be governed by, and construed in accordance with, the laws of the State of New York.

Interest and Principal Payments

You should read the section called “Description of Debt Securities” in the prospectus, where we describe generally how principal and interest payments, if any, on the LASERS are made, how exchanges and transfers of the LASERS are effected and how fixed and floating rates of interest on the LASERS, if any, are calculated.

USE OF PROCEEDS AND HEDGING

The net proceeds we receive from the sale of the LASERS will be used for general corporate purposes and, in part, in connection with hedging our obligations under the LASERS through one or more of our subsidiaries.  See also “Use of Proceeds” in the accompanying prospectus.  The original issue price of the LASERS includes the agent’s commissions (as shown on the cover page of the applicable pricing supplement) paid with respect to the LASERS and the cost of hedging our obligations thereunder.  The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.  See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the pricing date or any basket component setting date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the LASERS by taking positions in the stocks constituting the underlying index or a basket index, in futures or options contracts on the underlying index or a basket index or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging and, if the LASERS are linked to ETF shares, by taking positions in the ETF shares, in options contracts on the ETF shares or positions in any other available securities or instruments that we may wish to use in connection with such hedging.  Such purchase activity on or prior to the pricing date or any basket component setting date could potentially increase the value of the underlying asset on the pricing date or any basket component value on a basket component setting date and, therefore, could increase the level above which the underlying asset must remain so that the downside threshold value is not reached and, if the downside threshold value is reached, could increase the level at which the underlying asset must be on the valuation date(s) before you would receive a payment at maturity that exceeds the stated principal amount of the LASERS.  In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the LASERS, including on the valuation date(s), by purchasing and selling the stocks constituting the underlying index or a basket index, futures or options contracts on the underlying index or a basket index or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities and, if the LASERS are linked to ETF shares, by purchasing and selling the ETF shares, options contracts relating to the ETF shares or any other available securities or instruments that we may wish to use in connection with such hedging activities.  Such hedging or trading activities during the term of the LASERS could adversely affect the value of the underlying index, ETF shares, basket or basket components, as applicable, and accordingly, could increase the likelihood of the downside threshold value being reached.  We cannot give any assurance that our hedging activities will not affect the value of the underlying asset and, therefore, adversely affect the value of the LASERS or the payment you will receive at maturity.

LASERS OFFERED ON A GLOBAL BASIS

If we offer the LASERS on a global basis, we will so specify in the applicable pricing supplement.  The additional information contained in the prospectus under “Securities Offered on a Global Basis Through the Depositary—Book-Entry, Delivery and Form” and “—Global Clearance and Settlement Procedures” will apply to every offering on a global basis.  The additional provisions described under “Securities Offered on a Global Basis Through the Depositary—Tax Redemption” and “—Payment of Additional Amounts” will apply to LASERS offered on a global basis only if we so specify in the applicable pricing supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the LASERS.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the LASERS are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the LASERS are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the LASERS.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the LASERS.

Because we may be considered a party in interest with respect to many Plans, the LASERS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the LASERS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding thereof that either (a) it is not a Plan or a Plan Asset Entity, is not purchasing such LASERS on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding or disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the LASERS on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of the LASERS has exclusive responsibility for ensuring that its purchase, holding and disposition of the LASERS do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any LASERS to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

UNITED STATES FEDERAL TAXATION

The following are the material U.S. federal income tax consequences of ownership and disposition of the LASERS.

The discussion below assumes that the LASERS will not pay any stated interest.  The U.S. federal income tax consequences of an investment in any LASERS that provide for stated interest will be set forth in the applicable pricing supplement.

This discussion applies only to initial investors in the LASERS who:

•
purchase the LASERS at their “issue price,” which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the LASERS is sold; and

•	will hold the LASERS as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

Subject to any additional discussion in the applicable pricing supplement, it is expected, and the discussion below assumes, that, for U.S. federal income tax purposes, the issue price of a LASERS is equal to its stated issue price indicated in the applicable pricing supplement.

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;
•	insurance companies;
•	certain dealers and traders in securities, commodities or foreign currencies;
•	investors holding the LASERS as part of a hedging transaction, “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;
•	U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;
•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•	regulated investment companies;
•	real estate investment trusts;
•	tax exempt entities, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code, respectively; or
•	persons subject to the alternative minimum tax.

In addition, we will not attempt to ascertain whether any of the issuers of any shares to which a LASERS relates (such shares hereafter referred to as “Underlying Shares”) are treated as “passive foreign investment companies” (“PFICs”) within the meaning of Section 1297 of the Code or as “U.S. real property holding corporations” (“USRPHCs”) within the meaning of Section 897 of the Code.  If any of the issuers of the Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply to a U.S. Holder (as defined below) in the case of a PFIC and to a Non-U.S. Holder (as defined below) in the case of a USRPHC, upon the sale, exchange or settlement of a LASERS. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by any such issuers of the Underlying Shares and consult your tax adviser regarding the possible consequences to you if any such issuers are or become PFICs or USRPHCs.

As the law applicable to the U.S. federal income taxation of instruments such as the LASERS is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein.  Persons considering the purchase of the LASERS should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable pricing supplement.  Accordingly, you should also consult the applicable pricing supplement for any additional discussion regarding U.S. federal income taxation with respect to the specific LASERS offered thereunder.

General

Except as otherwise provided in the applicable pricing supplement and based on certain assumptions and representations that will be confirmed at or prior to the pricing date with respect to each offering, under current law, the LASERS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.  Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the LASERS or instruments that are similar to the LASERS for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the “IRS”) or courts will agree with the treatment described herein.  Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the LASERS (including possible alternative treatments of the LASERS) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.  Unless otherwise stated, the following discussion is based on the treatment of the LASERS described above.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder.  As used herein, the term “U.S. Holder” means a beneficial owner of a LASERS that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Tax Treatment of the LASERS

Tax Treatment Prior to Maturity.  A U.S. Holder should not be required to recognize taxable income over the term of the LASERS prior to maturity, other than pursuant to a sale or exchange as described below.

Tax Basis.  A U.S. Holder’s tax basis in the LASERS should equal the amount paid by the U.S. Holder to acquire the LASERS.

Sale, Exchange or Settlement of the LASERS at Maturity.  Upon a sale or exchange of the LASERS or upon settlement of the LASERS at maturity, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the LASERS sold, exchanged or settled.  Subject to the discussion below about the possible application of Sections 1260, 1258 and 1256 of the Code, any gain or loss recognized upon sale, exchange or settlement of a LASERS should be long-term capital gain or loss if the U.S. Holder has held the LASERS for more than one year at such time and short-term capital gain or loss otherwise.

Possible Application of Section 1260 of the Code

If a LASERS is linked to an equity interest in one of a specified list of entities, including an exchange traded fund or other regulated investment company, a real estate investment trust, partnership or PFIC, there is a substantial risk that an investment in the LASERS will be treated as a “constructive ownership transaction” as defined in Section 1260 of the Code.  Although the matter is not clear, if an investment in the LASERS is treated as a “constructive ownership transaction,” all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of the LASERS could be recharacterized as ordinary income (the “Recharacterized Gain”).  In addition, an interest charge would also apply to any deemed underpayment of tax in respect of any Recharacterized Gain to the extent such gain would have resulted in the inclusion of gross income by the U.S. Holder in taxable years prior to the taxable year of the sale, exchange or settlement of the LASERS (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or settlement of the LASERS).

If an investment in the LASERS is treated as a “constructive ownership transaction,” the Recharacterized Gain generally should equal the excess of (i) any long-term capital gain recognized by a U.S. Holder in respect of a LASERS over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code).  The amount of Recharacterized Gain, if any, will depend on, among other things, the terms of the LASERS.  For example, if the LASERS provide for a return that is a multiple of the return of the equity interest, the excess return due to the multiple could be treated as Recharacterized Gain.  U.S. Holders should consult their tax advisers regarding the potential application of the “constructive ownership” rule to the LASERS.

Possible Application of Section 1258 of the Code

It is possible that an investment in the LASERS could be treated as a “conversion transaction” under Section 1258 of the Code.  A conversion transaction is a transaction marketed or sold as producing capital gains and from which substantially all of the taxpayer’s expected return is attributable to the time value of the taxpayer’s net investment.  If an investment in the LASERS were treated as a conversion transaction, the gain from the sale, exchange or settlement of the LASERS would be treated as ordinary income to the extent of the “applicable imputed income amount.”  The “applicable imputed income amount” is an amount equal to the amount of interest that would have accrued on the taxpayer’s net investment in the conversion transaction (i.e., the amount paid by the U.S. Holder to acquire the LASERS) for the period ending on the date of sale (including a deemed sale under the mark-to-market treatment discussed below), exchange or settlement at maturity at a rate equal to 120 percent of the applicable federal rate.  U.S. Holders should consult their tax advisers regarding the possible application of Section 1258 of the Code to the LASERS.

Possible Application of Section 1256 of the Code

Special rules will apply if a LASERS, in whole or in part, constitutes a “Section 1256 Contract” under Section 1256 of the Code.  Section 1256 Contracts include, among others, “listed options.”  Accordingly, if a LASERS is listed on (or subject to the rules of) an exchange, board of trade or market, it is possible that the LASERS may be treated, in whole or in part, as a Section 1256 Contract.  If Section 1256 were to apply to a LASERS, U.S. Holders would be required (i) to mark-to-market all, or a portion, of the LASERS as if it were sold at its fair market value on the last business day of each year it is held, and (ii) to recognize any gain or loss in respect of the portion of the LASERS that is treated as a Section 1256 Contract as 40% short-term capital gain or loss and 60% long-term capital gain or loss.  U.S. Holders should consult their tax advisers regarding the potential application of Section 1256 to the LASERS.

Possible Alternative Tax Treatments of an Investment in the LASERS

Due to the absence of authorities that directly address the proper characterization of the LASERS, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above.  In particular, with respect to a LASERS that matures (after taking into account the last possible date that the LASERS could be outstanding under its terms) more than one year from their date of issuance, the IRS could seek to analyze the U.S. federal income tax consequences of owning the LASERS under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).

If the IRS were successful in asserting that the Contingent Debt Regulations applied to the LASERS, the timing and character of income thereon would be significantly affected.  Among other things, a U.S. Holder would be required to accrue original issue discount on the LASERS every year at a “comparable yield” determined at the time of its issuance.  Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the LASERS would be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.  Because the LASERS provide for the return of principal except where the value of the underlying asset declines to or below the downside threshold value, the risk that they will be recharacterized, for U.S. federal income tax purposes, as debt instruments rather than as an open transaction, is higher than with other non-principal protected equity-linked securities.

In addition, the IRS could seek to treat a LASERS that matures (after taking into account the last possible date that the LASERS could be outstanding under its terms) one year or less from its date of issuance (a “Short-term LASERS”) as a short-term debt obligation.  Under such a treatment, the timing and character of income thereon would be significantly affected.  Among other things, gain realized by a U.S. Holder upon settlement of a Short-term LASERS would be treated as ordinary income.  In addition, such a Short-term LASERS would be treated as issued with original issue discount.  In such a case, (1) gain recognized by a U.S. Holder upon sale, exchange or other disposition of the Short-term LASERS would be treated as ordinary income to the extent of any accrued original issue discount, and (2) accrual method U.S. Holders (and cash method U.S. Holders that elect to apply an accrual method to the Short-term LASERS) may be required to accrue as ordinary income original issue discount over the term of the Short-term LASERS before maturity.  However, the amount of accrued original issue discount is unclear because the amount payable at maturity of the Short-term LASERS is not known as of the issue date.  U.S. Holders should consult their tax advisers with respect to the U.S. federal income tax treatment of a Short-term LASERS.

Even if the Contingent Debt Regulations or short-term debt treatment do not apply to the LASERS, other alternative federal income tax treatments of the LASERS are also possible, which if applied could also affect the timing and character of the income or loss with respect to the LASERS.  It is possible, for example, that a LASERS could be treated as a unit consisting of a loan and a forward contract, in which case a U.S. Holder would be required to accrue original issue discount as income on a current basis.  Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the LASERS.

On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the LASERS.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime (as discussed above).  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the LASERS, possibly with retroactive effect.  U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the LASERS, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the LASERS and the proceeds from a sale, exchange or other disposition of the LASERS, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a LASERS that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;
•	a foreign corporation; or
•	a foreign trust or estate.

The term “Non-U.S. Holder” does not include any of the following holders:

•
a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or
•	a holder for whom income or gain in respect of the LASERS is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the LASERS.

Tax Treatment upon Sale, Exchange or Settlement of a LASERS

Unless otherwise provided in the applicable pricing supplement and assuming the treatment of the LASERS as set forth above is respected (and subject to the discussion above about the potential application of Section 897 of the Code), a Non-U.S. Holder of the LASERS will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

If all or any portion of a LASERS were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the LASERS would not be subject to U.S. federal withholding tax, provided that:

•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•	the certification requirement described below has been satisfied with respect to the beneficial owner.

The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a LASERS (or a financial institution holding a LASERS on behalf of the beneficial owner) furnishes to us an IRS Form W-8BEN, in which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the LASERS.  Among the issues addressed in the notice is the degree, if any, to which any income with respect to instruments such as the LASERS should be subject to U.S. withholding tax.  It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the LASERS, possibly on a retroactive basis.  Non-U.S. Holders should note that we currently do not intend to withhold on any of the payments made with respect to the LASERS to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above).  However, in the event of a change of law or any formal or informal guidance by the IRS, Treasury or Congress, we may decide to withhold on payments made with respect to the LASERS to Non-U.S. Holders and we will not be required to pay any additional amounts with respect to amounts withheld.  Accordingly, Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the LASERS, including the possible implications of the notice referred to above.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the LASERS are likely to be treated as U.S. situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the LASERS.

Backup Withholding and Information Reporting

        Information returns may be filed with the IRS in connection with the payment on the LASERS at maturity as well as in connection with the proceeds from a sale, exchange or other disposition of the LASERS.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  Compliance with the certification procedures described above under “―Tax Treatment upon Sale, Exchange or Settlement of a LASERS” will satisfy the certification requirements necessary to avoid the backup withholding as well.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We are offering the LASERS as part of our Series F medium-term notes on a continuing basis through MS & Co., which we refer to as the “agent.”  We may also use other agents that will be named in the applicable pricing supplement.  The agent has, or will have, agreed to use reasonable efforts to solicit offers to purchase the LASERS.  We will have the sole right to accept offers to purchase the LASERS and may reject any offer in whole or in part.  The agent may reject, in whole or in part, any offer it solicited to purchase LASERS.  We will pay the agent, in connection with sales of the LASERS resulting from a solicitation the agent made or an offer to purchase the agent received, a commission that will be specified in the applicable pricing supplement.

We may also sell the LASERS to the agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the applicable pricing supplement.  The agent may resell the LASERS to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as the agent determines and as we will specify in the applicable pricing supplement. The agent may offer the LASERS it has purchased as principal to Morgan Stanley Smith Barney LLC (“MSSB”) as selected dealer, or to other dealers, including Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG.  MSSB, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley.  The agent may sell the LASERS to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount the agent will receive from us.  After the initial public offering of LASERS that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession, discount and other selling terms from time to time.

The agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended.  We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.  We have also agreed to reimburse the agent for specified expenses.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of the LASERS on a national securities exchange.  The agent may make a market in the LASERS as applicable laws and regulations permit.  The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice.  No assurance can be given as to the liquidity of any trading market for the LASERS.

MS & Co. is our wholly-owned subsidiary.  The agent will conduct each offering of the LASERS in compliance with the requirements of the NASD Rule 2720 regarding a FINRA member firm’s distributing the securities of an affiliate and related conflicts of interest.  In accordance with NASD Rule 2720, no agent or dealer that is an affiliate of ours will make sales in this offering to any discretionary account without the prior written approval of the customer.  Following the initial distribution of the LASERS, the agent may offer and sell those LASERS in the course of its business as a broker-dealer.  The agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  The agent may use this prospectus supplement in connection with any of those transactions.  The agent is not obligated to make a market in any of the LASERS and may cease to make a market at any time without notice.

In order to facilitate the offering of the LASERS, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the LASERS or of the securities that constitute the underlying index or basket indices or, if the LASERS are linked to underlying shares, of underlying shares or the individual stocks underlying the share underlying index.  Specifically, the agent may sell more LASERS than it is obligated to purchase in connection with the offering, creating a naked short position for its own account.  The agent must close out any naked short position by purchasing LASERS in the open market.  A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the LASERS in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the agent may bid for, and purchase, the LASERS or the securities that constitute the underlying index or basket indices or, if the LASERS are linked to underlying shares, underlying shares or the individual stocks underlying the share underlying index in the open market to stabilize the price of the LASERS or of such underlying securities.  Finally, in any offering of the LASERS through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the LASERS in the offering, if the agent repurchases previously distributed LASERS to cover syndicate short positions or to stabilize the price of the LASERS.  Any of these activities may raise or maintain the market price of the LASERS above independent market levels or prevent or retard a decline in the market price of the LASERS.  The agent is not required to engage in these activities, and may end any of these activities at any time.

Concurrently with the offering of the LASERS through the agent, we may issue other debt securities under the indenture referred to in this prospectus supplement similar to those described in this prospectus supplement.  Those debt securities may include other Series F medium-term notes and medium-term notes under our Series G and Series H prospectus supplement, which we refer to as “Euro medium-term notes.”  The other Series F medium-term notes and the Euro medium-term notes may have terms substantially similar to the terms of the LASERS offered under this prospectus supplement.  The Euro medium-term notes may be offered concurrently with the offering of the LASERS, on a continuing basis outside the United States by us, under a distribution agreement with Morgan Stanley & Co. International plc, as agent for us.  The terms of that distribution agreement, which we refer to as the Euro Distribution Agreement, are substantially similar to the terms of the distribution agreement for a U.S. offering, except for selling restrictions specified in the Euro Distribution Agreement.

The agent or an affiliate of the agent will enter into a hedging transaction with us in connection with each offering of LASERS.  See “Use of Proceeds and Hedging” above.

With respect to each issuance of LASERS, we expect to deliver the LASERS against payment therefor in New York, New York on the original issue date (settlement date) specified in the applicable pricing supplement.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, if the original issue date for any issuance of LASERS is more than three business days after the pricing date, purchasers who wish to trade LASERS more than three business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

LASERS Offered on a Global Basis

If the applicable pricing supplement indicates that any of our LASERS will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those LASERS.

The agent has represented and agreed, and any other agent through which we may offer any LASERS on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the LASERS or possesses or distributes the applicable pricing supplement, this prospectus supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the LASERS under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the LASERS, and we shall not have responsibility for the agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

With respect to sales in any jurisdictions outside of the United States of such LASERS offered on a global basis, purchasers of any such LASERS may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page hereof.

General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the LASERS or possession or distribution of any pricing supplement or this prospectus supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the LASERS, or distribution of any pricing supplement or this prospectus supplement and the accompanying prospectus or any other offering material relating to the LASERS, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, any agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the LASERS has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the LASERS or possesses or distributes any pricing supplement, this prospectus supplement and the accompanying prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the LASERS under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the LASERS.  We shall not have responsibility for any agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Brazil

The LASERS have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The LASERS may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The LASERS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the LASERS or distribution of this prospectus supplement or the accompanying prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

No action has been taken to permit an offering of the LASERS to the public in Hong Kong as the LASERS have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the LASERS, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the LASERS which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

Mexico

The LASERS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This prospectus supplement and the accompanying prospectus may not be publicly distributed in Mexico.

Singapore

The agent and each dealer represent and agree that they will not offer or sell the LASERS nor make the LASERS the subject of an invitation for subscription or purchase, nor will they circulate or distribute this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the LASERS, whether directly or indirectly, to persons in Singapore other than:

(a)      an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b)      an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c)      a person who acquires the LASERS for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d)      otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

ANNEX A

UNDERLYING INDICES AND UNDERLYING INDEX PUBLISHERS INFORMATION

We have derived all information contained in this prospectus supplement and the applicable pricing supplement regarding any specified underlying index or basket index, including, without limitation, its make-up, its method of calculation and changes in its components and its historical closing values, from publicly available information.  Such information reflects the policies of, and is subject to change by, the publisher of the applicable underlying index or basket index, whom we refer to as the underlying index publisher.  Each underlying index or basket index is developed, calculated and maintained by its respective underlying index publisher.  Neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to any underlying index or basket index or underlying index publisher in connection with the offering of the LASERS.  We cannot give any assurance that all events occurring prior to the date of any offering of LASERS (including events that would affect the accuracy or completeness of the publicly available information described in this paragraph or in the applicable pricing supplement) that would affect the value of any underlying index or basket index have been publicly disclosed.  Subsequent disclosure of any such events could affect the value received at maturity or on any call date with respect to the LASERS and therefore the trading prices of the LASERS.  The underlying index publisher is under no obligation to continue to publish the applicable underlying index or basket index and may discontinue publication of the applicable underlying index or basket index at any time.

We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the component stocks of any underlying index or basket index without regard to your interests, including extending loans to or entering into loans with, or making equity investments in, one or more of such issuers or providing advisory services to one or more of such issuers, such as merger and acquisition advisory services.  In the course of our business, we or our affiliates may acquire non-public information about one or more of such issuers and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to such issuers.  These research reports may or may not recommend that investors buy or hold the securities of such issuers.  As a prospective purchaser of LASERS, you should undertake an independent investigation of the issuers of the component stocks of the underlying index or basket indices and of the underlying index or basket indices to the extent required, in your judgment, to allow you to make an informed decision with respect to an investment in any LASERS.

In this prospectus supplement and any applicable pricing supplement, unless the context requires otherwise, references to any specific underlying index or basket index listed below will include any successor index to such underlying index or basket index and references to the underlying index publisher will include any successor thereto.

AMEX China IndexSM

The AMEX China Index is a modified equal weighted index composed of selected U.S. publicly traded stocks and American Depositary Receipts, or ADRs, of companies with significant exposure to the Chinese economy.  The AMEX China Index divisor was initially determined to yield a benchmark value of 100.00 at the close of trading on December 19, 2003.  The AMEX China Index is calculated and maintained by NYSE Euronext or its affiliates, which is the index publisher.  The value of the Index will be disseminated every 15 seconds over the Consolidated Tape Association’s Network B between the hours of approximately 9:30 a.m. and 4:15 p.m.

Eligibility Criteria for AMEX China Index Components.  The AMEX China Index includes companies whose business is focused in the People’s Republic of China and are listed for trading on the New York Stock Exchange, NYSE Alternext US LLC, or the NASDAQ Stock Market.  To be included in the AMEX China Index companies must have a market capitalization greater than $75 million and have at least 1,000,000 traded volume over each of the last six months.

AMEX China Index Calculation.  The AMEX China Index is calculated using a modified equal weight methodology.  Each security is placed into one of three tiers, top five and bottom five by market capitalization and those securities that are between the top and bottom.  The top five securities are weighted such that the two with the largest market capitalization are set to fifteen percent (15%) and the next three are set to nine percent (9%), representing a combined fifty-seven percent (57%) of the AMEX China Index.  The bottom five securities are equally weighted to represent ten percent (10%) of the AMEX China Index or two percent each (2%).  The securities not in the top five or bottom five are equally weighted to represent thirty-three percent (33%) of the AMEX China Index.

Quarterly Updates to the AMEX China Index.  Changes to the AMEX China Index compositions and/or the component share weights in the AMEX China Index typically take effect after the close of trading on third Friday of each calendar quarter month in connection with the quarterly index rebalance.  At the time of the AMEX China Index quarterly rebalance, the weights for the components stocks (taking into account expected component changes and share adjustments), are modified in accordance with the following procedures.  The AMEX China Index is reviewed quarterly to ensure that at least 90% of the AMEX China Index weight is accounted for by components that continue to represent the universe of stocks that meet the initial AMEX China Index requirements.  The index publisher may at any time and from time to time change the number of stocks comprising the group by adding or deleting one or more stocks, or replace one or more stocks contained in the group with one or more substitute stocks of its choice, if in the index publisher’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the index to which the group relates.  In conjunction with the quarterly review, the share weights used in the calculation of the AMEX China Index are determined based upon current shares outstanding modified, if necessary, to provide greater index diversification, as described in the AMEX China Index Calculation section above.  The AMEX China Index components and their share weights are determined on the Wednesday prior to the third Friday of March, June, September, and December.  The share weight of each component stock in the AMEX China Index portfolio remains fixed between quarterly reviews except in the event of certain types of corporate actions such as stock splits, reverse stock splits, stock dividends, or similar events.  The share weights used in the AMEX China Index calculation are not typically adjusted for shares issued or repurchased between quarterly reviews.

Maintenance of the AMEX China Index.  In the event of a merger between two components, the share weight of the surviving entity may be adjusted to account for any stock issued in the acquisition.  The index publisher may substitute stocks or change the number of stocks included in the index based on changing conditions in the industry or in the event of certain types of corporate actions, including mergers, acquisitions, spin-offs, and reorganizations.  In the event of component or share weight changes to the AMEX China Index portfolio, the payment of dividends other than ordinary cash dividends, spin-offs, rights offerings, re-capitalization, or other corporate actions affecting a component stock of the AMEX China Index; the index divisor may be adjusted to ensure that there are no changes to the index level as a result of non-market forces.

In this prospectus supplement, unless the context requires otherwise, references to the AMEX China Index will include any Successor AMEX China Index and references to the index publisher will include any successor to the index publisher.

License Agreement between NYSE Euronext and Morgan Stanley.  Morgan Stanley has entered into a non-exclusive license agreement with the predecessor of NYSE Euronext providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the AMEX China Index, which is owned and published by NYSE Euronext, in connection with securities, including the LASERS.

The license agreement between NYSE Euronext and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The AMEX China IndexSM (CZH) (“Index”) is sponsored by, and is a service mark of, NYSE Euronext or its affiliates (“NYSE Euronext”).  The Index is being used with the permission of NYSE Euronext.

NYSE Euronext in no way sponsors, endorses or is otherwise involved in the transactions specified and described in this document (the “Transaction”) and NYSE Euronext disclaims any liability to any party for any inaccuracy in the data on which the Index is based, for any mistakes, errors, or omissions in the calculation and/or dissemination of the Index, or for the manner in which it is applied in connection with the Transaction.

AMEX Gold BUGS® Index

The AMEX Gold BUGS® Index was developed by the predecessor of NYSE Euronext and is calculated, published and maintained by NYSE Euronext or its affiliates, which is the index publisher.  The Index is a modified equal dollar weighted index of companies involved in gold mining.  It was designed to provide significant exposure to near term movements in gold prices by including companies that do not hedge their gold production beyond 1.5 years.  The Index was developed on March 15, 1996 with a base value of 200.00.  Adjustments are made quarterly after the close of trading on the third Friday of March, June, September and December so that each component stock represents its assigned weight in the Index. The value of the Index is published every 15 seconds through the Consolidated Tape Association’s Network B under the ticker symbol “HUI.”

Computation of the Index.  The Index is calculated using a modified equal-dollar weighting methodology under which the majority of stocks in the Index are equally weighted and several of the largest component stocks may be more heavily weighted.  The Index has a scheduled quarterly rebalance after the close of trading on the third Friday of March, June, September and December, so that each component stock is represented at approximately its assigned weight in the Index.  Every quarter after the close of trading on the third Friday of March, June, September and December, the Index portfolio is adjusted by changing the number of shares of each component stock so that each one again represents an assigned weight in the Index. The newly adjusted portfolio becomes the basis for the Index’s value effective on the first trading day following the quarterly adjustments. If necessary, a divisor adjustment is made to ensure continuity of the Index’s value.

Modifications to the Common Stocks Underlying the Index.  The index publisher has changed, and may at any time change, the number or assigned weighting of the component stocks by adding or deleting one or more component stocks, or replace one or more component stocks with one or more substitute stocks of its choice, if in the index publisher’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the Index. However, in order to reduce turnover in the Index, the index publisher generally attempts to combine additions and deletions to the Index with a scheduled rebalancing.  The index publisher may change the composition of the Index at any time to reflect the conditions of the gold mining industry and to ensure that the component stocks continue to represent the gold mining companies.  The number of shares of each component stock in the Index portfolio remain fixed between quarterly reviews, except in the event of certain types of corporate actions such as the payment of a dividend, other than an ordinary cash dividend, stock distribution, stock split, reverse stock split, rights offering, or a distribution, reorganization, recapitalization, or some such similar event with respect to a component stock. When the Index is adjusted between quarterly reviews for such events, the number of shares of the relevant component stock will be adjusted, to the nearest whole share, to maintain the component stock’s relative weight in the Index at the level immediately prior to the corporate action. The Index may also be adjusted in the event of a merger consolidation, dissolution or liquidation of an issuer of a component stock. In the event of a stock replacement, the average dollar value of the remaining component stocks that are assigned the lower Index weight will be calculated and that amount invested in the new component stock to the nearest whole share.

License Agreement between NYSE Euronext and Morgan Stanley. The predecessor to NYSE Euronext and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the AMEX Gold BUGS Index, which is owned and published by NYSE Euronext, in connection with the issuance of securities, including the LASERS.  The license agreement between NYSE Euronext and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The AMEX Gold BUGS Index (HUI) (“Index”) is sponsored by, and is a service mark of, NYSE Euronext or its affiliates (“NYSE Euronext”). The Index is being used with the permission of NYSE Euronext.

NYSE Euronext in no way sponsors, endorses or is otherwise involved in the transactions specified and described in this document (the “Transaction”) and NYSE Euronext disclaims any liability to any party for any inaccuracy in the data on which the Index is based, for any mistakes, errors, or omissions in the calculation and/or dissemination of the Index, or for the manner in which it is applied in connection with the Transaction.

AMEX Gold Miners Index

The AMEX Gold Miners Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining of gold or silver. The AMEX Gold Miners Index includes common stocks and American Depositary Receipts of selected companies that are involved in mining for gold and silver and that are listed for trading on the New York Stock Exchange, NYSE Alternext US LLC or quoted on the NASDAQ Stock Market. Only companies with market capitalization greater than $100 million that have a daily average trading volume of at least 50,000 shares over the past six months are eligible for inclusion in the AMEX Gold Miners Index.

The AMEX Gold Miners Index is calculated using a modified market capitalization weighting methodology. The AMEX Gold Miners Index is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the AMEX Gold Miners Index:

(1) the weight of any single component security may not account for more than 20% of the total value of the AMEX Gold Miners Index;

(2) the component securities are split into two subgroups–large and small, which are ranked by market capitalization weight in the AMEX Gold Miners Index. Large stocks are defined as having an index weight greater than or equal to 5%. Small securities are defined as having an index weight below 5%; and

(3) the aggregate weight of those component securities which individually represent more than 4.5% of the total value of the AMEX Gold Miners Index may not account for more than 50% of the total index value.

The AMEX Gold Miners Index is calculated, published and maintained by NYSE Euronext or its affiliates, which is the index publisher.The AMEX Gold Miners Index is reviewed quarterly so that the index components continue to represent the universe of companies involved in the gold mining industry. The index publisher may at any time and from time to time change the number of securities comprising the group by adding or deleting one or more securities, or replacing one or more securities contained in the group with one or more substitute securities of its choice, if in the index publisher’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the AMEX Gold Miners Index. Changes to the AMEX Gold Miners Index compositions and/or the component share weights in the AMEX Gold Miners Index typically take effect after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly index rebalance.

AMEX Hong Kong 30 IndexSM

The AMEX Hong Kong 30 Index is a broad-market index that measures the composite price performance of 30 stocks actively traded on the Hong Kong Stock Exchange (the “HKSE”), designed to reflect the movement of the Hong Kong stock market as a whole. The AMEX Hong Kong 30 Index was established June 25, 1993 with a benchmark value of 350.00. The AMEX Hong Kong 30 Index is calculated and disseminated each New York business day based on the most recent official closing price of each of the component stocks as reported by the HKSE and a fixed HK$/US$ exchange rate.

Eligibility Standards for the Inclusion and Maintenance of Component Stocks in the AMEX Hong Kong 30 Index.  The securities composing the AMEX Hong Kong 30 Index are selected based on their market weight, trading liquidity, and representativeness of the business industries reflected on the HKSE.  NYSE Euronext, which is the index publisher,will require that each AMEX Hong Kong 30 Index component security be one issued by an entity with major business interests in Hong Kong, listed for trading on the HKSE, and have its primary trading market located in a country with which the index publisher has an effective surveillance sharing agreement. The index publisher will remove any AMEX Hong Kong 30 Index component security that fails to meet any of the foregoing listing and maintenance criteria within 30 days after such a failure occurs. To ensure that the AMEX Hong Kong 30 Index does not consist of a number of thinly-capitalized, low-priced securities with small public floats and low trading volumes, the index publisher has established additional listing and maintenance criteria:

•      All component securities selected for inclusion in the AMEX Hong Kong 30 Index must have, and thereafter maintain, an average daily capitalization, as calculated by the total number of shares outstanding times the latest price per share (in Hong Kong dollars), measured over the prior six month period, of at least HK$3 billion (approximately US$380 million);

•      All component securities selected for inclusion in the AMEX Hong Kong 30 Index must have, and thereafter maintain, a minimum free float value (total freely tradable outstanding shares less insider holdings), based on a monthly average measured over the prior three month period, of US$238 million, although up to, but no more than, three AMEX Hong Kong 30 Index component securities may have a free float value of less than US$238 million but in no event less than US$150 million, measured over the same period;

•      All component securities selected for inclusion in the AMEX Hong Kong 30 Index must have, and thereafter maintain, an average daily closing price, measured over the prior six month period, not lower than HK$2.50 (approximately US$0.32); and

•      All component securities selected for inclusion in the AMEX Hong Kong 30 Index must have, and thereafter maintain, an average daily trading volume, measured over the prior six month period, of more than one million shares per day, although up to, but no more than, three component securities may have an average daily trading volume, measured over the prior six month period, of less than one million shares per day, but in no event less than 500,000 shares per day.

Beginning in 1994, the index publisher has reviewed the AMEX Hong Kong 30 Index’s component securities on a quarterly basis, conducted on the last business day in January, April, July, and October. Any component security failing to meet the above listing and maintenance criteria is reviewed on the second Friday of the second month following the quarterly review again to determine compliance with the above criteria. Any AMEX Hong Kong 30 Index component stock failing this second review is replaced by a “qualified” AMEX Hong Kong 30 Index component stock effective upon the close of business on the following Friday, provided, however, that if such Friday is not a business day, the replacement will be effective at the close of business on the first preceding business day.  The index publisher will notify its membership immediately after it determines to replace an AMEX Hong Kong 30 Index component stock.

The AMEX Hong Kong 30 Index will be maintained by NYSE Euronext or its affiliates and will contain at least thirty component stocks at all times. The index publisher may change the composition of the AMEX Hong Kong 30 Index at any time in order to reflect more accurately the composition and track the movement of the Hong Kong stock market. Any replacement component stock must also meet the component stock listing and maintenance standards as discussed above. If the number of AMEX Hong Kong 30 Index component securities in the AMEX Hong Kong 30 Index falls below thirty, no new option series based on the AMEX Hong Kong 30 Index will be listed for trading unless and until the Securities and Exchange Commission approves a rule filing pursuant to section 19(b) of the Securities Exchange Act of 1934 reflecting such change.

License Agreement between NYSE Euronext and Morgan Stanley.  Morgan Stanley has entered into a non-exclusive license agreement with the predecessor of NYSE Euronext providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the AMEX Hong Kong 30 Index, which is owned and published by NYSE Euronext, in connection with securities, including the LASERS.

The license agreement between NYSE Euronext and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The AMEX Hong Kong 30 Index (HKX) (“Index”) is sponsored by, and is a service mark of, NYSE Euronext or its affiliates (“NYSE Euronext”).  The Index is being used with the permission of NYSE Euronext.

NYSE Euronext in no way sponsors, endorses or is otherwise involved in the transactions specified and described in this document (the “Transaction”) and NYSE Euronext disclaims any liability to any party for any inaccuracy in the data on which the Index is based, for any mistakes, errors, or omissions in the calculation and/or dissemination of the Index, or for the manner in which it is applied in connection with the Transaction.

Barron’s 400 IndexSM

The Barron’s 400 Index is an index calculated by Dow Jones & Company, Inc. (“Dow Jones”).  The Barron’s 400 Index measures the performance of a diversified group of U.S. companies that are selected based on fundamentals-related, rules-based criteria every six months from the Dow Jones Wilshire 5000 Composite Index (the “DJW 5000”).  The Barron’s 400 Index is an equally-weighted index of 400 companies from the DJW 5000 that have scored the highest based on the fundamentals-based rankings of MarketGrader.com based on its proprietary methodology and that then pass additional rules-based screening criteria designed and implemented by Dow Jones.  The following diagram illustrates the Barron’s 400 Index selection process:

The DJW 5000, from which stocks included in the Barron’s 400 Index are selected, is intended to represent all U.S.-headquartered equity securities that have readily available prices.  For more information regarding the methodology for determining inclusion in the DJW 5000, please see “—Dow Jones Wilshire 5000 Composite Index—Selection of Components for Dow Jones Wilshire 5000 Composite Index” below.

The Barron’s 400 Index was first published on August 29, 2007.  Indicative daily historical closing prices based on back-testing (i.e., the calculations of how the Barron’s 400 Index would have performed in the past had it existed) are available from December 31, 1997, the date at which the base value of the Barron’s 400 Index was set at 100.  The Barron’s 400 Index is rebalanced semiannually, on the third Friday of March and September, based upon changes in the MarketGrader scores of the components of the DJW 5000.  Both the Barron’s 400 Index and the DJW 5000 are calculated and published daily by Dow Jones.  The Barron’s 400 Index is published in Barron’s magazine and daily at www.barrons400.com.

Index Selection.  The stocks contained in the Barron’s 400 Index are the stocks in the DJW 5000 that have reported quarterly or annual results within the six months leading up to each index reset date that have received the highest MarketGrader scores and have survived a rules-based screening by Dow Jones.  The MarketGrader score assigned to each stock is a numerical value from zero to 100.  This point system is based on a collection of fundamental indicators, which are divided into the following four categories: Growth, Value, Profitability and Cash Flow.  Each category is assigned a letter score ranging from A+ to F based on an analysis of six fundamental indicators which vary depending on the type of company being analyzed.  Therefore the final score for each stock is based on twenty-four fundamental indicators.  MarketGrader does not disclose the weighting given to each indicator in determining the final score, as the respective weight given to each indicator is a proprietary aspect of its research system.  Although the indicators vary based on company type, the following indicators are generally used by MarketGrader:

¡ Growth:	o Long term market growth;
o Short term market growth;
o Growth potential;
o Relative price strength;
o Earnings momentum; and
o Earnings surprise.
¡ Value:	o Capital structure;
o Price/earnings analysis;
o Price/book ratio;
o Price/cash flow ratio;
o Price/sales ratio; and
o Market value.
¡ Profitability:	o Asset utilization;
o Capital utilization;
o Operating margins;
o Relative margins;
o Return on equity; and
o Quality of revenues.
¡ Cash Flow:	o Cash flow growth;
o Earnings before interest, taxes, depreciation and amortization (EBITDA) margin;
o Debt/cash flow ratio;
o Interest coverage capacity;
o Economic value; and
o Retention rate.

After scores have been assigned to the components in the DJW 5000, the companies are ranked for possible inclusion in the Barron’s 400 Index.

Rules-Based Screening of the Companies in the Dow Jones Wilshire 5000 Composite IndexSM.  After the companies in the DJW 5000 have been ranked by MarketGrader score, a series of rules are applied to determine the 400 companies that will be included in the Barron’s 400 Index.  The following rules are applied:

•	Diversification: The number of companies from a single Industry Classification Benchmark cannot exceed 80 (20%) of the 400 total companies in the Barron’s 400 Index.

•	Liquidity: No company with a three-month average daily trading dollar value of less than $2 million is eligible for inclusion in the Barron’s 400 Index.

•
Market Capitalization:  No company with a float-adjusted market capitalization of less than $250 million is eligible for inclusion in the Barron’s 400 Index.  Additionally, at least 100 companies (25%) must have a total market capitalization of at least $3 billion.

•	No REITS: No Real Estate Investment Trusts are eligible for inclusion in the Barron’s 400 Index.

The 400 companies with the highest scores remaining after the application of these screens are included in the Barron’s 400 Index.

Maintenance and Calculation of the Barron’s 400 Index SM.  The Barron’s 400 Index is rebalanced semiannually.  The entire process is repeated on the third Friday of March and September and the Barron’s 400 Index is revised and re-weighted equally based on the new rankings.

The Barron’s 400 Index is price weighted and not market capitalization weighted. Therefore, the component stock weightings are affected only by changes in the stocks’ prices, in contrast with the weightings of other indices that are affected by both price changes and changes in the number of shares outstanding.

The Barron’s 400 Index is calculated and published daily by Dow Jones.  The Barron’s 400 Index is reviewed on an ongoing basis to account for corporate actions such as mergers or delistings.

Dow Jones Wilshire 5000 Composite IndexSM.  The Dow Jones Wilshire 5000 Composite Index (the “DJW 5000”) is an equity index calculated, published and disseminated daily by Dow Jones, through numerous data vendors, on www.djindexes.com and in real time on Bloomberg Financial Markets and Reuters Limited.

The DJW 5000 is intended to represent all U.S. equity issues with readily available prices.  The number of components in the DJW 5000 varies according to the number of U.S. equity issues with readily available prices.

Selection of Components for Dow Jones Wilshire 5000 Composite Index.  The selection of the components for the Dow Jones Wilshire 5000 Composite Index is based on the following guidelines:

To be included in the DJW 5000, an issue must be all of the following:

•	A company’s primary equity issue.

•	A security of a U.S. company.

•	A security that has its primary market listing in the United States.

Bulletin-board issues are not added to the DJW 5000 because they generally do not have readily available prices.  Dow Jones determines the component companies’ primary issues for index valuation based on the following criteria:  Market capitalization, trading volume, institutional holdings and conversion rules (for companies with multiple share classes).

License Agreement between Dow Jones & Company, Inc. and Morgan Stanley.  Dow Jones and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Barron’s 400 Index, which is owned and published by Dow Jones, in connection with securities, including the LASERS.

The license agreement between Dow Jones and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The LASERS are not sponsored, endorsed, sold or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the owners of the LASERS or any member of the public regarding the advisability of investing in securities generally or in the LASERS particularly. Dow Jones’ only relationship to Morgan Stanley is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the Barron’s 400 Index which is determined, composed and calculated by Dow Jones without regard to Morgan Stanley or the LASERS. Dow Jones has no obligation to take the needs of Morgan Stanley or the owners of the LASERS into consideration in determining, composing or calculating the Barron’s 400 Index. Dow Jones is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the LASERS to be issued or in the determination or calculation of the equation by which the LASERS are to be converted into cash. Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the LASERS.

DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE BARRON’S 400 INDEX OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE LASERS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BARRON’S 400 INDEX OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BARRON’S 400 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND MORGAN STANLEY.

The Barron's 400 Index is proprietary to Dow Jones & Company, Inc.  “Dow Jones” is a service mark of Dow Jones & Company, Inc.  “Barron’s” and “Barron’s 400” are service marks of Dow Jones L.P.  The Dow Jones Wilshire 5000 IndexSM is calculated and distributed by Dow Jones Indexes pursuant to an agreement between Dow Jones & Company, Inc. and Wilshire Associated Incorporated.  The service marks have been licensed for use by Morgan Stanley.  The LASERS are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in the LASERS.

DAXglobal® Russia+ Index

The DAXglobal® Russia+ Index (the “Russia+ Index”) is intended to give investors an efficient, modified market capitalization-weighted investment designed to track the movements of certain Depositary Receipts (“DRs”) and stocks of publicly traded companies that are domiciled in Russia and traded in Russia or on leading global exchanges.  Russia’s major industries include oil and gas exploration and production, telecommunication, steel production, mining and electricity generation.  “Publicly traded companies domiciled in Russia” means (i) companies organized in, or for which the principal trading market is in, Russia, (ii) companies, along or on a consolidated basis, that have 50% or more of their assets invested in Russia or (iii) companies that alone or on a consolidated basis derive 50% or more of their revenues primarily from either goods produced, sales made or services performed in Russia.  The Russia+ Index divisor was initially determined to yield a benchmark value of 100.00 at the close of trading on December 28, 2001.  The Russia+ Index is calculated and maintained by Deutsche Börse AG (“Index Publisher”).  Only companies with market capitalization greater than $150 million that have a daily average traded volume of at least $1 million over the past six months are eligible for inclusion in the Russia+ Index.  The Russia+ Index is weighted based on the market capitalization of each of the component stocks, modified to conform to the following asset diversification requirements, which are applied in conjunction with scheduled quarterly adjustments to the Russia+ Index:

(1)      the weight of any single component stock may not account for more than 25% of the total value of the Russia+ Index;

(2)      the component stocks are split into two subgroups—large and small, which are ranked by market capitalization weight in the Russia+ Index.  Large stocks are defined as having a Russia+ Index weight greater than or equal to 5%.  Small stocks are defined as having a Russia+ Index weight below 5%; and

(3)      the aggregate weight of those component stocks which individually represent more than 5.0% of the total value of the Russia+ Index may not account for more than 40% of the total Russia+ Index value.

The Russia+ Index is reviewed quarterly and the Index Publisher may at any time and from time to time change the number of stocks comprising the group by adding or deleting one or more stocks, or replace one or more stocks contained in the group with one or more substitute stocks of its choice, if, in the Index Publisher’s discretion, such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the Russia+ Index.  Changes to the Russia+ Index compositions and/or the component share weights in the Russia+ Index typically take effect after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly Russia+ Index rebalance.

Diversification Rule 1: If any component stock exceeds 8% of the total value of the Russia+ Index, then all stocks greater than 8% of the Russia+ Index are reduced to represent 8% of the value of the Russia+ Index. The aggregate amount by which all component stocks are reduced is redistributed proportionately across the remaining stocks that represent less than 8% of the Russia+ Index value. After this redistribution, if any other stock then exceeds 8%, the stock is set to 4.5% of the Russia+ Index value and the redistribution is repeated.

Diversification Rule 2: The component stocks are sorted into two groups, the large group are component stocks with a starting Russia+ Index weight of 5% or greater and the small group are those component stocks that are under 5% (after any adjustments for Diversification Rule 1). The large group in aggregate will represent 40% of the Russia+ Index weight and the small group will represent 60% of the Index. The weight of each of the large component stocks will be scaled down proportionately with a floor of 5% so that the aggregate weight of the large component stocks will be reduced to represent 40% of the Russia+ Index. If any component stock falls below a weight equal to the product of 5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the component stock is set equal to the product of 4.5% and the proportion by which the component stocks were scaled down and the components with weights greater than 4.5% will be reduced proportionately. The weight of each of the small component stocks will be scaled up proportionately from the redistribution of the large component stocks. If any component stock exceeds a weight equal to the product of 4.5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to the product of 4.5% and the proportion by which the stocks were scaled down. The redistribution of weight to the remaining component stocks is repeated until the entire amount has been redistributed.

Maintenance of the Russia+ Index

The Russia+ Index is reviewed quarterly to ensure that at least 90% of the Russia+ Index weight is accounted for by Russia+ Index component stocks that continue to meet the initial eligibility requirements.  Component securities will be removed from the Russia+ Index during the quarterly review, if the market capitalization falls below $150 million or the traded average daily turnover for the previous six months is lower than $1 million.  In conjunction with the quarterly review, the share weights used in the calculation of the Russia+ Index are determined based upon current shares outstanding modified, if necessary, to provide greater Russia+ Index diversification, as described above.  The Russia+ Index component stocks and their share weights are determined and announced prior to taking effect.  The share weight of each component security in the Russia+ Index portfolio remains fixed between quarterly reviews except in the event of certain types of corporate actions such as stock splits, reverse stock splits, stock dividends or similar events.  The share weights used in the Russia+ Index calculation are not typically adjusted for shares issued or repurchased between quarterly reviews.  However, in the event of a merger between two components, the share weight of the surviving entity may be adjusted to account for any stock issued in the acquisition.  The Index Publisher may substitute stocks or change the number of stocks included in the Russia+ Index, based on changing conditions in the Russian equity market or in the event of certain types of corporate actions, including mergers, acquisitions, spin-offs and reorganizations.  In the event of component or share weight changes to the Russia+ Index portfolio, the payment of dividends other than ordinary cash dividends, spin-offs, rights offerings, re-capitalization or other corporate actions affecting a component stock of the Russia+ Index; the Russia+ Index divisor may be adjusted to attempt to ensure that there are no changes to the Russia+ Index level as a result of non-market forces.

Dow Jones Euro STOXX 50® Index

The Dow Jones EURO STOXX 50® Index, which we refer to as the Euro STOXX 50 Index, was created by STOXX® Limited, a joint venture between Deutsche Boerse Group, Dow Jones & Company, Inc. and SIX Swiss Exchange (formerly SWX Swiss Exchange).  Publication of the Euro STOXX 50 Index began on February 26, 1998 with a base value of 1,000 as of December 31, 1991.  The Euro STOXX 50 Index is published in The Wall Street Journal and disseminated on the STOXX Limited website.  The Euro STOXX 50 Index is reported by Bloomberg Financial Markets under ticker symbol “SX5E.”

Euro STOXX 50 Index Composition and Maintenance. The Euro STOXX 50 Index is composed of 50 component stocks of market sector leaders from within the Dow Jones STOXX 600 Supersector Indices, which includes stocks selected from the Eurozone.  The component stocks have a high degree of liquidity and represent the largest companies across all market sectors.

The composition of the Euro STOXX 50 Index is reviewed annually, based on the closing stock data on the last trading day in August.  The component stocks are announced the first trading in September.  Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day.  Changes in the composition of the Euro STOXX 50 Index are made to ensure that the Euro STOXX 50 Index includes the 50 market sector leaders from within the Euro STOXX Index.

The free float factors for each component stock used to calculate the Euro STOXX 50 Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.  Each component’s weight is capped at 10% of the index’s total free float market capitalization.

The Euro STOXX 50 Index is also reviewed on an ongoing basis.  Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the Euro STOXX 50 Index composition are immediately reviewed.  Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

Euro STOXX 50 Index Calculation. The Euro STOXX 50 Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight.  The formula for calculating the Euro STOXX 50 Index value can be expressed as follows:

Index	=	free float market capitalization of the Euro STOXX 50 Index
divisor

The “free float market capitalization of the Euro STOXX 50 Index” is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the Euro STOXX 50 Index is being calculated.

The divisor for the Euro STOXX 50 Index is adjusted to maintain the continuity of the Euro STOXX 50 Index values across changes due to corporate actions.  The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1)	Cash dividend (applied to Total Return indices only):
Adjusted price = closing price – announced dividend * (1 – withholding tax)
Divisor: decreases
(2)	Special cash dividend (applied to Price and Total Return indices):
Adjusted price = closing price – announced dividend * (1 – withholding tax)
Divisor: decreases
(3)	Split and reverse split:
Adjusted price = closing price * A/B
New number of shares = old number of shares * B / A
Divisor: no change
(4)	Rights offering:
Adjusted price = (closing price * A + subscription price * B) / (A + B)
New number of shares = old number of shares * (A + B) / A
Divisor: increases
(5)	Stock dividend:
Adjusted price = closing price * A / (A + B)
New number of shares = old number of shares * (A + B) / A
Divisor: no change
(6)	Stock dividend of another company:
Adjusted price = (closing price * A – price of other company * B) / A
Divisor: decreases
(7)	Return of capital and share consideration:
Adjusted price = (closing price – dividend announced by company * (1–withholding tax)) * (A / B)
New number of shares = old number of shares * (B / A)
Divisor: decreases
(8)	Repurchase shares / self tender:
Adjusted price = ((price before tender * old number of shares ) – (tender price * number of tendered shares)) / (old number of shares – number of tendered shares)
New number of shares =old number of shares – number of tendered shares
Divisor: decreases

(9)	Spin-off:
Adjusted price = (closing price * A – price of spun-off shares * B) / A
Divisor: decreases
(10)	Combination stock distribution (dividend or split) and rights offering:
For this corporate action, the following additional assumptions apply:
• Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held
• If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:
- If rights are applicable after stock distribution (one action applicable to other):
Adjusted price =(closing price * A + subscription price * C * (1 + B / A)) / ((A + B) * ( 1 + C / A))
New number of shares =old number of shares * ((A + B) * (1 + C / A)) / A
Divisor: increases
- If stock distribution is applicable after rights (one action applicable to other):
Adjusted price = (closing price * A + subscription price * C) / ((A + C) * (1 + B / A))
New number of shares =old number of shares * ((A + C) * (1 + B / A))
Divisor: increases
- Stock distribution and rights (neither action is applicable to the other):
Adjusted price = (closing price * A + subscription price * C) / (A + B + C)
New number of shares = old number of shares * (A + B +C) / A
Divisor: increases

License Agreement between STOXX Limited and Morgan Stanley. STOXX Limited and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Euro STOXX 50 Index, which is owned and published by STOXX Limited, in connection with securities, including the LASERS.

The license agreement between STOXX Limited and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The LASERS are not sponsored, endorsed, sold or promoted by STOXX Limited.  STOXX Limited makes no representation or warranty, express or implied, to the owners of the LASERS or any member of the public regarding the advisability of investing in securities generally or in the LASERS particularly.  STOXX Limited’s only relationship to Morgan Stanley is the licensing of certain trademarks, trade names and service marks of STOXX Limited and the Dow Jones EURO STOXX 50® Index which is determined, composed and calculated by STOXX Limited without regard to Morgan Stanley or the LASERS.  STOXX Limited has no obligation to take the needs of Morgan Stanley or the owners of the LASERS into consideration in determining, composing or calculating the Dow Jones EURO STOXX 50® Index.  STOXX Limited is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the LASERS to be issued or in the determination or calculation of the equation by which the LASERS are to be converted into cash.  STOXX Limited has no obligation or liability in connection with the administration, marketing or trading of the LASERS.

STOXX LIMITED DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN AND STOXX LIMITED SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  STOXX LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE LASERS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN.  STOXX LIMITED MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX LIMITED HAVE ANY

LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN STOXX LIMITED AND MORGAN STANLEY.

“Dow Jones EURO STOXX 50®” and “STOXX®” are registered trademarks of STOXX Limited and have been licensed for use for certain purposes by Morgan Stanley.  The LASERS are not sponsored, endorsed, sold or promoted by STOXX Limited, and STOXX Limited makes no representation regarding the advisability of investing in the LASERS.

Dow Jones Industrial AverageSM

The Dow Jones Industrial AverageSM, which we refer to as the DJIA, is a price-weighted index composed of 30 common stocks selected at the discretion of the editors of The Wall Street Journal (the “WSJ”), which is published by Dow Jones & Company, Inc., which we refer to as Dow Jones, as representative of the broad market of U.S. industry.  The DJIA is reported by Bloomberg Financial Markets under ticker symbol “INDU.”

There are no pre-determined criteria for selection of a component stock except that component companies represented by the DJIA should be established U.S. companies that are leaders in their industries.  The DJIA serves as a measure of the entire U.S. market such as financial services, technology, retail, entertainment and consumer goods and is not limited to traditionally defined industrial stocks.  Changes in the composition of the DJIA are made entirely by the editors of the WSJ without consultation with the component companies represented in the DJIA, any stock exchange, any official agency or us.  In order to maintain continuity, changes to the component stocks included in the DJIA tend to be made infrequently and generally occur only after corporate acquisitions or other dramatic shifts in a component company’s core business.  When one component stock is replaced, the entire index is reviewed.  As a result, multiple component changes are often implemented simultaneously.  The component stocks of the DJIA may be changed at any time for any reason.

The DJIA is price weighted rather than market capitalization weighted.  Therefore, the component stock weightings are affected only by changes in the stocks’ prices, in contrast with the weightings of other indices that are affected by both price changes and changes in the number of shares outstanding.  The value of the DJIA is the sum of the primary exchange prices of each of the 30 common stocks included in the DJIA, divided by a divisor.  The divisor is changed in accordance with a mathematical formula to adjust for stock dividends, stock splits and other corporate actions.  The current divisor of the DJIA is published daily in the WSJ and other publications.  While this methodology reflects current practice in calculating the DJIA, no assurance can be given that Dow Jones will not modify or change this methodology in a manner that may affect the return on your investment.

Computation of the DJIA.  The level of the DJIA is the sum of the primary exchange prices of each of the 30 component stocks included in the DJIA, divided by a divisor that is designed to provide a meaningful continuity in the level of the DJIA. Because the DJIA is price-weighted, stock splits or changes in the component stocks could result in distortions in the DJIA level. In order to prevent these distortions related to extrinsic factors, the divisor is periodically changed in accordance with a mathematical formula that reflects adjusted proportions within the DJIA. The current divisor of the DJIA is published daily in the WSJ and other publications. In addition, other statistics based on the DJIA may be found in a variety of publicly available sources.

The current formula used to calculate divisor adjustments is as follows: the new divisor (i.e., the divisor on the next trading session) is equal to (1) the divisor on the current trading session times (2) the quotient of (a) the sum of the adjusted (for stock dividends, splits, spin-offs and other applicable corporate actions) closing prices of the DJIA components on the current trading session and (b) the sum of the unadjusted closing prices of the DJIA components on the current trading session.  The formula used to calculate divisor adjustments is:

New Divisor = Current Divisor x	Adjusted Sum of Prices
Unadjusted Sum of Prices

License Agreement between Dow Jones and Morgan Stanley.  Dow Jones and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the DJIA, which is owned and published by Dow Jones, in connection with securities, including the LASERS.

The license agreement between Dow Jones and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The LASERS are not sponsored, endorsed, sold or promoted by Dow Jones.  Dow Jones makes no representation or warranty, express or implied, to the owners of the LASERS or any member of the public regarding the advisability of investing in securities generally or in the LASERS particularly.  Dow Jones’ only relationship to Morgan Stanley is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the DJIA which is determined, composed and calculated by Dow Jones without regard to Morgan Stanley or the LASERS.  Dow Jones has no obligation to take the needs of Morgan Stanley or the owners of the LASERS into consideration in determining, composing or calculating the DJIA.  Dow Jones is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the LASERS to be issued or in the determination or calculation of the equation by which the LASERS are to be converted into cash.  Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the LASERS.

DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE LASERS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN.  DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND MORGAN STANLEY.

“Dow JonesSM,” “DJIASM” and “Dow Jones Industrial AverageSM” are service marks of Dow Jones and have been licensed for use by Morgan Stanley.  The LASERS are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in the LASERS.

FTSETM 100 Index

The FTSETM 100 Index is calculated, published and disseminated by FTSE International Limited (“FTSE”), a company owned equally by the London Stock Exchange Plc (the “LSE”) and the Financial Times Limited (the “FT”), in association with the Institute and the Faculty of Actuaries.

The FTSE 100 Index was first calculated on January 3, 1984 with an initial base level index value of 1,000 points.  Publication of the FTSE 100 Index began in February 1984.  Real-time FTSE indices are calculated on systems managed by Reuters.  Prices and FX rates used are supplied by Reuters.

The FTSE 100 Index is a free float adjusted index which measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the LSE.  The 100 stocks included in the FTSE 100 Index (the “FTSE Underlying Stocks”) are selected from a reference group of stocks trading on the LSE which are in turn selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days.  The FTSE Underlying Stocks are selected from this reference group by selecting 100 stocks with the largest market value.

FTSE, the publisher of the FTSE 100 Index, is responsible for calculating, publishing and disseminating the FTSE 100 Index.  The FTSE 100 Index is overseen by the FTSE’s Europe/Middle East/Africa Committee (the

“FTSE EMEA Committee”), which is made up of independent senior industry representatives, which is responsible for the index review process.

FTSE can add, delete or substitute the stocks underlying the FTSE 100 Index or make other methodological changes that could change the value of the FTSE 100 Index.  FTSE may discontinue or suspend calculation or dissemination of the FTSE 100 Index.  The FTSE EMEA Committee reviews the FTSE Underlying Stocks quarterly in March, June, September and December in order to maintain continuity in the index level.  FTSE prepares information regarding possible companies to be included or excluded from the FTSE 100 Index using the close of business figures from the Tuesday before a review.  The review is then presented to the FTSE EMEA Committee for approval.

Changes to the constituents can be prompted by new listings on the exchange, corporate actions (e.g., mergers and acquisitions) or an increase or decrease in a market capitalization.  The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules which provide generally for the removal and replacement of a stock from the FTSE 100 Index if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the FTSE EMEA Committee, to be a viable component of the FTSE 100 Index.  To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization.  Where a greater number of companies qualify to be inserted in the FTSE 100 Index than those qualifying to be deleted, the lowest ranking constituents presently included in the FTSE 100 Index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review.  Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest ranking companies which are presently not included in the index will be inserted to match the number of companies being deleted at the periodic review.

The FTSE 100 Index is obtained by: (i) calculating the sum of the products of the per share price of each stock included in the FTSE 100 Index by the number of their respective outstanding shares (such sum, the “FTSE Aggregate Market Value”) as of the relevant current date and (ii) dividing the FTSE Aggregate Market Value as of the relevant current date by a divisor which represents the adjustments to the FTSE Aggregate Market Value as of the base date.  The divisor is continuously adjusted to reflect changes, without distorting the FTSE 100 Index, in the issued share capital of individual underlying stocks, including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits.

All rights to the FTSE 100 Index are owned by the FTSE, the publisher of the FTSE 100 Index.  Morgan Stanley, the Calculation Agent and the Trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the FTSE 100 Index.  In addition, none of the LSE, the Financial Times and FTSE has any relationship to Morgan Stanley or the LASERS. None of the LSE, the Financial Times and the FTSE sponsors, endorses, authorizes, sells or promotes the LASERS, or has any obligation or liability in connection with the administration, marketing or trading of the LASERS or with the calculation of the payment at maturity.

License Agreement between FTSE International Limited and Morgan Stanley.  The license agreement between FTSE International Limited and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

These LASERS are not in any way sponsored, endorsed, sold or promoted by FTSE or by LSE or by FT and neither FTSE or LSE or FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE 100 Index and/or the figure at which the said Index stands at any particular time on any particular day or otherwise.  The FTSE 100 Index is compiled and calculated solely by FTSE.  However, neither FTSE or LSE or FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE 100 Index and neither FTSE or LSE or FT shall be under any obligation to advise any person of any error therein.

“FTSETM” and “FootsieTM” are trademarks of London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license.

FTSE/Xinhua China 25 Index

The FTSE/Xinhua China 25 Index is a stock index calculated, published and disseminated by FTSE Xinhua Index Limited (“FXI”), a joint venture of FTSE International Limited and Xinhua Financial Network Limited, and is designed to represent the performance of the mainland Chinese market that is available to international investors and includes companies that trade on the HKSE.

General.  The FTSE/Xinhua China 25 Index is quoted in Hong Kong dollars (“HKD”) and currently is based on the 25 largest and most liquid Chinese stocks (called “H-shares” and “Red Chip” shares) based on full market-capitalization value, listed and trading on the HKSE.  “H-shares” are securities of companies incorporated in the People’s Republic of China and nominated by the Chinese government for listing and trading on the HKSE.  H-shares are quoted and traded in HKD and U.S. dollars. “Red Chip” shares are securities of Hong Kong-incorporated companies listed and traded on the HKSE, which are substantially owned directly or indirectly by the Chinese government and have the majority of their business interests in mainland China. “Red Chip” shares are quoted and traded in HKD and are available only to international investors and not to those from the People’s Republic of China.

Eligible Securities.  Currently, only H-shares and Red Chip shares are eligible for inclusion in the FTSE/Xinhua China 25 Index.  All classes of equity in issue are eligible for inclusion in the FTSE/Xinhua China 25 Index, subject to certain restrictions, however, each constituent must also be a constituent of the FTSE All-World Index.  Companies whose business is that of holding equity and other investments, exchange-traded funds, and funds whose prices are a direct derivation of underlying holdings (e.g. mutual funds) are not eligible for inclusion.  Securities must be sufficiently liquid to be traded, therefore the following criteria, among others, are used to ensure that illiquid securities are excluded:

1.
Price.  FXI must be satisfied that an accurate and reliable price exists for the purposes of determining the market value of a company.  FXI may exclude a security from the FTSE/Xinhua China 25 Index if it considers that an “accurate and reliable” price is not available. The FTSE/Xinhua China 25 Index uses the last trade prices from the relevant stock exchanges, when available.

2.
Liquidity. Securities in the FTSE/Xinhua China 25 Index will be reviewed annually for liquidity. Securities which do not turn over at least 2% of their shares in issue, after the application of any free float restrictions, per month for ten of the twelve months prior to the quarterly review by FXI will not be eligible for inclusion in the FTSE/Xinhua China 25 Index. An existing constituent failing to trade at least 2.0% of its shares in issue, after the application of any free float restrictions, per month for more than four of the twelve months prior to the quarterly review will be removed after close of the index calculation on the next trading day following the third Friday in January, April, July and October. Any period when a share is suspended will be excluded from the calculation.

3.
New Issues. New issues become eligible for inclusion in the FTSE/Xinhua China 25 Index at the next quarterly review of constituents, provided they have a minimum trading record of at least 20 trading days prior to the date of such review and turnover of a minimum of 2% of their shares in issue, after the application of any free float restrictions, per month each month, except in certain circumstances.

The FTSE/Xinhua China 25 Index, like other indices of FXI, is governed by an independent advisory committee, the FTSE Xinhua Index Committee, that ensures that the FTSE/Xinhua China 25 Index is operated in accordance with its published ground rules, and that the rules remain relevant to the FTSE/Xinhua China 25 Index.  The FTSE Xinhua Index Committee is responsible for undertaking the review of the FTSE/Xinhua China 25 Index and for approving changes of constituents.

Computation of the FTSE/Xinhua China 25 Index.  The FTSE/Xinhua China 25 Index is calculated using the free float index calculation methodology of the FTSE Group.  The FTSE/Xinhua China 25 Index is calculated using the following algorithm:

S (pn1 x en1 x sn1 x fn1 x cn1)
d

n = 1,2,3…….,n

where “p” is the latest trade price of the component security “n”, “e” is the exchange rate required to convert the security’s home currency into the FTSE/Xinhua China 25 Index’s base currency, “s” is the number of shares of the security in issue, “f” is the free float factor published by FXI, applicable to such security, to be applied to the security to allow amendments to its weighting, “c” is the capping factor published by FXI at the most recent quarterly review of the FTSE/Xinhua China 25 Index, and “d” is the divisor, a figure that represents the total issued share capital of the FTSE/Xinhua China 25 Index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the FTSE/Xinhua China 25 Index.

The FTSE/Xinhua China 25 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations.  Under this methodology, FXI excludes from free floating shares: (i) trade investments in a FTSE/Xinhua China 25 Index constituent company by either another FTSE/Xinhua China 25 Index constituent company or a non-constituent company or entity; (ii) significant long-term holdings by founders, directors and/or their families; (iii) employee share schemes (if restricted); (iv) government holdings; (v) foreign ownership limits; and (vi) portfolio investments subject to lock-in clauses (for the duration of the clause).  Free float restrictions are calculated using available published information. The initial weighting of a FTSE/Xinhua China 25 Index constituent stock is applied in bands, as follows:

Free float less than or equal to 15%
Ineligible for inclusion in the FTSE/Xinhua China 25 Index, unless free float is also greater than 5% and the full market capitalization is greater than US$2.5 billion (or local currency equivalent), in which case actual free float is used.

Free float greater than 15% but less than or equal to 20%	20%

Free float greater than 20% but less than or equal to 30%	30%

Free float greater than 30% but less than or equal to 40%	40%

Free float greater than 40% but less than or equal to 50%	50%

Free float greater than 50% but less than or equal to 75%	75%

Free float greater than 75%	100%

These bands are narrow at the lower end, to ensure that there is sufficient sensitivity in order to maintain accurate representation, and broader at the higher end, in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event.

Following the application of an initial free float restriction, a FTSE/Xinhua China 25 Index constituent stock’s free float will only be changed if its actual free float is more than five percentage points above the minimum or five percentage points below the maximum of an adjacent band.  This five percentage point threshold does not apply if the initial free float is less than 15%.  Foreign ownership limits, if any, are applied after calculating the actual free float restriction, but before applying the bands shown above.  If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied.  If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the bands shown above.

The FTSE/Xinhua China 25 Index is periodically reviewed for changes in free float.  These reviews coincide with the quarterly reviews undertaken of the FTSE/Xinhua China 25 Index.  Implementation of any changes takes place after the close of the index calculation on the third Friday in January, April, July and October.  A stock’s free float is also reviewed and adjusted if necessary following certain corporate events.  If the corporate event includes a corporate action which affects the FTSE/Xinhua China 25 Index, any change in free float is implemented at the same time as the corporate action.  If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.

License Agreement between FTSE Xinhua Index Limited and Morgan Stanley.  Morgan Stanley has entered into a non-exclusive license agreement with FTSE Xinhua Index Limited providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the FTSE/Xinhua China 25 Index, which is owned and published by FTSE Xinhua Index Limited, in connection with securities, including the LASERS.  The license agreement between FTSE/Xinhua Index Limited and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The LASERS are not in any way sponsored, endorsed, sold or promoted by FTSE Xinhua Index Limited or by The London Stock Exchange Plc (the “LSE”) or by The Financial Times Limited (“FT”) and neither FTSE Xinhua Index Limited or LSE or FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE/Xinhua China 25 Index and/or the figure at which the said Index stands at any particular time on any particular day or otherwise.  The FTSE/Xinhua China 25 Index is compiled and calculated solely by FTSE Xinhua Index Limited.  However, neither FTSE Xinhua Index Limited or LSE or FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE/Xinhua China 25 Index and neither FTSE Xinhua Index Limited or LSE or FT shall be under any obligation to advise any person of any error therein.

“FTSETM” and “FootsieTM” are trademarks of London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license.

Hang Seng® Index

The Hang Seng® Index was developed, and is calculated, maintained and published, by HSI Services Limited, a wholly owned subsidiary of the Hang Seng Bank, and was first calculated and published on November 24, 1969.  The Hang Seng Index is a market capitalization weighted stock market index of the HKSE and purports to be an indicator of the performance of the Hong Kong stock market.

Only companies with a primary listing on the main board of the HKSE are eligible as constituents of the Hang Seng Index.  Mainland China enterprises that have an H-share listing in Hong Kong are eligible for inclusion in the Hang Seng Index when they meet any one of the following conditions: (1) the H-share company has 100% of its ordinary share capital in the form of H-shares which are listed on the HKSE; (2) the H-share company has completed the process of share reform, with the result that there is no unlisted share capital in the company; or (3) for new H-share initial public offerings, the company has no unlisted share capital.  For any H-share company included in the Hang Seng Index, only the H-share portion of the share capital of the company will be used for index calculation, subject to free float adjustment.  H-shares are shares of mainland China companies listed on HKSE.

To be eligible for selection in the Hang Seng Index, a company: (1) must be among those that constitute the top 90% of the total market value of all primary shares listed on the HKSE (market value is expressed as an average of the past 12 months); (2) must be among those that constitute the top 90% of the total turnover of all primary listed shares on the HKSE (turnover is aggregated and individually assessed for eight quarterly sub-periods for the past 24 months); and (3) should normally have a listing history of 24 months.  From the candidates, final selections are based on the following: (1) the market value and turnover rankings of the companies; (2) the representation of the sub-sectors within the Hang Seng Index directly reflecting that of the market; and (3) the financial performance of the companies.

Calculation Methodology.  From September 11, 2006, and phased in over a period of 12 months from September 2006 to September 2007,  the calculation methodology of the Hang Seng Index has been changed from a full market capitalization weighting to a free float-adjusted market capitalization weighting.  Under this calculation methodology, the following shareholdings are viewed as strategic in nature and excluded for calculation: shares held by strategic shareholders who individually or collectively control more than 30% of the shareholdings; shares held by directors who individually control more than 5% of the shareholdings; shares held by a Hong Kong-listed company which controls more than 5% of the shareholdings as investments; and shares held by shareholders who individually or collectively represent more than 5% of the shareholdings in the company and with a publicly disclosed lock-up management.  A free float adjustment factor representing the proportion of shares that is free floated as a percentage of the issued shares, is rounded up to the nearest multiple of 5% for the calculation of the Hang Seng Index and is updated half-yearly.

A cap of 15% on individual stock weightings is applied.  A cap factor is calculated half-yearly to coincide with the regular update of the free float adjustment factor.  Additional re-capping is performed upon constituent changes.

License Agreement between HSI Services Limited and Morgan Stanley. “Hang Seng® Index” is a trademark of HSI Services Limited and has been licensed for use by Morgan Stanley.

HSI Services Limited has no obligation to Hang Seng Index in connection with the issuance of certain securities, including the LASERS.  Morgan Stanley is not affiliated with HSI Services Limited; the only relationship between HSI Services Limited and Morgan Stanley is the licensing of the use of Hang Seng Index and trademarks related to the Hang Seng Index.

The Hang Seng Index is published and compiled by HSI Services Limited pursuant to a license from Hang Seng Data Services Limited.  The mark and name “Hang Seng® Index” is proprietary to Hang Seng Data Services Limited.  HSI Services Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the Hang Seng Index by Morgan Stanley in connection with the LASERS, but neither HSI Services Limited nor Hang Seng Data Services Limited warrants or represents or guarantees to any broker or holder of the LASERS or any other person the accuracy or completeness of the Hang Seng Index and its computation or any information related thereto and no warranty or representation or guarantee of any kind whatsoever relating to the Hang Seng Index is given or may be implied.  The process and basis of computation and compilation of the Hang Seng Index and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by HSI Services Limited without notice.  No responsibility or liability is accepted by HSI Services Limited or Hang Seng Data Services Limited in respect of the use of and/or reference to the Hang Seng Index by Morgan Stanley in connection with the LASERS, or for any inaccuracies, omissions, mistakes or errors of HSI Services Limited in the computation of the Hang Seng Index or for any economic or other loss which may be directly or indirectly sustained by any broker or holder of the LASERS for any other person dealing with the LASERS as a result thereof and no claims, actions or legal proceedings may be brought against HSI Services Limited and/or Hang Seng Data Services Limited in connection with the LASERS in any manner whatsoever by any broker, holder or other person dealing with the LASERS.  Any broker, holder or other person dealing with the LASERS does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on HSI Services Limited and Hang Seng Data Services Limited.  For the avoidance of doubt, this disclaimer does not create any contractual or quasi-contractual relationship between any broker, holder or other person and HSI Services Limited and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.

KBW Mortgage Finance IndexSM

The KBW Mortgage Finance Index is a float-adjusted modified capitalization-weighted index of companies designed to effectively represent the performance of the U.S. mortgage finance industry.  The companies composing the KBW Mortgage Finance Index account for a large portion of the market capitalization of the U.S. mortgage finance industry and were selected to provide appropriate representation of the industry’s diverse sub-sectors, including pure mortgage players, mortgage insurers, title insurers, and banks and thrifts that have considerable mortgage loan portfolios in the United States.  Keefe, Bruyette & Woods, Inc., which we refer to as KBW, began calculating the KBW Mortgage Finance Index in 2000, and the KBW Mortgage Finance Index has been listed on the Philadelphia Stock Exchange under the symbol “MFXSM” since July 22, 2005.

The KBW Mortgage Finance Index is calculated as a float-adjusted, modified market capitalization-weighted index, meaning that each of the component stocks represented in the KBW Mortgage Finance Index is equal to its float-adjusted shares outstanding, multiplied by its current stock price as quoted on the NASDAQ/NMS or the New

York Stock Exchange.  Float-adjusted modified market capitalization weighting is achieved through quarterly rebalancing.

Based on the capitalizations as of the close on the Monday before the third Saturday of the last month in each calendar quarter, the KBW Mortgage Finance Index rebalancing will be calculated according to the following rules:

•	If any of the top four institutions’ index weightings have increased beyond 12.5%, their weighting will be reduced to a maximum of 10% in the quarterly rebalancing.

•	If any of the remaining institutions’ weightings have increased beyond 5%, their weightings will be reduced to a maximum of 4.5% in the rebalancing.

•	If any of the remaining institutions’ weightings have dropped below 8%, their weightings will be increased to the lesser of their float-adjusted capitalization weight or 10% in the rebalancing.

•	If any of the institutions with unadjusted capitalization weights greater than 5% have declined in index weighting below 4%, their weightings will be increased to 4.5% in the rebalancing.

•
Any excess weighting available will be reallocated to the smaller institutions and any weighting needed to increase weighting in the larger institutions will be taken from the smaller institutions in the same manner as in the initial allocation at the time of rebalancing.

•	The rebalancing will be implemented at the close on the Friday before the third Saturday of the last month in each calendar quarter.

The KBW Mortgage Finance Index is calculated and maintained by KBW.  KBW selects the constituent stocks on the basis of relevance to the mortgage finance industry and on certain trading criteria, including but not limited to stock price, stock price volatility, stock price correlation to KBW Mortgage Finance Index price, average daily trading volume, optionability of stock, market capitalization, country of origin, listed exchange and perceived viability of the company.  The KBW Mortgage Finance Index is designed and maintained so that financial instruments based on the KBW Mortgage Finance Index will comply with necessary listing/maintenance criteria dictated by subsections (b) and (c) of Rule 1009A (Designation of the KBW Mortgage Finance Index) on the Philadelphia Stock Exchange.  Any constituent stock that fails to meet these standards will be replaced within the KBW Mortgage Finance Index.

In the event that there is a change in the nature of any constituent stock that will change the overall market character of the KBW Mortgage Finance Index, including delisting, merger, acquisition, or change of principal business, KBW will take appropriate steps to remove the stock or replace it with another stock that would best represent the intended market character of the KBW Mortgage Finance Index.

KBW reserves the authority to add one or more index-eligible stocks on a quarterly basis, or to remove any constituent stock on a quarterly basis if it believes that such stock no longer provides adequate representation of the mortgage finance industry, or no longer maintains the character of the KBW Mortgage Finance Index.  In the event that KBW removes a constituent stock, KBW may replace such stock with an index-eligible stock at any time, but is not required to do so.

License Agreement between Keefe, Bruyette & Woods, Inc. and Morgan Stanley.  The LASERS are not sponsored, endorsed, sold or promoted by KBW.  KBW makes no representation or warranty, express or implied, to the owners of the LASERS or any member of the public regarding the advisability of investing in securities generally or in the LASERS particularly or the ability of the KBW Mortgage Finance IndexSM to track the performance of the mortgage finance industry.  KBW’s only relationship to us is the licensing of certain service marks and trade names of KBW and of the KBW Mortgage Finance IndexSM, which is determined, composed and calculated by KBW without regard to us or the LASERS.  KBW has no obligation to take our needs or the needs of the owners of the LASERS into consideration in determining, composing or calculating the KBW Mortgage Finance IndexSM.  KBW is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the LASERS to be issued or in the determination or calculation of the equation by which the LASERS are to be converted into cash.  KBW has no obligation or liability in connection with the administration, marketing or trading of the LASERS.

KBW DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KBW MORTGAGE FINANCE INDEXSM OR ANY DATA INCLUDED THEREIN.  KBW MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE LASERS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE KBW MORTGAGE FINANCE INDEXSM OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  KBW MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE KBW MORTGAGE FINANCE INDEXSM OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KBW HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Keefe, Bruyette & Woods,” “KBW Mortgage Finance IndexSM,” and “MFXSM” are service marks of Keefe, Bruyette & Woods, Inc. and have been licensed for use for certain purposes by Morgan Stanley.  Such use is not sponsored, endorsed, sold or promoted by Keefe Bruyette & Woods, Inc., and Keefe Bruyette & Woods, Inc. makes no representation regarding the advisability of investing in the LASERS.

KOSPI 200 Index

The KOSPI 200 Index is a market capitalization based index and was developed as an underlying index for derivatives products (index futures and index options) traded on the KRX-Futures Market.  The calculation of the value of the KOSPI 200 Index (discussed below in further detail) is based on the relative value of the aggregated current Market Value (as defined below) of the common stocks of 200 companies (the “Constituent Stocks”) as of a particular time as compared to the aggregated average Market Value of the common stocks of 200 companies at the base date of January 3, 1990.  The current “Market Value” of any Constituent Stock is the product of the market price per share and the number of the then outstanding shares of such Constituent Stock.  Korea Stock Exchange (“KSE”) chooses companies for inclusion in the KOSPI 200 Index with an aim of accurately representing overall market movement.  KSE may from time to time, in its sole discretion, add companies to, or delete companies from, the KOSPI 200 Index to achieve the objectives stated above.  The KOSPI 200 Index selects stocks of companies that belong to one of eight industry groups, whose market capitalization is at least 1% of the total market capitalization.  The capitalization requirement ensures the high percentage of market capitalization of Constituent Stocks against the total.  Stocks initially listed or relisted after May 1 of the year preceding the year of the periodic realignment review date, stocks designated as administrative issue as of the periodic realignment review date, stocks of securities investment companies, issues of liquidation sale and stocks deemed unsuitable are ineligible to become a Constituent Stock of the KOSPI 200 Index.

Basic selection criteria are the average market capitalization obtained by dividing the aggregated value (attained by multiplying the closing price of the listed common shares by the number of listed common shares for one year from April of the year preceding the year to which the periodic realignment review date belongs), by 12, and the sum of daily trading value for the same period.  In the case of a stock which has been reclassified under a different industry group, such stock is grouped with the newly classified industry group.

First, the Constituent Stocks from non-manufacturing industries are chosen on the basis of rank order of average monthly market capitalization, while ensuring that the accumulated market capitalization of a stock is at least 70% of the total market capitalization of the same industry group.  The number of stocks selected is considered as is the number of Constituent Stocks chosen from the same industry group.  However, a stock is excluded if its ranking of annual trading value is below 85% of the same industry group, and a stock that satisfies the trading value requirement is chosen from among the stocks whose market capitalization is ranked next.

Second, the Constituent Stocks from the manufacturing industry are selected by rank order of market capitalization, while ensuring that annual trading value of stocks are ranked above 85% of the industry group.  The number of the stocks selected from the manufacturing industry is the number obtained by subtracting the number of Constituent Stocks chosen from the non-manufacturing industry group from 200.

Notwithstanding the above criteria, a stock whose market capitalization is within the top 50 of its industry group may be included in the constituents.  The KOSPI Maintenance Committee (the “KOSPI Committee”) makes the decision while taking into account such factors as the percentage of market capitalization of the industry group to the total and the liquidity of such stock.

To ensure that the KOSPI 200 Index accurately represents the overall market movement, its Constituent Stocks are realigned as the need arises.  There are two types of realignments:  periodic realignment and special realignment.  Periodic realignment takes place regularly once a year, on the trading day following the day which is the last trading day of June contracts of both the index futures and index options.  Special realignment takes place at the time when a stock has to be excluded from the constituents as a result of, for instance, delisting, designation as administrative issue or a merger.

The method of periodic realignment is similar to the method used for selection of Constituent Stocks.  However, to maintain constancy of the KOSPI 200 Index, a replacement stock must both satisfy the criteria for selection of Constituent Stocks, and its ranking of market capitalization should be within 90% of total market capitalization of the constituents of the same industry group.  However, even if an existing Constituent Stock does not satisfy the criteria for selection of Constituent Stocks, such stock remains a constituent as long as its ranking of market capitalization is within 110% of the market capitalization of the constituents.  In the case of a stock with a market capitalization ranking that has reached 90% of the total market capitalization of the constituents of the same industry group, such stock is excluded unless there is an existing Constituent Stock whose ranking falls below 110% of the  constituents.

Special realignment is carried out by choosing a stock from a replacement list prepared beforehand in a priority order by industry group.  In the event that the replacement list includes no stock for a specific industry, a stock is chosen from the manufacturing industry group.

In cases where there is an initial listing of a stock that is deemed to have high liquidity and is worthy in terms of its impact on KOSPI 200 Index, a Constituent Stock is merged into non-Constituent Stock or a company is established as result of merger between the constituent, it is possible to include before the periodic realignment date.

The level of the KOSPI 200 Index reflects the total current Market Value of all 200 Constituent Stocks relative to the base index of the KOSPI 200 Index as of the base date of January 3, 1990 (the “Base Index.”), which is 100.  An indexed number is used to represent the results of this calculation.

The actual aggregate Market Value of the Constituent Stocks at the base date (the “KOSPI 200 Base Market Value”) has been set. In practice, the calculation of the KOSPI 200 Index is computed by dividing the total current aggregated Market Value of the Constituent Stocks by the KOSPI 200 Base Market Value and then multiplying by the Base Index of 100.

In order to maintain the consistency of the KOSPI 200 Index, the Market Value and KOSPI 200 Base Market Value can be readjusted.  Readjustment includes changing the KOSPI 200 Base Market Value when there is an event, such as a distribution of rights or dividends, that affects the stock price, in order to equalize the stock price index on the day before the event and the stock price index on the day of the event. The following formula is used:

Current Market Value on the day before the change	=	Current Market Value on the day before the change	+	Amount of Change in the Value
Old Market Value		New KOSPI 200 Base Market Value

Current Market Value increases or decreases when there is a rights offering a new listing, a delisting or merger.  Therefore, to maintain consistency, the KOSPI 200 Base Market Value is adjusted when there is a change in current Market Value, using the following formula:

New KOSPI 200 Base Market Value	=	Old Market Value	x	Current Market Value on the day before the change	+	Amount of change in the current Market Value
Current Market Value on the day before the change

The KOSPI Committee is charged with reviewing matters relating to calculation and management of the KOSPI 200 Index.  The KOSPI Committee is composed of 10 members who are chosen as representatives of institutional investors and securities related institutions, legal and accounting professions, and professors and researchers.  The KOSPI Committee is responsible for matters relating to the calculation method of the KOSPI 200 Index; matters relating to selection and realignment of KOSPI 200 Constituent Stocks; matters relating to establishment, amendment and abolishment of the criteria for selection of KOSPI 200 Constituent Stocks; and any other matters that are requested by the chief executive officer of the KSE.

Regular meetings of the KOSPI Committee are held in May of each year for the purpose of realigning the Constituent Stocks, but a special meeting can be called if need arises.

Although KSE currently employs the above methodology to calculate the KOSPI 200 Index, we cannot assure you that KSE will not modify or change this methodology in a manner that may affect the return on your investment.

License Agreement between the Korean Stock Exchange and Morgan Stanley.  We have been granted by KSE a non-transferable, non-exclusive license to use the KOSPI 200 Index as a component of the LASERS and refer to the KOSPI 200 Index in connection with the marketing and promotion of LASERS and in connection with making such disclosure about the LASERS.  We acknowledge that the KOSPI 200 Index is selected, compiled, coordinated, arranged and prepared by KSE, respectively, through the application of methods and standards of judgment used and developed through the expenditure of considerable work, time and money by KSE.  We acknowledge that KOSPI 200 Index and the KOSPI marks are the exclusive property of KSE, that KSE has and retains all property rights therein (including, but not limited to trademarks and copyrights) and that the KOSPI 200 Index and its compilation and composition and changes therein are in the complete control and sole discretion of KSE.

MSCI International Equity Indices

MSCI International Equity Indices are calculated, published and disseminated daily by MSCI Inc. (“MSCI”), through numerous data vendors, on the MSCI website and a majority of them in real time on Bloomberg Financial Markets and Reuters Limited.

At the end of May 2008, MSCI completed implementing changes to the methodology of the MSCI International Equity Indices, which include MSCI EAFE Index, MSCI Emerging Markets Index, MSCI Europe Index, MSCI World Index, MSCI World Real Estate Index, MSCI Australia Index, MSCI Belgium Index, MSCI Brazil Index, MSCI France Index, MSCI Italy Index, MSCI Japan Index, MSCI Pacific Ex-Japan Index, MSCI Singapore Index, MSCI Spain Index, MSCI Switzerland Index, MSCI Taiwan Index and MSCI USA Index.  In an attempt to provide broader coverage of the equity markets, MSCI moved from a sampled multi-cap approach to an approach targeting exhaustive coverage with non-overlapping size and segments.  MSCI combined the MSCI Global Standard and MSCI Global Small Cap Indices to form the MSCI Global Investable Market Indices, segmented by region/country, size (large, mid and small cap), value/growth styles and Global Industry Classification Standard (“GICS®”) sectors/industries.  The MSCI Global Standard and MSCI Global Small Cap Indices, along with the other MSCI equity indices based on them, transitioned to the MSCI Global Investable Market Indices methodology described below in two phases.  The first phase was implemented as of the close of November 30, 2007, and the second phase as of the close of May 30, 2008.

MSCI EAFE Index®

The MSCI EAFE Index® is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada.  As of November 2010, the MSCI EAFE Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.  The MSCI EAFE Index includes components from Australia and New Zealand and all countries in Europe and Asia that are designated by MSCI as Developed Markets.  The MSCI EAFE Index was developed with a base value of 100 as of

December 31, 1969.  The MSCI EAFE Index is reported by Bloomberg Financial Markets under ticker symbol “MXEA.”

MSCI Emerging Markets IndexSM

The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of emerging markets.  As of November 2010, the MSCI Emerging Markets Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey.  The MSCI Emerging Markets Index includes components from all countries designated by MSCI as Emerging Markets.  The MSCI Emerging Markets Index was developed with a base value of 100 as of December 31, 1987.  The MSCI Emerging Markets Index is reported by Bloomberg Financial Markets under ticker symbol “MXEF.”

MSCI Europe IndexSM

The MSCI Europe Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of the developed markets in Europe.  As of December 2009, the MSCI Europe Index consisted of the following 16 developed market country indices: Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom.  The MSCI Europe Index was developed with a base value of 100 as of December 31, 1998.  The MSCI Europe Index is reported by Bloomberg Financial Markets under ticker symbol “MXEU.”

MSCI World IndexSM

The MSCI World IndexSM is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets.  As of December 2009, the MSCI World Index consisted of the following 23 developed market country indices: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States.  The MSCI World Index was developed with a base value of 100 as of December 31, 1969.  The MSCI World Index is reported by Bloomberg Financial Markets under ticker symbol “MXWO.”

MSCI World Real Estate IndexSM

The MSCI World Real Estate Index is a sub-index of the MSCI World Index and represents only securities in the GICS Real Estate Industry Group.  The MSCI World Real Estate Index was developed with a base value of 100 as of December 31, 1998.  The MSCI World Real Estate Index is reported by Bloomberg Financial Markets under ticker symbol “MXWO0RE.”

MSCI Australia IndexSM

The MSCI Australia Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Australian equity market and to represent Australian companies that are available to investors worldwide.  Securities listed on the Australian Stock Exchange are eligible for inclusion in the MSCI Australia Index.  The MSCI Australia Index was developed with a base value of 100 as of December 31, 1969.  The MSCI Australia Index is reported by Bloomberg Financial Markets under ticker symbol “MXAU.”

MSCI Belgium IndexSM

The MSCI Belgium Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Belgian equity market and to represent Belgian companies that are available to investors worldwide.  Securities listed on the Euronext are eligible for inclusion in the MSCI Belgium Index.  The MSCI Belgium Index was developed with a base value of 100 as of December 31, 1998.  The MSCI Belgium Index is reported by Bloomberg Financial Markets under ticker symbol “MXBE.”

MSCI Brazil IndexSM

The MSCI Brazil Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Brazilian equity market and to represent Brazilian companies that are available to investors worldwide.  Securities listed on the Sao Paulo Stock Exchange are eligible for inclusion in the MSCI Brazil Index.  The MSCI Brazil Index was developed with a base value of 100 as of December 31, 1987.  The MSCI Brazil Index is reported by Bloomberg Financial Markets under ticker symbol “MXBR.”

MSCI France IndexSM

The MSCI France Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the French equity market and to represent French companies that are available to investors worldwide.  Securities listed on the Euronext are eligible for inclusion in the MSCI France Index.  The MSCI France Index was developed with a base value of 100 as of December 31, 1998.  The MSCI France Index is reported by Bloomberg Financial Markets under ticker symbol “MXFR.”

MSCI Italy IndexSM

The MSCI Italy Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Italian equity market and to represent Italian companies that are available to investors worldwide.  Securities listed on the Italian Stock Exchange are eligible for inclusion in the MSCI Italy Index.  The MSCI Italy Index was developed with a base value of 100 as of December 31, 1998.  The MSCI Italy Index is reported by Bloomberg Financial Markets under ticker symbol “MXIT.”

MSCI Japan IndexSM

The MSCI Japan Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Japanese equity market and to represent Japanese companies that are available to investors worldwide.  Securities listed on the Tokyo, Osaka, JASDAQ and Nagoya Stock Exchanges are eligible for inclusion in the MSCI Japan Index.  The MSCI Japan Index was developed with a base value of 100 as of December 31, 1969.  The MSCI Japan Index is reported by Bloomberg Financial Markets under ticker symbol “MXJP.”

MSCI Pacific Ex-Japan IndexSM

The MSCI Pacific Ex-Japan Index is a free float-adjusted market capitalization weighted index designed to measure the equity market performance of the developed markets in the Pacific region, excluding Japan.  As of December 2009, the MSCI Pacific Ex-Japan Index consisted of the following 4 developed market country indices: Australia, Hong Kong, New Zealand and Singapore.  The MSCI Pacific Ex-Japan Index was developed with a base value of 100 as of December 31, 1969.  The MSCI Pacific Ex-Japan Index is reported by Bloomberg Financial Markets under ticker symbol “MXPCJ.”

MSCI Singapore IndexSM

The MSCI Singapore Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Singaporean equity market and to represent Singaporean companies that are available to investors worldwide.  Securities listed on the Singapore Exchange are eligible for inclusion in the MSCI Singapore Index.  The MSCI Singapore Index was developed with a base value of 100 as of December 31, 1969.  The MSCI Singapore Index is reported by Bloomberg Financial Markets under ticker symbol “MXSG.”

MSCI Spain IndexSM

The MSCI Spain Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Spanish equity market and to represent Spanish companies that are available to investors worldwide.  Securities listed on the Madrid Stock Exchange are eligible for inclusion in the MSCI Spain Index.  The MSCI Spain Index was developed with a base value of 100 as of December 31, 1998.  The MSCI Spain Index is reported by Bloomberg Financial Markets under ticker symbol “MXES.”

MSCI Switzerland IndexSM

The MSCI Switzerland Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Swiss equity market and to represent Swiss companies that are available to investors worldwide.  Securities listed on the Swiss Exchange are eligible for inclusion in the MSCI Switzerland Index.  The MSCI Switzerland Index was developed with a base value of 100 as of December 31, 1969.  The MSCI Switzerland Index is reported by Bloomberg Financial Markets under ticker symbol “MXCH.”

MSCI Taiwan IndexSM

The MSCI Taiwan Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Taiwanese equity market and to represent Taiwanese companies that are available to investors worldwide.  Securities listed on the Taiwan Exchange are eligible for inclusion in the MSCI Taiwan Index.  The MSCI Taiwan Index is reported by Bloomberg Financial Markets under ticker symbol “MXTW.”

MSCI USA IndexSM

The MSCI USA Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the United States equity market and to represent United States companies that are available to investors worldwide.  Securities listed on The New York Stock Exchange, NYSE Alternext US LLC and NASDAQ are eligible for inclusion in the MSCI USA Index.  The MSCI USA Index was developed with a base value of 100 as of December 31, 1969.  The MSCI USA Index is reported by Bloomberg Financial Markets under ticker symbol “MXUS.”

MSCI Global Investable Market Indices Methodology

Constructing the MSCI Global Investable Market Indices

MSCI undertakes an index construction process, which involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (“GICS®”).

Defining the Equity Universe

(i) Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, exchange-traded funds, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

(ii) Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

The investability screens used to determine the Investable Equity Universe in each market are as follows:

(i) Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization. A company will meet this requirement if its cumulative free float-adjusted market capitalization is within the top 99% of the sorted Equity Universe.

(ii) Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii) DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity. The Annualized Traded Value Ratio (“ATVR”), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float-adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% ATVR is required for inclusion of a security in a Market Investable Equity Universe of a Developed Market, and a minimum liquidity level of 15% ATVR is required for inclusion of a security in a Market Investable Equity Universe of an Emerging Market.

(iv) Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the MSCI EAFE Index’s ability to fully and fairly represent the characteristics of the underlying market.

(v) Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi-Annual Index Review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.

Defining Market Capitalization Size Segments for Each Market

Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

•	Investable Market Index (Large + Mid + Small)

•	Standard Index (Large + Mid)

•	Large Cap Index

•	Mid Cap Index

•	Small Cap Index

Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements and index continuity rules.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.  The application of this requirement involves the following steps:

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

Creating Style Indices within Each Size Segment

All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

Classifying Securities under the Global Industry Classification Standard (“GICS®”)

All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with S&P’s, the GICS®.  The GICS entails four levels of classification:  (1) sector; (2) industry group; (3) industries; and (4) sub-industries. Under the GICS, each company is assigned to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Index Maintenance

The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

In particular, index maintenance involves:

(i) Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:

•	Updating the indices on the basis of a fully refreshed Equity Universe.

•	Taking buffer rules into consideration for migration of securities across size and style segments.

•	Updating FIFs and Number of Shares (“NOS”).

The objective of the SAIRs is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment and Global Value and Growth Indices.

(ii) Quarterly Index Reviews (“QIRs”) in February and August (in addition to the SAIRs in May and November) of the Size Segment Indices aimed at:

•	Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

•	Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

•	Reflecting the impact of significant market events on FIFs and updating NOS.

QIRs are designed to ensure that the indices continue to be an accurate reflection of the evolving equity marketplace. This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR. QIRs may result in additions or deletions due to migration to another Size Segment Index, and changes in FIFs and in NOS. Only additions of significant new investable companies are considered, and only for the Standard Index. The buffer zones used to manage the migration of companies from one segment to another are wider than those used in the SAIR. The style classification is reviewed only for companies that are reassigned to a different size segment.

(iii) Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Announcement Policy

The results of the SAIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May and November.

The results of the QIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August.

All changes resulting from corporate events are announced prior to their implementation in the MSCI indices.

The changes are typically announced at least ten business days prior to the changes becoming effective in the indices as an “expected” announcement, or as an “undetermined” announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends “confirmed” announcements at least two business days prior to events becoming effective in the indices, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, at 5:30 p.m., US Eastern Time.

In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

In the case of secondary offerings representing more than 5% of a security’s number of shares for existing constituents, these changes will be announced prior to the end of the subscription period when possible and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

Both primary equity offerings and secondary offerings for U.S. securities, representing at least 5% of the security’s number of shares, will be confirmed through an announcement during market hours for next day or shortly after implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable prior to their implementation in the MSCI indices.

For Standard Index constituents, a more descriptive text announcement is sent to clients for significant events that meet any of the following criteria:

•	Additions and deletions of constituents.

•	Changes in free float-adjusted market capitalization equal to or larger than USD 5 billion, or with an impact of at least 1% of the constituent’s underlying country index.

If warranted, MSCI Inc. may make additional announcements for events that are complex in nature and for which additional clarification could be beneficial.

IPOs and Other Early Inclusions. Early inclusions of large IPOs in the MSCI Standard Index Series are announced no earlier than the first day of trading and no later than before the opening of the third day of trading in the market where the company has its primary listing. Early inclusions of already listed securities following large secondary offerings of new and/or existing shares are announced no earlier than shortly after the end of the offer period.

GICS®. Non-event related changes in industry classification at the sub-industry level are announced at least two weeks prior to their implementation as of the close of the last U.S. business day of each month. MSCI announces GICS changes twice a month, the first announcement being made on the first U.S. business day of the month and the second one being made at least ten U.S. business days prior to the last U.S. business day of the month. All GICS changes announced in a given month will be implemented as of the close of the last U.S. business day of the month.

Index Calculation

Price Index Level

The MSCI indices are calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking.  As a general principle, the level of the relevant MSCI index level is obtained by applying the change in the market performance to the previous period level for such MSCI index.

PriceIndexLevelUSDt = PriceIndexLevelUSDt-1 ×	IndexAdjustedMarketCapUSDt
IndexInitialMarketCapUSDt

PriceIndexLevelLocalt = PriceIndexLevelLocalt-1 ×	IndexAdjustedMarketCapForLocalt
IndexInitialMarketCapUSDt

Where:

•	PriceIndexLevelUSDt-1 is the Price Index level in USD at time t-1

•	IndexAdjustedMarketCapUSDt is the Adjusted Market Capitalization of the index in USD at time t

•	IndexInitialMarketCapUSDt is the Initial Market Capitalization of the index in USD at time t

•	PriceIndexLevelLocalt-1 is the Price Index level in local currency at time t-1

•	IndexAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of the index in USD converted using FX rate as of t-1 and used for local currency index at time t

Note: IndexInitialMarketCapUSD was previously called IndexUnadjustedMarketCapPreviousUSD

Security Index of Price in Local Currency

The Security Index of Price is distributed in MSCI daily and monthly security products.  It represents the price return from period to period by utilizing the concept of an index of performance with an arbitrary base value.  The index of price is fully adjusted for capital changes and is expressed in local currency.

SecurityPriceIndexLevel1 = SecurityPriceIndexLevelt-1 ×	SecurityAdjustedMarketCapForLocalt
SecurityInitialMarketCapUSDt

SecurityAdjustedMarketCapForLocalt =

IndexNumberOfSharest -1 × PricePerSharet × InclusionFactort x PAFt	×	ICIt
FXratet-1		ICIt-1

SecurityInitialMarketCapUSDt =	IndexNumberOfSharest -1 × PricePerSharet-1 × InclusionFactort
FXratet-1

Where:

•	SecurityPriceIndexLevelt-1 is Security Price Index level at time t-1

•	SecurityAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of security s in USD converted using FX rate as of t-1

•	SecurityInitialMarketCapUSDt is the Initial Market Capitalization of security s in USD at time t

•	IndexNumberOfSharest-1 is the number of shares of security s at time t-1.

•	PricePerSharet is the price per share of security s at time t.

•	PricePerSharet-1 is the price per share of security s at time t-1.

•
InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

•	PAFt is the Price Adjustment Factor of security s at time t.

•	FXratet -1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•
ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

•	ICIt-1 is the Internal Currency Index of price currency at time t-1.

Index Market Capitalization

IndexAdjustedMarketCapUSDt =

å s ε I,t	Index Number of Sharest-1 × Price Per Sharet × Inclusion Factort × PAFt
FXratet

IndexAdjustedMarketCapForLocalt =

å s ε I,t	(	Index Number of Sharest-1 × Price Per Sharet × Inclusion Factort × PAFt	×	ICIt	)
		FXratet-1		ICIt-1

IndexInitialMarketCapUSDt =

å s ε I,t	Index Number of Sharest-1 × Price Per Sharet × Inclusion Factort
FXratet-1

Where:

•	IndexNumberOfSharest-1 is the number of shares of security s at time t-1.

•	PricePerSharet is the price per share of security s at time t.

•	PricePerSharet-1 is the price per share of security s at time t-1.

•
InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

•	PAFt is the Price Adjustment Factor of security s at time t.

•	FXratet is the FX rate of the price currency of security s vs USD at time t. It is the value of 1 USD in foreign currency.

•	FXratet -1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•
ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

•	ICIt-1 is the Internal Currency Index of price currency at time t-1.

 Corporate Events

Mergers and Acquisitions. As a general principle, MSCI implements M&As as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event. MSCI uses market prices for implementation. This principle applies if all necessary information is available prior to the completion of the event and if the liquidity of the relevant constituent(s) is not expected to be significantly diminished on the day of implementation. Otherwise, MSCI will determine the most appropriate implementation method and announce it prior to the changes becoming effective in the indices.

Tender Offers. In tender offers, the acquired or merging security is generally deleted from the MSCI indices at the end of the initial offer period, when the offer is likely to be successful and / or if the free float of the security is likely to be substantially reduced (this rule is applicable even if the offer is extended), or once the results of the offer have been officially communicated and the offer has been successful and the security’s free float has been substantially reduced, if all required information is not available in advance or if the offer’s outcome is uncertain. The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired security’s market price, the recommendation by the acquired company’s board of directors, the major shareholders’ stated intention whether to tender their shares, the required level of acceptance, the existence of pending regulatory approvals, market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

If a security is deleted from an index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced. It may be reconsidered for index inclusion in the context of a quarterly index review or annual full country index review. MSCI uses market prices for implementation.

Late Announcements of Completion of Mergers and Acquisitions. When the completion of an event is announced too late to be reflected as of the close of the last trading day of the acquired or merging entities, implementation occurs as of the close of the following day or as soon as practicable thereafter. In these cases, MSCI uses a calculated price for the acquired or merging entities. The calculated price is determined using the terms of the transaction and the price of the acquiring or merged entity, or, if not appropriate, using the last trading day’s market price of the acquired or merging entities.

Conversions of Share Classes. Conversions of a share class into another share class resulting in the deletion and/or addition of one or more classes of shares are implemented as of the close of the last trading day of the share class to be converted.

Spin-Offs. On the ex-date of a spin-off, a PAF is applied to the price of the security of the parent company. The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day. If appropriate, MSCI may link the price history of the spun-off security to a security of the parent company.

In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to FIFs and/or DIFs are implemented as of the close of the ex-date.

When the spun-off security does not trade on the ex-date, a “detached” security is created to avoid a drop in the free float-adjusted market capitalization of the parent entity, regardless of whether the spun-off security is added or not. The detached security is included until the spun-off security begins trading, and is deleted thereafter. Generally, the value of the detached security is equal to the difference between the cum price and the ex price of the parent security.

Corporate Actions. Corporate actions such as splits, bonus issues and rights issues, which affect the price of a security, require a price adjustment. In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the cum date. To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed. In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders. Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

Share Placements and Offerings. Changes in number of shares and FIF resulting from primary equity offerings representing more than 5% of the security’s number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. A primary equity offering involves the issuance of new shares by a company. Changes in number of shares and FIF resulting from primary equity offerings representing less than 5% of the security’s number of shares are deferred to the next regularly scheduled Quarterly Index Review following the completion of the event. For public secondary offerings of existing constituents representing more than 5% of the security’s number of shares, where possible, MSCI will announce these changes and reflect them shortly after the results of the subscription are known. Secondary public offerings that, given lack of sufficient notice, were not reflected immediately will be reflected at the next Quarterly Index Review. Secondary offerings involve the distribution of existing shares of current shareholders’ in a listed company and are usually pre-announced by a company or by a company’s shareholders and open for public subscription during a pre-determined period.  For U.S. securities, increases in number of shares and changes in FIFs and/or DIFs resulting from primary equity offerings and from secondary offerings representing at least 5% of the security’s number of shares will be implemented as soon as practicable after the offering is priced. Generally, implementation takes place as of the close of the same day that the pricing of the shares is made public. If this is not possible, the implementation will take place as of the close of the following trading day.

Debt-to-Equity Swaps. In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue. In this case, changes in numbers of shares and subsequent FIF and/or DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is available at the time of the swap. In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors. As such, the post event free float is calculated on a pro forma basis assuming that all these shares are non-free float. Changes in numbers of shares and subsequent FIF and/or DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented as part of the quarterly index review.

Optional Dividends. In the case of an optional dividend, the company offers shareholders the choice of receiving the dividend either in cash or in shares. However, shareholders electing the cash option may receive the dividend consideration in cash or shares, or some combination of cash and shares. These dividends are a common practice in the U.S. For dividend reinvestment purposes, MSCI assumes that investors elect the cash option, therefore the dividend is reinvested in the MSCI Daily Total Return (“DTR”) Indices and price adjustment is not necessary (if the dividend is less than 5% of the cum market price of the underlying security). In the event that shareholders electing the cash option receive the dividend distribution in shares, or a combination of cash and shares, MSCI will increase the number of shares accordingly after results have been officially communicated, with two full business days notice.

Suspensions and Bankruptcies. MSCI will remove from the MSCI Equity Index Series as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors and/or are suspended and for which a return to normal business activity and trading is unlikely in the near future. When the primary exchange price is not available, MSCI will delete securities at an over the counter or equivalent market price when such a price is available and deemed relevant. If no over the counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange. For securities that are suspended, MSCI will carry forward the market price prior to the suspension during the suspension period.

Certain MSCI Indices are Subject to Currency Exchange Risk.  Because the closing prices of the component securities are converted into U.S. dollars for purposes of calculating the value of certain MSCI indices, investors in the LASERS linked to such MSCI indices will be exposed to currency exchange rate risk.  Exposure to currency changes will depend on the extent to which the relevant currency strengthens or weakens against the U.S. dollar.  The devaluation of the U.S. dollar against the applicable currency will result in an increase in the value of the relevant index.  Conversely, if the U.S. dollar strengthens against such currency, the value of such index will be adversely affected and may reduce or eliminate any return on your investment.  Fluctuations in currency exchange rates can have a continuing impact on the value of the indices, and any negative currency impact on the indices may significantly decrease the value of the LASERS.  The return on an index composed of the component securities where the closing price is not converted into U.S. dollars can be significantly different than the return on the indices which are converted into U.S. dollars.

License Agreement between MSCI and Morgan Stanley. MSCI and Morgan Stanley have entered into a nonexclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, of the right to use the MSCI indices, which are owned and published by MSCI, in connection with certain securities, including the LASERS.

The license agreement between MSCI and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

THE LASERS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY OF ITS AFFILIATES, ITS OR THEIR DIRECT OR INDIRECT THIRD PARTY INFORMATION SOURCES OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY MORGAN STANLEY. THE LASERS HAVE NOT BEEN REVIEWED OR PASSED ON BY ANY OF THE MSCI PARTIES AS TO ITS LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE LASERS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR MANAGER OF OR INVESTORS IN THE LASERS OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN ANY FINANCIAL PRODUCT GENERALLY OR IN THE LASERS PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE LASERS OR THE ISSUER,

OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE LASERS OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE LASERS OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE LASERS TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE AMOUNT OR TYPE OF CONSIDERATION INTO WHICH THE LASERS ARE REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE LASERS OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE LASERS OR OTHERWISE.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF THE LASERS, INVESTORS IN THE LASERS, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO EACH MSCI INDEX AND ALL DATA INCLUDED THEREIN. WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE), CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

NO PURCHASER, SELLER OR HOLDER OF INTERESTS IN THE LASERS, OR ANY OTHER PERSON OR ENTITY, MAY USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THE LASERS OR USE ANY MSCI INDEX WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI’S PERMISSION IS REQUIRED.

The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability, or any representations or warranties, made by Morgan Stanley elsewhere in this document to prospective or actual purchasers of or investors in the LASERS.

“MSCI EAFE Index®,” “MSCI Emerging Markets IndexSM,” “MSCI Europe IndexSM,” “MSCI World IndexSM,” “MSCI World Real Estate IndexSM,” “MSCI Australia IndexSM,” “MSCI Belgium IndexSM,” “MSCI Brazil IndexSM,” “MSCI France IndexSM,” “MSCI Italy IndexSM,” “MSCI Japan IndexSM,” “MSCI Pacific Ex-Japan IndexSM,” “MSCI Singapore IndexSM,” “MSCI Spain IndexSM,” “MSCI Switzerland IndexSM,” “MSCI Taiwan IndexSM” and “MSCI USA IndexSM” are trademarks or service marks of MSCI and have been licensed for use by Morgan Stanley.  The LASERS are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the LASERS.

MSCI is responsible for the MSCI indices and the guidelines and policies governing their composition and calculation. MSCI® is a registered trademark and service mark of MSCI.

NASDAQ-100 Index®

All information regarding the NASDAQ-100 Index® (the “NASDAQ-100 Index”) set forth in this index supplement reflects the policies of, and is subject to change by, The NASDAQ OMX Group, Inc. (“NASDAQ OMX”, formerly The Nasdaq Stock Market Inc. or “Nasdaq”).  The NASDAQ-100 Index was developed by NASDAQ OMX and is calculated, maintained and published by NASDAQ OMX.  The NASDAQ-100 Index is reported by Bloomberg Financial Markets under ticker symbol “NDX.”

Index Calculation.  First published in January 1985 with a base value of 125, the NASDAQ-100 Index is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The NASDAQ Stock Market LLC (“NASDAQ”). The NASDAQ-100 Index includes companies across a variety of major industry groups.  At any moment in time, the value of the NASDAQ-100 Index equals the aggregate value of the then-current NASDAQ-100 Index share weights of each of the NASDAQ-100 Index component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor (the “divisor”), which becomes the basis for the reported NASDAQ-100 Index value.  The divisor serves the purpose of scaling such aggregate value (otherwise in the trillions) to a lower order of magnitude which is more desirable for NASDAQ-100 Index reporting purposes.  If trading in a NASDAQ-100 Index security is halted on its primary listing market, the most recent last sale price for that security is used for all index computations until trading on such market resumes.  Likewise, the most recent last sale price is used if trading in a NASDAQ-100 Index security is halted on its primary listing market before the market is open.

The formula for the value of the NASDAQ-100 Index is as follows:

Aggregate adjusted market value of the NASDAQ-100 Index
divisor
The formula for the divisor is as follows:

Divisor	=	Market value after adjustments	x	divisor before adjustments
Market value before adjustments

Two versions of the NASDAQ-100 Index are calculated – a price return index and a total return index.  The price return index is ordinarily calculated without regard to cash dividends on NASDAQ-100 Index securities.  The total return index reinvests cash divdidends on the ex-date.  Both the price return and total return index reinvest extraordinary cash distributions.  The total return index was synchronized to the value of the price return index at the close on March 4, 1999.  The NASDAQ-100 Index is calculated during the trading day and is disseminated once per second from 09:30:01 to 17:16:00 Eastern Time.  The closing value of the NASDAQ-100 Index may change up until 17:15:00 Eastern Time due to corrections to the last sale price of the NASDAQ-100 Index securities.

Eligibility.  Index eligibility is limited to specific security types only. The security types eligible for the NASDAQ-100 Index include common stocks, ordinary shares, ADRs, shares of beneficial interest or limited partnership interests and tracking stocks. Security types not included in the NASDAQ-100 Index are closed-end funds, convertible debentures, exchange traded funds, preferred stocks, rights, warrants, units and other derivative securities. The NASDAQ-100 Index does not contain securities of investment companies.

To be eligible for initial inclusion in the NASDAQ-100 Index, a security must be listed on NASDAQ and meet certain eligibility criteria, which may be revised by NASDAQ OMX from time to time, including the following: the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing); the security must be of a non-financial company; only one class of security per issuer may be included in the NASDAQ-100 Index; the security may not be issued by an issuer currently in bankruptcy proceedings; the security must have an  average daily trading volume of at least 200,000 shares; the issuer of the security must be “seasoned” on a recognized market (generally, a company is considered to be seasoned if it has been listed on a market for at least two years; in the case of spin-offs, the operating history of the spin-off will be considered); if the security would otherwise qualify to be in the top 25% of the securities included in the NASDAQ-

100 Index by market capitalization for the six prior consecutive month ends, then a one-year “seasoning” criteria would apply; if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then such security must have listed options on a recognized options market in the United States or be eligible for listed-options trading on a recognized options market in the United States; the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being eligible for inclusion in the NASDAQ-100 Index.

In addition, to be eligible for continued inclusion in the NASDAQ-100 Index, the following criteria apply: the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S.  market prior to January 1, 2004 and has continuously maintained such listing); the security must be of a non-financial company; the security may not be issued by an issuer currently in bankruptcy proceedings; the security must have an average daily trading volume of at least 200,000 shares (measured annually during the ranking review process); if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then such security must have listed options on a recognized options market in the United States or be eligible for listed-options trading on a recognized options market in the United States (measured annually during the ranking review process); the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the NASDAQ-100 Index at each month-end. In the event a company does not meet this criterion for two consecutive month-ends, it will be removed from the NASDAQ-100 Index effective after the close of trading on the third Friday of the following month.

Index Maintenance.  The securities in the NASDAQ-100 Index are monitored every day by NASDAQ OMX with respect to changes in total shares outstanding arising from secondary offerings, stock repurchases, conversions or other corporate actions. NASDAQ OMX has adopted the following quarterly scheduled weight adjustment procedures with respect to such changes.  If the change in total shares outstanding arising from such corporate action is greater than or equal to 5.0%, such change is made to the NASDAQ-100 Index on the evening prior to the effective date of such corporate action or as soon as practical thereafter.  Otherwise, if the change in total shares outstanding is less than 5.0%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December.  In either case, the NASDAQ-100 Index share weights for such NASDAQ-100 Index component securities are adjusted by the same percentage amount by which the total shares outstanding have changed in such NASDAQ-100 Index component securities.

Additionally, NASDAQ OMX may periodically (ordinarily, several times per quarter) replace one or more component securities in the NASDAQ-100 Index due to mergers, acquisitions, bankruptcies or other market conditions, or due to delisting if an issuer chooses to list its securities on another marketplace, or if the issuers of such component securities fail to meet the criteria for continued inclusion in the NASDAQ-100 Index.

The NASDAQ-100 Index share weights are also subject, in certain cases, to a rebalancing (see “Rebalancing of the NASDAQ-100 Index for Modified Capitalization-Weighted Methodology” below).  Ordinarily, whenever there is a change in the NASDAQ-100 Index share weights or a change in a component security included in the NASDAQ-100 Index, NASDAQ OMX adjusts the divisor to assure that there is no discontinuity in the value of the NASDAQ-100 Index which might otherwise be caused by such change.  All changes are announced in advance and are reflected in the NASDAQ-100 Index prior to market open on the effective date.

Annual Ranking Review. The composition of the securities underlying the NASDAQ-100 Index is, save under extraordinary circumstances, reviewed on an annual basis (the “annual ranking review”).  Securities which meet the eligibility criteria described above are ranked by market value using their closing prices as of the end of October and publicly available statements of total shares outstanding submitted through the end of November.  Eligible securities that remain ranked in the top 100 eligible securities based on market capitalization are retained in the NASDAQ-100 Index.  Securities that rank between 101 and 125 are also retained, provided that such securities were ranked in the top 100 eligible securities as of the previous annual ranking review.  Securities not meeting such criteria are replaced with securities that are eligible but not currently included in the NASDAQ-100 Index in order of largest market capitalization.  Generally, the list of deletions and additions to be made pursuant to annual ranking reviews is publicly announced by NASDAQ OMX by means of a press release in early December, with such replacements made effective after the close of trading on the third Friday in December.  Moreover, a security that fails to meet the criteria for continued inclusion will be replaced with the largest market capitalization security not currently included in the NASDAQ-100 Index.  In all cases, a security is removed from the NASDAQ-100 Index at its last sale price.

Rebalancing of the NASDAQ-100 Index for Modified Capitalization-weighted Methodology.  Effective after the close of trading on December 18, 1998, the NASDAQ-100 Index has been calculated under a “modified capitalization-weighted” methodology, which is a hybrid between equal weighting and conventional capitalization weighting.  This methodology is expected to: (1) retain in general the economic attributes of capitalization weighting; (2) promote portfolio weight diversification (thereby limiting domination of the NASDAQ-100 Index by a few large stocks); (3) reduce NASDAQ-100 Index performance distortion by preserving the capitalization ranking of companies; and (4) reduce market impact on the smallest NASDAQ-100 Index component securities from necessary weight rebalancings.

Under the methodology employed, on a quarterly basis coinciding with NASDAQ OMX’s quarterly scheduled weight adjustment procedures described above, the NASDAQ-100 Index component securities are categorized as either “Large Stocks” or “Small Stocks” depending on whether their current percentage weights (after taking into account such scheduled weight adjustments due to stock repurchases, secondary offerings or other corporate actions) are greater than, or less than or equal to, the average percentage weight in the NASDAQ-100 Index (i.e., as a 100-stock index, the average percentage weight in the NASDAQ-100 Index is 1.0%).

Such quarterly examination will result in a NASDAQ-100 Index rebalancing if either one or both of the following two weight distribution requirements are not met: (1) the current weight of the single largest market capitalization NASDAQ-100 Index component security must be less than or equal to 24.0% and (2) the “collective weight” of those NASDAQ-100 Index component securities whose individual current weights are in excess of 4.5%, when added together, must be less than or equal to 48.0%. In addition, NASDAQ OMX may conduct a special rebalancing if it is determined necessary to maintain the integrity of the NASDAQ-100 Index.

If either one or both of these weight distribution requirements are not met upon quarterly review or NASDAQ OMX determines that a special rebalancing is required, a weight rebalancing will be performed in accordance with the following plan.  First, relating to weight distribution requirement (1) above, if the current weight of the single largest NASDAQ-100 Index component security exceeds 24.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by enough for the adjusted weight of the single largest NASDAQ-100 Index component security to be set to 20.0%.  Second, relating to weight distribution requirement (2) above, for those NASDAQ-100 Index component securities whose individual current weights or adjusted weights in accordance with the preceding step are in excess of 4.5%, if their “collective weight” exceeds 48.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by just enough for the “collective weight,” so adjusted, to be set to 40.0%.

The aggregate weight reduction among the Large Stocks resulting from either or both of the above rescalings will then be redistributed to the Small Stocks in the following iterative manner.  In the first iteration, the weight of the largest Small Stock will be scaled upwards by a factor which sets it equal to the average NASDAQ-100 Index weight of 1.0%.  The weights of each of the smaller remaining Small Stocks will be scaled up by the same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that the smaller the NASDAQ-100 Index component security in the ranking, the less the scale-up of its weight.  This is intended to reduce the market impact of the weight rebalancing on the smallest component securities in the NASDAQ-100 Index.

In the second iteration, the weight of the second largest Small Stock, already adjusted in the first iteration, will be scaled upwards by a factor which sets it equal to the average index weight of 1.0%.  The weights of each of the smaller remaining Small Stocks will be scaled up by this same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that, once again, the smaller the stock in the ranking, the less the scale-up of its weight.

Additional iterations will be performed until the accumulated increase in weight among the Small Stocks exactly equals the aggregate weight reduction among the Large Stocks from rebalancing in accordance with weight distribution requirement (1) and/or weight distribution requirement (2).

Then, to complete the rebalancing procedure, once the final percent weights of each NASDAQ-100 Index component security are set, the NASDAQ-100 Index share weights will be determined anew based upon the last sale prices and aggregate capitalization of the NASDAQ-100 Index at the close of trading on the last day in February, May, August and November.  Changes to the NASDAQ-100 Index share weights will be made effective after the close of trading on the third Friday in March, June, September, and December and an adjustment to the NASDAQ-100 Index divisor will be made to ensure continuity of the NASDAQ-100 Index.  Ordinarily, new rebalanced weights will be determined by applying the above procedures to the current NASDAQ-100 Index share weights.  However, NASDAQ OMX may from time to time determine rebalanced weights, if necessary, by instead applying the above procedure to the actual current market capitalization of the NASDAQ-100 Index components.  In such instances, NASDAQ OMX would announce the different basis for rebalancing prior to its implementation.

License Agreement between Nasdaq and Morgan Stanley.  Nasdaq and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the NASDAQ-100 Index, which is owned and published by Nasdaq, in connection with securities, including the LASERS.

The license agreement between Nasdaq and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The LASERS are not sponsored, endorsed, sold or promoted by Nasdaq (including its affiliates) (Nasdaq, with its affiliates, are referred to as the “Corporations”).  The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the LASERS.  The Corporations make no representation or warranty, express or implied, to the holders of the LASERS or any member of the public regarding the advisability of investing in securities generally or in the LASERS particularly, or the ability of the NASDAQ-100 Index® to track general stock market performance.  The Corporations’ only relationship to us (the “Licensee”) is in the licensing of the NASDAQ-100®, NASDAQ-100 Index® and Nasdaq® trademarks or service marks and certain trade names of the Corporations and the use of the NASDAQ-100 Index® which is determined, composed and calculated by Nasdaq without regard to the Licensee or the LASERS.  Nasdaq has no obligation to take the needs of the Licensee or the owners of the LASERS into consideration in determining, composing or calculating the NASDAQ-100 Index®.  The Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the LASERS to be issued or in the determination or calculation of the equation by which the LASERS are to be converted into cash.  The Corporations have no liability in connection with the administration, marketing or trading of the LASERS.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE LASERS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “NASDAQ-100®” and “NASDAQ-100 Index®” are trademarks of NASDAQ OMX and have been licensed for use by Morgan Stanley.  The LASERS have not been passed on by the Corporations as to their legality or suitability.  The LASERS are not issued, endorsed, sold or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE LASERS.

NASDAQ Biotechnology Index®

The NASDAQ Biotechnology Index® is calculated, published and disseminated by Nasdaq, and is designed to measure performance of Nasdaq-listed companies that are classified according to the Industry Classification Benchmark as either biotechnology or pharmaceuticals which also meet other eligibility criteria determined by Nasdaq.

The NASDAQ Biotechnology Index includes securities of Nasdaq-listed companies classified according to the Industry Classification Benchmark as either Biotechnology or Pharmaceuticals which also meet other eligibility criteria.  The NASDAQ Biotechnology Index is calculated under a modified capitalization-weighted methodology.  On November 1, 1993, the NASDAQ Biotechnology Index began with a base of 200.00.  To be eligible for inclusion in the NASDAQ Biotechnology Index, a security must be listed on The Nasdaq Stock Market and meet the following criteria:

•
the security’s U.S. listing must be exclusively on the NASDAQ National Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);

•	the issuer of the security must be classified according to the Industry Classification Benchmark as either Biotechnology or Pharmaceuticals;

•	the security may not be issued by an issuer currently in bankruptcy proceedings;

•	the security must have a market capitalization of at least $200 million;

•	the security must have an average daily trading volume of at least 100,000 shares;

•
the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being eligible for inclusion in the NASDAQ Biotechnology Index;

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and

•	the issuer of the security must have "seasoned" on NASDAQ or another recognized market for at least 6 months; in the case of spin-offs, the operating history of the spin-off will be considered.

Semi-annual Ranking Review.  The securities composing the NASDAQ Biotechnology Index are evaluated semi-annually.  Securities currently within the NASDAQ Biotechnology Index must meet the maintenance criteria of $100 million in market capitalization and 50,000 shares average daily trading volume.  The securities included in the NASDAQ Biotechnology Index not meeting the maintenance criteria are retained in the NASDAQ Biotechnology Index provided that such security met the maintenance criteria in the previous semi-annual ranking.  Securities not meeting the maintenance criteria for two consecutive rankings are removed.  Index-eligible securities not currently in the NASDAQ Biotechnology Index are added.  Changes will occur after the close of trading on the third Friday in May and November.  The data used in the ranking includes end of March and September Nasdaq market data and is updated for total shares outstanding submitted in a publicly filed SEC document via EDGAR through the end of April and October.

In addition to the Ranking Review, the securities in the NASDAQ Biotechnology Index are monitored every day by Nasdaq with respect to changes in total shares outstanding arising from secondary offerings, stock repurchases, conversions, or other corporate actions. Nasdaq has adopted the following weight adjustment procedures with respect to such changes.  Changes in total shares outstanding arising from stock splits, stock dividends, or spin-offs are generally made to the NASDAQ Biotechnology Index on the evening prior to the effective date of such corporate action.  If the change in total shares outstanding arising from other corporate actions is greater than or equal to 5.0%, the change will be made as soon as practicable, normally within ten (10) days of such action.  Otherwise, if the change in total shares outstanding is less than 5.0%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September, and December.  In either case, the index share weights for such securities included in the NASDAQ Biotechnology Index are adjusted by the same percentage amount by which the total shares outstanding have changed in such securities included in the NASDAQ Biotechnology Index.

A list of the companies whose common stocks are currently included in the NASDAQ Biotechnology Index is available on the Nasdaq website.

Nikkei 225 Index

The Nikkei 225 Index is a stock index calculated, published and disseminated by Nikkei Inc. (formerly known as Nihon Keizai Shimbun, Inc.), which we refer to as Nikkei, that measures the composite price performance of selected Japanese stocks.  The Nikkei 225 Index currently is based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (the “TSE”) representing a broad cross-section of Japanese industries.  Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE.  All 225 Nikkei Underlying Stocks are stocks listed in the First Section of the TSE.  Nikkei rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index.  Nikkei first calculated and published the Nikkei 225 Index in 1970.

The 225 companies included in the Nikkei 225 Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities.  These six sector categories are further divided into 36 industrial classifications as follows:

•	Technology — Pharmaceuticals, Electrical machinery, Automobiles, Precision machinery, Telecommunications

•	Financials — Banks, Miscellaneous finance, Securities, Insurance

•	Consumer Goods — Marine products, Food, Retail, Services

•	Materials — Mining, Textiles, Paper & pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous metals, Trading House

•	Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation equipment, Miscellaneous manufacturing, Real estate

•	Transportation and Utilities — Railroads & Buses, Trucking, Shipping, Airlines, Warehousing, Electric power, Gas

The Nikkei 225 Index is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding weighting factor for such Nikkei Underlying Stock (a “Weight Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Nikkei Divisor”).  The Nikkei Divisor was initially set at 225 for the date of  May 16, 1949 using historical numbers from May 16, 1949, the date on which the Tokyo Stock Exchange was reopened.  The Nikkei Divisor is subject to periodic adjustments as set forth below.  Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Nikkei Underlying Stock, so that the share price of each Nikkei Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50.  The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE).  The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Nikkei Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index.  Thereafter, the Nikkei Divisor remains at the new value until a further adjustment is necessary as the result of another change.  As a result of such change affecting any Nikkei Underlying Stock, the Nikkei Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Nikkei Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

A Nikkei Underlying Stock may be deleted or added by Nikkei.  Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Underlying Stocks:  (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section.  In addition, a component stock transferred to the “Kanri-Post” (Posts for stocks under supervision) is in principle a candidate for deletion. Nikkei Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by Nikkei.  Upon deletion of a stock from the Nikkei Underlying Stocks, Nikkei will select a replacement for such deleted Nikkei Underlying Stock in accordance with certain criteria.  In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by Nikkei to be representative of a market may be added to the Nikkei Underlying Stocks.  In such a case, an existing Nikkei Underlying Stock with low trading volume and deemed not to be representative of a market will be deleted by Nikkei.

A list of the issuers of the Nikkei Underlying Stocks constituting Nikkei 225 Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by Nikkei.  Nikkei may delete, add or substitute any stock underlying the Nikkei 225 Index.

License Agreement between Nikkei Digital Media, Inc. and Morgan Stanley.  As of the original issue date of any LASERS, we will have received the consent of Nikkei Digital Media, Inc. to use and refer to the Nikkei 225 Index in connection with the LASERS.  Nikkei, the publisher of the Nikkei 225 Index, has the copyright to the Nikkei 225 Index.  All rights to the Nikkei 225 Index are owned by Nikkei.  We, the Calculation Agent and the Trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the Nikkei 225 Index. Nikkei has the right to change the contents of the Nikkei 225 Index and to cease compilation and publication of the Nikkei 225 Index.  In addition, Nikkei has no relationship to us or the LASERS; it does not sponsor, endorse, authorize, sell or promote the LASERS, and has no obligation or liability in connection with the administration, marketing or trading of the LASERS or with the calculation of the return on your investment.

Palisades Water Index

The Palisades Water Index (the “Index”) is a modified equal-dollar weighted index comprised of U.S. exchange-traded companies whose business stands to benefit significantly from the quantity and/or quality issues associated with the global provision of clean drinking water. The Index is rebalanced each March, June, September and December. The Index divisor was initially determined to yield a benchmark value of 1000.00 at the close of trading December 31, 2003. The Index was created by and is a trademark of Palisades Water Index Associates, LLC (the “Index Provider”).

Sector Definitions

Water Utilities: Water utilities are the regulated purveyors of water responsible for getting water supplies to residential, commercial and industrial users. As public utilities, they are under the jurisdiction of regulatory bodies and must comply with federal and state regulatory requirements to ensure the safety of drinking water and the protection of the environment. Foreign water utilities may operate under different regulatory frameworks than U.S. water utilities. The investor-owned water utilities included in the index generally oversee the water and wastewater facilities for a specific geographical region or are structured as holding companies comprised of geographically diverse operating divisions.

Treatment: Treatment refers to the application of technologies and/or processes that alter the composition of water to achieve a beneficial objective in its use. Water treatment specifically refers to the process of converting source water to drinking water of sufficient quality to comply with applicable regulations or to treat water in the optimization of an industrial process. Wastewater treatment, though extricably linked to the provision of potable water and sanitation, can be differentiated within the treatment category by the objective of environmental protection. The treatment category, therefore, comprises those companies that play a key role in the physical, chemical or biological integrity of water and wastewater supplies. While conventional centralized water and wastewater treatment equipment is the core of the treatment group, advanced treatment methods, enabling convergent technologies and innovative treatment systems are key drivers. Subsectors include chemicals/media, filtration/separation, disinfection, desalination, and decentralized technologies such as point-of-use (POU) or point-of-use-reuse (POUR) applications.

Analytical/Monitoring: The Analytical Group includes companies that provide services, manufacture instrumentation or develop techniques for the analysis, testing or monitoring of water and/or wastewater quality parameters. These analytics are applied to, directly or indirectly, achieve either a mandated compliance requirement or a management objective in optimizing the function of water relative to a specific use, whether municipal or industrial. The group is driven by the convergence of materials technologies, information technologies (protocol algorithms), sensor technologies and advanced electronics.

Infrastructure/Distribution: This category includes the companies that stand to benefit from the construction, replacement, repair and rehabilitation of water distribution systems, wastewater systems, and stormwater collection systems throughout the world.  Companies within the group service and supply the components of the vast interconnected network of pipelines, mains, pumps, storage tanks, lift stations, and smaller appurtenances of a distribution system such as valves and flow meters. The group also includes the rehabilitation market comprised of ‘in-situ’ technologies utilized to upgrade, maintain and restore pipe networks as a cost-effective alternative to new construction.

Water Resource Management: Water resource management is a service-oriented approach to the integration of the economic principles of resource sustainability with global water usage. This group includes companies that provide engineering, construction, operations, and related technical services to public and private customers in virtually all aspects of managing water resources, agricultural irrigation, and privatization activities.

Conglomerates: The Conglomerates sector comprises those companies that contribute significantly to the water industry yet are extensively diversified into other industries or markets such that the contribution of water-related activities is relatively small. Conglomerates are reviewed on a case-by-case basis. These companies may not be conglomerates in the traditional sense but may have instead sought to apply a particular platform technology, product-line or service capability across several global markets, including water. While companies classified in other index sectors may be said to be engaged in the water industry when viewed externally, the conglomerates sector contains leading companies that have business brands or activities that are widely recognized from within the water industry.

Eligibility Criteria for Index Components

The Index includes companies that focus on the provision of potable water, the treatment of water and wastewater for municipal, agricultural and industrial processes and the technologies and services that are directly related to water consumption across applications that are listed on the New York Stock Exchange, NYSE Alternext US LLC, or quoted on the Nasdaq National Market System. To be included in the Index, new index components must meet the following criteria each Determination Date:

•	Market capitalization is at least $150 million.

•	Traded volume greater than 100,000 shares for each of the prior three months.

•	A minimum Average Daily Traded Volume (ADTV) of at least $500,000 for the prior three months.

The Index Provider may at any time and from time to time change the number of issues comprising the Index by adding or deleting one or more components or sectors, or replacing one or more issues contained in the Index with one or more substitute stocks of its choice, if, in the Index Provider’s discretion, such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the industry groups to which the Index relates.

Calculation Methodology

The Index is calculated using a modified equal weighting methodology. Component securities are equally weighted within their respective Sector.  Each Sector is assigned an aggregate weight within the index. Sector weightings were initially determined by the Index Provider and are reviewed each quarter in conjunction with the scheduled quarterly review of the Index.  Within each sector the component weightings cannot exceed five percent (5%) of the Index.

Quarterly Updates to the Index

The component weights will be determined and announced at the close of trading two days prior to the Rebalance Date. The Index components are determination five days prior to the Rebalance Date. For a component to remain in the Index, the component must meet the following continued inclusion rules:

•	Maintain a total market capitalization above $100 million on the determination date.

•	Maintain traded volume greater than 100,000 shares for each of the prior three months.

•	Maintain a minimum Average Daily Traded Volume (ADTV) of at least $500,000 for the prior three months.

In conjunction with the quarterly review, the share weights used in the calculation of the Index are updated based upon newly assigned Sector weights and index component prices as of the close of trading two business days prior to the Rebalance Date. The share weight of each component in the Index portfolio remains fixed between quarterly reviews except in the event of certain types of corporate actions such as splits, reverse splits, stock dividends, or similar events.

Maintenance of the Index

In the event of a merger between two components, the share weight of the surviving entity may be adjusted to account for any shares issued in the acquisition. The Index Provider may substitute components or change the number of issues included in the index, based on changing conditions in the industry or in the event of certain types of corporate actions, including mergers, acquisitions, spin-offs, and reorganizations. In the event of component or share weight changes to the Index portfolio, the payment of dividends other than ordinary cash dividends, spin-offs, rights offerings, re-capitalization, or other corporate actions affecting a component of the Index; the Index divisor may be adjusted to ensure that there are no changes to the Index level as a result of non-market forces.

PHLX Housing SectorSM Index

The PHLX Housing SectorSM Index (the “PHLX Housing Index”) was developed by the predecessor to NASDAQ OMX PHLX and is calculated, maintained and published by NASDAQ OMX PHLX, which is the index publisher.  The PHLX Housing Index is a modified capitalization weighted index composed of twenty companies whose primary lines of business are directly associated with the United States housing construction market (the “PHLX Housing Index Stocks”).  The PHLX Housing Index composition encompasses residential builders, suppliers of aggregate, lumber and other construction materials, manufactured housing and mortgage insurers.  The PHLX Housing Index was set to an initial value of 250 on January 2, 2002. Options commenced trading on the PHLX Housing Index on July 17, 2002.  The level of the PHLX Housing Index was split in half on February 1, 2006.  Modified capitalization weighting is intended to maintain as closely as possible the proportional capitalization distribution of the portfolio of PHLX Housing Index Stocks, while limiting the maximum weight of a single stock or group of stocks to a predetermined maximum (normally 25% for a single stock, and 50% to 60% for the top five or an aggregation of all stocks weighing 5% or more).  This rebalancing is accomplished by occasionally artificially reducing the capitalization of higher weighted stocks and redistributing the weight to lower weighted stocks without changing the total capitalization of the portfolio.  The net result is a weight distribution that is less skewed toward the larger stocks, but still does not approach equal weighting.  The PHLX Housing Index value calculation is described by the following formula:

Modified Market Capitalization of the PHLX Housing Index
Base Market Divisor

Modified Capitalization Weighting Methodology for the PHLX Housing Index.  PHLX Housing Index securities are first defined as small stocks (current market capitalization less than or equal to 50% of the average market capitalization of all component securities), medium stocks (current market capitalization greater than 50% and less than 150% of the average market capitalization of all component securities), or large stocks (current market capitalization greater than or equal to 150% of the average market capitalization of all component securities).

A determination is then made, based on the current (true) market capitalization if:

1.	Any single component security represents 25% or more of the current market capitalization of the basket; and/or

2.
All component securities that individually represent 5% or more of the total current market capitalization of the basket in aggregate represent 50% or more of the total current market capitalization of the basket.

If 1 is true, then:

3.	The weight of all qualifying component securities is set to 22.5%;

4.	The weight that represents the aggregate difference between the original weight and the new weight of 22.5% for each qualifying component is redistributed as follows:

a)
The weight of any component security that represents less than 1% of the total current market capitalization of the basket is increased to exactly 1%, beginning with the highest weighted, sub 1% component security and continuing until either all component securities are equal to or above 1% or until no excess weight remains to be distributed;

b)
Beginning with the largest small stock, its weight is increased to the nearest whole percentage weight, and in one half percentage increments thereafter until the last iteration causes its weight to exceed the weight of the second largest small stock by 100%, and continuing until no excess weight remains to be distributed, except that:

i.
If the next iteration would cause the subject stock to have a higher weight than the stock ranked immediately above it, the larger stock’s weight is increased to the nearest whole percentage weight and in one half percent increments thereafter until the paused iteration would no longer cause the original subject stock to have a higher weight than the stock ranked immediately above it, until no excess weight remains to be distributed, or until the larger stock’s weight exceeds the stock ranked immediately above it, in which case the step is repeated for the next higher weighted stock.

If 2 is true after steps 3 and 4, then:

5.	The weight of each qualifying component is proportionally reduced such that the aggregate weight of the qualifying components is exactly 45%, as follows:

a)
For qualifying components 1 through n, (a) the difference between 45% and the aggregate weight of all the qualifying components prior to this reduction and (b) the percent of the total capitalization of the qualifying components that each qualifying component represents, is calculated.  The weight of each qualifying component is reduced by an amount that equals a *b(1-n), except that the proportional reduction shall not cause any component to have a lesser weight than the component security ranked immediately beneath it.  If such a situation should occur, then the next largest component security or securities that would not have otherwise qualified for inclusion in the proportional reduction shall then be included.

6.	The weight that represents the difference between the original aggregate weight and the new weight of 45% for the group of qualifying components is redistributed as follows:

a)
Beginning with the largest small stock, its weight is increased to the nearest whole percentage weight, and in one half percentage increments thereafter until the last iteration causes its weight to exceed the weight of the second largest small stock by 100%, and continuing until no excess weight remains to be distributed, except that:

i.
If the next iteration would cause the subject stock to have a higher weight than the stock ranked immediately above it, the larger stock’s weight is increased to the nearest one half percentage weight and in half percent increments thereafter until the paused iteration would no longer cause the original subject stock to have a higher weight than the stock ranked immediately above it, until no excess weight  remains to be distributed, or until the larger stock’s weight exceeds the stock ranked immediately above it, in which case this step is repeated for the next higher weighted stock; and

ii.	Excess weight distributed to the smallest stock will increase its weight to no more than that of the adjusted weight of the second smallest stock; and

iii.
If the smallest stock has been increased to the level of the second smallest stock and excess weight remains to be distributed, then beginning with the largest small stock and continuing downward, the weight of each component is increased by half percentage increments until no excess weight remains, subject to the conditions and remedies of (i) above, except that if insufficient excess weight remains to solve the conditions and remedies of paragraph (i) above, than paragraph (iii) is started with the smallest stock whose weight exceeds the next smallest stock by at least one half percent.

New share values will be assigned to each component security by calculating the dollar value of each component security’s new percent weight of the original total current market capitalization of the basket, divided by the last sale price of each respective component security.

This process will be repeated at least semi-annually for implementation at the end of the January and July option expiration if the modified capitalization of a single component or group of components exceed the concentration thresholds stated above as of the last trading day of the previous month, and such rebalancing will be based on actual market capitalizations of the component stocks as determined by actual share amounts and closing prices on the last trading day of the previous month.

Adjustments for corporate actions are as follows:

Stock splits – modified share amounts will be adjusted proportionally to the stock price adjustment using the announced split ratio on the effective date of the split.  No divisor change should be necessary except for rounding.

Share changes greater than 5% – due to mergers, acquisitions, or stock repurchase, modified share amounts will be adjusted in proportion to the announced share change.  Divisor changes will be necessary.

Adjustments for stock addition or removal are as follows:

Stock removal – no adjustments to the remaining component modified shares made.  Divisor changes will be necessary.

Stock addition – the modified share weight of a stock addition will be determined in a 4 step process:

•	Determine the relative weight rank of the new component’s true capitalization compared to the true capitalization of the current component list (e.g., 14th out of 25);

•
Assign a modified capitalization to the new component that is midway between the modified capitalization of the two current components that ranked immediately above and below the new component (e.g., midway between the modified cap of numbers 13 and 14);

•	Determine a number of modified shares required to achieve the modified capitalization based on the closing price of the new component on the day immediately prior to its addition; and

•	Divisor changes will be necessary.

In this prospectus supplement, unless the context requires otherwise, references to the PHLX Housing Index will include any successor index and references to the index publisher will include any successor to the index publisher.

License Agreement between The NASDAQ OMX Group, Inc. and MS & Co.  The predecessor to The NASDAQ OMX Group, Inc. and MS & Co. have entered into a non-exclusive license agreement providing license to MS & Co. and certain of its affiliated companies, in exchange for a fee, of the right to use the PHLX Housing Index, which is owned and published by The NASDAQ OMX Group, Inc., in connection with securities, including the LASERS.

The license agreement between The NASDAQ OMX Group, Inc. and MS & Co. provides that the following language must be set forth in this prospectus supplement:

The LASERS are not sponsored, endorsed, sold or promoted by The NASDAQ OMX Group, Inc. or its affiliates (NASDAQ OMX, with its affiliates, are referred to as the “Corporations”).  The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the LASERS.  The Corporations make no representation or warranty, express or implied to the owners of the LASERS or any member of the public regarding the advisability of investing in securities generally or in the LASERS particularly, or the ability of the PHLX Housing SectorSM Index to track general stock market performance.  The Corporations' only relationship to Morgan Stanley & Co. Incorporated (“Licensee”) is in the licensing of the Nasdaq®, OMX®, and PHLX Housing SectorSM Index registered trademarks, and certain trade names of the Corporations and the use of the PHLX Housing SectorSM Index which is determined, composed and calculated by NASDAQ OMX without regard to Licensee or the LASERS.  NASDAQ OMX has no obligation to take the needs of the Licensee or the owners of the LASERS into consideration in determining, composing or calculating the PHLX Housing SectorSM Index.  The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the LASERS to be issued or in the determination or calculation of the equation by which the LASERS are to be converted into cash.  The Corporations have no liability in connection with the administration, marketing or trading of the LASERS.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE PHLX HOUSING SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE LASERS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE PHLX HOUSING SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PHLX HOUSING SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “OMX®,” “PHLX Housing SectorSM” and “HGXSM” are registered trademarks or service marks of The NASDAQ OMX Group, Inc. (which with its affiliates is referred to as the “Corporations”) and have been licensed for use by Morgan Stanley & Co. Incorporated and its affiliates.  The LASERS have not been passed on by the Corporations as to their legality or suitability.  The LASERS are not issued, endorsed, sold, or promoted by the Corporations.  THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE LASERS.

PHLX Marine Shipping SectorSM Index

The PHLX Marine Shipping SectorSM Index (the “PHLX Marine Index”) was developed by the predecessor to NASDAQ OMX PHLX and is calculated, maintained and published by NASDAQ OMX PHLX.  The PHLX Marine Index is an equal-dollar, price-weighted index that seeks to reflect the performance of publicly listed companies primarily involved in worldwide seaborne transportation of liquid goods, such as crude oil, petroleum products and chemicals, or of dry goods, such as iron ore and agricultural commodities.  The index has a base date of March 1, 2007 and was initially set at a level of 250.

The PHLX Marine Index is an equal-dollar, price-weighted index and therefore at the base date and on upon each quarterly rebalancing assigns equal weight to each component stock by representing them in approximate equal-dollar amounts.  The PHLX Marine Index is price weighted rather than market capitalization weighted.  Therefore, the component stock weightings are affected only by changes in the stocks’ prices, in contrast with the weightings of other indices that are affected by both price changes and changes in the number of shares outstanding.  At the start date and on each quarterly rebalancing date thereafter, shares of the component companies are assigned to the index (the “assigned shares”) so that approximately the same total dollar value of shares of each component company are represented in the index.  The PHLX Marine Index is then calculated at any time by adding the total market value of the shares assigned at each rebalancing and dividing by the base market divisor, without any regard to the capitalization of the component companies.  Typically, the more volatile constituent issues will exert a greater influence over the movement of an equal dollar-weighted index such as the PHLX Marine Index.  The PHLX Marine Index value calculation is described by the following formula:

Total Market Value of Assigned Shares
Base Market Divisor

Index Construction and Maintenance

The PHLX Marine Index consists of sixteen listed companies in the marine shipping industry. In order to be considered for inclusion in the PHLX Marine Index, a component stock must:

•
Have a market capitalization of at least $75 million, except that for each of the lowest weighted component securities that comprise no more than 10% of the index, the market capitalization must be at least $50 million;

•
Have a trading volume of at least one million shares for each of the last six months, except that for each of the lowest weighted component securities that comprise no more than 10% of the index, the trading volume must have been at least 500,000 for each of the last six months;

No single component of the index may represent more than 30% of the weight of the index and the five highest weighted components may not represent more than 50% of the weight of the index.

The index value is reported at least once every fifteen seconds.

The PHLX Marine Index is rebalanced following the close of trading on the third Friday of January, April, July and October so that the assigned shares represent approximately equal weightings among the component securities.

License Agreement between The NASDAQ OMX Group, Inc. and MS & Co.  The NASDAQ OMX Group, Inc. and MS & Co. have entered into a non-exclusive license agreement providing license to MS & Co. and certain of its affiliated companies, in exchange for a fee, of the right to use the PHLX Marine Index, which is owned and published by The NASDAQ OMX Group, Inc., in connection with securities, including the LASERS.

The license agreement between The NASDAQ OMX Group, Inc. and MS & Co. provides that the following language must be set forth in this prospectus supplement:

The LASERS are not sponsored, endorsed, sold or promoted by The NASDAQ OMX Group, Inc. or its affiliates (NASDAQ OMX, with its affiliates, are referred to as the “Corporations”).  The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the

LASERS.  The Corporations make no representation or warranty, express or implied to the owners of the LASERS or any member of the public regarding the advisability of investing in securities generally or in the LASERS particularly, or the ability of the PHLX Marine Shipping SectorSM Index to track general stock market performance.  The Corporations' only relationship to Morgan Stanley & Co. Incorporated (“Licensee”) is in the licensing of the Nasdaq®, OMX®, and PHLX Marine Shipping SectorSM Index registered trademarks, and certain trade names of the Corporations and the use of the PHLX Marine Shipping SectorSM Index which is determined, composed and calculated by NASDAQ OMX without regard to Licensee or the LASERS.  NASDAQ OMX has no obligation to take the needs of the Licensee or the owners of the LASERS into consideration in determining, composing or calculating the PHLX Marine Shipping SectorSM Index.  The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the LASERS to be issued or in the determination or calculation of the equation by which the LASERS are to be converted into cash.  The Corporations have no liability in connection with the administration, marketing or trading of the LASERS.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE PHLX MARINE SHIPPING SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE LASERS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE PHLX MARINE SHIPPING SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PHLX MARINE SHIPPING SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “OMX®,” “PHLX Marine Shipping SectorSM” and “SHXSM” are registered trademarks or service marks of The NASDAQ OMX Group, Inc. (which with its affiliates is referred to as the “Corporations”) and have been licensed for use by Morgan Stanley & Co. Incorporated and its affiliates.  The LASERS have not been passed on by the Corporations as to their legality or suitability.  The LASERS are not issued, endorsed, sold, or promoted by the Corporations.  THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE LASERS.

PHLX Oil Service SectorSM Index

The PHLX Oil Service SectorSM Index (the “PHLX Oil Index”) was developed by the predecessor to NASDAQ OMX PHLX and is calculated, maintained and published by NASDAQ OMX PHLX.  The PHLX Oil Index is a price-weighted index composed of fifteen companies that provide oil drilling and production services, oil field equipment, support services and geophysical/reservoir services.  The PHLX Oil Index was set to an initial value of 75 on December 31, 1996 and options commenced trading on the PHLX Oil Index on February 24, 1997.

The PHLX Oil Index is calculated by adding the prices of the component stocks and dividing by the base market divisor, without any regard to capitalization.  Typically, the higher priced and more volatile constituent issues will exert a greater influence over the movement of a price-weighted index.  The PHLX Oil Index value calculation is described by the following formula:

Sum of All Component Prices
Base Market Divisor

To maintain the continuity of the PHLX Oil Index, the divisor is adjusted to reflect non-market changes in the price of the component securities as well as changes in the composition of the PHLX Oil Index.  Changes which may result in divisor adjustments include but are not limited to stock splits, dividends, spin offs, certain rights issuances and mergers and acquisitions.

License Agreement between The NASDAQ OMX Group, Inc. and MS & Co.  The NASDAQ OMX Group, Inc. and MS & Co. have entered into a non-exclusive license agreement providing license to MS & Co. and certain of its affiliated companies, in exchange for a fee, of the right to use the PHLX Oil Index, which is owned and published by The NASDAQ OMX Group, Inc., in connection with securities, including the LASERS.

The license agreement between The NASDAQ OMX Group, Inc. and MS & Co. provides that the following language must be set forth in this prospectus supplement:

The LASERS are not sponsored, endorsed, sold or promoted by The NASDAQ OMX Group, Inc. or its affiliates (NASDAQ OMX, with its affiliates, are referred to as the “Corporations”).  The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the LASERS.  The Corporations make no representation or warranty, express or implied to the owners of the LASERS or any member of the public regarding the advisability of investing in securities generally or in the LASERS particularly, or the ability of the PHLX Oil Service SectorSM Index to track general stock market performance.  The Corporations' only relationship to Morgan Stanley & Co. Incorporated (“Licensee”) is in the licensing of the Nasdaq®, OMX®, and PHLX Oil Service SectorSM Index registered trademarks, and certain trade names of the Corporations and the use of the PHLX Oil Service SectorSM Index which is determined, composed and calculated by NASDAQ OMX without regard to Licensee or the LASERS.  NASDAQ OMX has no obligation to take the needs of the Licensee or the owners of the LASERS into consideration in determining, composing or calculating the PHLX Oil Service SectorSM Index.  The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the LASERS to be issued or in the determination or calculation of the equation by which the LASERS are to be converted into cash.  The Corporations have no liability in connection with the administration, marketing or trading of the LASERS.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE PHLX OIL SERVICE SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE LASERS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE PHLX OIL SERVICE SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PHLX OIL SERVICE SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “OMX®,” “PHLX Oil Service SectorSM” and “OSXSM” are registered trademarks or service marks of The NASDAQ OMX Group, Inc. (which with its affiliates is referred to as the “Corporations”) and have been licensed for use by Morgan Stanley & Co. Incorporated and its affiliates.  The LASERS have not been passed on by the Corporations as to their legality or suitability.  The LASERS are not issued, endorsed, sold, or promoted by the Corporations.  THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE LASERS.

PHLX Semiconductor SectorSM Index

The PHLX Semiconductor SectorSM Index (the “PHLX Semiconductor Index”), was developed by the predecessor to NASDAQ OMX PHLX and is calculated, maintained and published by NASDAQ OMX PHLX.  The PHLX Semiconductor Index is a price-weighted index composed of eighteen companies primarily involved in the design, distribution, manufacture and sale of semiconductors.  The PHLX Semiconductor Index was set to an initial value of 200 on December 1, 1993 and was split two-for-one on July 24, 1995.  Options commenced trading on the PHLX Semiconductor Index on September 7, 1994.

The PHLX Semiconductor Index is calculated by adding the prices of the component stocks and dividing by the base market divisor, without any regard to capitalization.  Typically, the higher priced and more volatile constituent issues will exert a greater influence over the movement of a price-weighted index.  The PHLX Semiconductor Index value calculation is described by the following formula:

Sum of All Component Prices
Base Market Divisor

To maintain the continuity of the PHLX Semiconductor Index, the divisor is adjusted to reflect non-market changes in the price of the component securities as well as changes in the composition of the PHLX Semiconductor Index.  Changes which may result in divisor adjustments include but are not limited to stock splits, dividends, spin offs, certain rights issuances and mergers and acquisitions.

License Agreement between The NASDAQ OMX Group, Inc. and MS & Co.  The predecessor to The NASDAQ OMX Group, Inc. and MS & Co. have entered into a non-exclusive license agreement providing license to MS & Co. and certain of its affiliated companies, in exchange for a fee, of the right to use the PHLX Semiconductor Index, which is owned and published by The NASDAQ OMX Group, Inc., in connection with securities, including the LASERS.

The license agreement between The NASDAQ OMX Group, Inc. and MS & Co. provides that the following language must be set forth in this prospectus supplement:

The LASERS are not sponsored, endorsed, sold or promoted by The NASDAQ OMX Group, Inc. or its affiliates (NASDAQ OMX, with its affiliates, are referred to as the “Corporations”).  The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the LASERS.  The Corporations make no representation or warranty, express or implied to the owners of the LASERS or any member of the public regarding the advisability of investing in securities generally or in the LASERS particularly, or the ability of the PHLX Semiconductor SectorSM Index to track general stock market performance.  The Corporations' only relationship to Morgan Stanley & Co. Incorporated (“Licensee”) is in the licensing of the Nasdaq®, OMX®, and PHLX Semiconductor SectorSM Index registered trademarks, and certain trade names of the Corporations and the use of the PHLX Semiconductor SectorSM Index which is determined, composed and calculated by NASDAQ OMX without regard to Licensee or the LASERS.  NASDAQ OMX has no obligation to take the needs of the Licensee or the owners of the LASERS into consideration in determining, composing or calculating the PHLX Semiconductor SectorSM Index.  The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the LASERS to be issued or in the determination or calculation of the equation by which the LASERS are to be converted into cash.  The Corporations have no liability in connection with the administration, marketing or trading of the LASERS.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE PHLX SEMICONDUCTOR SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE LASERS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE PHLX SEMICONDUCTOR SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PHLX SEMICONDUCTOR SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “OMX®,” “PHLX Semiconductor SectorSM” and “SOXSM” are registered trademarks or service marks of The NASDAQ OMX Group, Inc. (which with its affiliates is referred to as the “Corporations”) and have been licensed for use by Morgan Stanley & Co. Incorporated and its affiliates.  The LASERS have not been passed on by the Corporations as to their legality or suitability.  The LASERS are not issued, endorsed, sold, or promoted by the Corporations.  THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE LASERS.

Russell 1000® Growth Index

The Russell 1000® Growth Index is a sub-group of the Russell 1000® Index, which is an index calculated, published and disseminated by Russell Investment Group, and measures the composite price performance of stocks of 1,000 companies (the “Russell 1000 Component Stocks”) incorporated in the U.S. and its territories.  All 1,000 stocks are traded on either The New York Stock Exchange or NYSE Alternext US LLC or in the over-the-counter market and are the 1,000 largest securities that form the Russell 3000® Index.  The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.  The Russell 1000 Index consists of the largest 1,000 companies included in the Russell 3000 Index and represents approximately 92% of the total market capitalization of the U.S. equity market.  The Russell 1000 Index is designed to track the performance of the large-capitalization segment of the U.S. equity market.

Selection of stocks underlying the Russell 1000 Growth Index. The Russell 1000 Growth Index is a sub-group of the Russell 1000 Index.  To be eligible for inclusion in the Russell 1000 Index, and, consequently, the Russell 1000 Growth Index, a company’s stocks must be listed on May 31 of a given year and Russell Investment Group must have access to documentation verifying the company’s eligibility for inclusion.  Beginning September 2004, eligible initial public offerings are added to Russell U.S. Indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution.  To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

Only common stocks belonging to corporations incorporated in the U.S. and its territories are eligible for inclusion in the Russell 1000 Index and, consequently, the Russell 1000 Growth Index.  The following securities are specifically excluded from the Russell 1000 Index: (i) stocks traded on U.S. exchanges but incorporated in other countries; (ii) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts; (iii) royalty trusts, limited liability companies, closed-end investment companies and limited partnerships and (iv) bulletin board, pink sheets or over-the-counter traded securities.  In addition, Berkshire Hathaway is excluded as a special exception due to its similarity to a mutual fund and lack of liquidity.

Russell Investment Group uses a “non-linear probability” method to assign stocks to the growth and value style indices. The term “probability” is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price (BP) ratio and I/B/E/S forecast long-term growth mean. This method allows stocks to be represented as having both growth and value characteristics, while preserving the additive nature of the indices.

The process for assigning growth and value weights is applied separately to the stocks in the Russell 1000 Index.  The stocks in the Russell 1000 Index  are ranked by their adjusted book-to-price ratio (B/P) and their I/B/E/S forecast long-term growth mean (IBESLT). These rankings are converted to standardized units and combined to produce a Composite Value Score (CVS). Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock. In general, stocks with a lower CVS are considered growth, stocks with a higher CVS are considered value, and stocks with a CVS in the middle range are considered to have both growth and value characteristics, and are weighted proportionately in the growth and value index. Stocks are always fully represented by the combination of their growth and value weights, e.g., a stock that is given a 20% weight in a Russell value index will have an 80% weight in the same Russell growth index.

Stock A, in the figure below, is a security with 20% of its available shares assigned to the value index and the remaining 80% assigned to the growth index. The growth and value probabilities will always sum to 100%. Hence, the sum of a stock’s market capitalization in the growth and value index will always equal its market capitalization in the Russell 1000 Index.

In the figure above, the quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile. Stocks at the median are divided 50% in each style index. Stocks below the first quartile are 100% in the growth index. Stocks above the third quartile are 100% in the value index. Stocks falling between the first and third quartile breaks are in both indices to varying degrees depending on how far they are above or below the median and how close they are to the first or third quartile breaks.

Roughly 70% of the available market capitalization is classified as all growth or all value. The remaining 30% have some portion of their market value in either the value or growth index, depending on their relative distance from the median value score. Note that there is a small position cutoff rule. If a stock’s weight is more than 95% in one style index, we increase its weight to 100% in that index. This rule eliminates many small weightings and makes passive management easier.

The Russell 1000 Growth Index, along with the Russell 1000 Index, is reconstituted annually to reflect changes in the marketplace. The CVS for each company in the Russell 1000 Index is determined annually based on data as of May 31.  The list of companies and is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year. Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments.  As a capitalization-weighted index, the Russell 1000 Growth Index reflects changes in the capitalization, or market value, of the Russell 1000 Component Stocks relative to the capitalization on a base date.  The current Russell 1000 Growth Index value is calculated by adding the market values, according to the methodology discussed above, of the Russell 1000 Index’s Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 1,000 stocks.  The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 1000 Growth Index on the base date of December 31, 1986.  To calculate the Russell 1000 Growth Index, last sale prices will be used for exchange-traded stocks.  If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 1000 Growth Index.  In order to provide continuity for the Russell 1000 Growth Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 1000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available for trading.  Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in corporate filings with the Securities and Exchange Commission.  Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

•	ESOP or LESOP shares – corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

•
Corporate cross-owned shares – when shares of a company in the index are held by another company also in the index, this is considered corporate cross-ownership.  Any percentage held in this class will be adjusted;

•
Large private and corporate shares – large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the index that own 10% or more of the shares outstanding.  However, not to be included in this class are institutional holdings, which are:  investment companies, partnerships, insurance companies, mutual funds, banks or venture capitals;

•	Unlisted share classes – classes of common stock that are not traded on a U.S. securities exchange; and

•
Initial public offering lock-ups – shares locked-up during an initial public offering  are not available to the public and will be excluded from the market value at the time the initial public offering enters the index.

Corporate Actions Affecting the Russell 1000 Growth Index.  The following summarizes the types of Russell 1000 Growth Index maintenance adjustments and indicates whether or not an index adjustment is required:

•
“No Replacement” Rule – Securities that leave the Russell 1000 Growth Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced.  Thus, the number of securities in the Russell 1000 Growth Index over the past year will fluctuate according to corporate activity.

•
Rule for Deletions – When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the index at the close on the effective date or when the stock is no longer trading on the exchange.  When deleting stocks from the Russell 1000 Growth Index as a result of exchange de-listing or reconstitution, the price used will be the market price on the day of deletion, including potentially the OTC bulletin board price.  Previously, prices used to reflect de-listed stocks were the last traded price on the primary exchange.  Exceptions exist for certain corporate events, like mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

•
When acquisitions or mergers take place within the Russell 1000 Growth Index, the stock’s capitalization moves to the acquiring stock, hence, mergers have no effect on the index total capitalization.  Shares are updated for the acquiring stock at the time the transaction is final.

•
Rule for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings.  Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough.  To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 1000 Growth Index at the latest reconstitution.

•
Rule for Corporate Action-Driven Changes – Beginning April 1, 2003 changes resulting from corporate actions generally are applied at the open of the ex-date using the previous day’s closing prices.  For reclassification of shares, mergers and acquisitions, spin-offs or reorganizations, adjustments will be made at the open of the ex-date using previous day closing prices.  For re-incorporations and exchange delisting, deleted entities will be removed at the open on the day following re-incorporation or delisting using previous day closing prices (including OTC prices for delisted stocks).

Updates to Share Capital Affecting the Russell 1000 Growth Index.  Each month, the Russell 1000 Growth Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission.  Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% will be reflected in the Russell 1000 Growth Index.  This does not affect treatment of major corporate events, which are effective on the ex-date.

Pricing of Securities Included in the Russell 1000 Growth Index.  Effective on January 1, 2002, primary exchange closing prices are used in the daily index calculations.  FT Interactive data is used as the primary source for U.S. security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily index calculations.

License Agreement between Russell Investment Group and Morgan Stanley.  Russell Investment Group and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Russell 1000 Growth Index, which is owned and published by Russell Investment Group, in connection with securities, including the LASERS.

The license agreement between Russell Investment Group and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The LASERS are not sponsored, endorsed, sold or promoted by Russell Investment Group.  Russell Investment Group makes no representation or warranty, express or implied, to the owners of the LASERS or any member of the public regarding the advisability of investing in securities generally or in the LASERS particularly or the ability of the Russell 1000 Growth Index to track general stock market performance or a segment of the same.  Russell Investment Group’s publication of the Russell 1000 Growth Index in no way suggests or implies an opinion by Russell Investment Group as to the advisability of investment in any or all of the securities upon which the Russell 1000 Growth Index is based.  Russell Investment Group’s only relationship to Morgan Stanley is the licensing of certain trademarks and trade names of Russell Investment Group and of the Russell 1000 Growth Index, which is determined, composed and calculated by Russell Investment Group without regard to Morgan Stanley or the LASERS.  Russell Investment Group is not responsible for and has not reviewed the LASERS nor any associated literature or publications and Russell Investment Group makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise.  Russell Investment Group reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 1000 Growth Index.  Russell Investment Group has no obligation or liability in connection with the administration, marketing or trading of the LASERS.

RUSSELL INVESTMENT GROUP DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 1000 GROWTH INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL INVESTMENT GROUP SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  RUSSELL INVESTMENT GROUP MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, INVESTORS, OWNERS OF THE LASERS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 1000 GROWTH INDEX OR ANY DATA INCLUDED THEREIN.  RUSSELL INVESTMENT GROUP MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 1000 GROWTH INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL INVESTMENT GROUP HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The “Russell 1000® Index” is a trademark of Russell Investment Group and has been licensed for use by Morgan Stanley.  The LASERS are not sponsored, endorsed, sold or promoted by Russell Investment Group and Russell Investment Group makes no representation regarding the advisability of investing in the LASERS.

Russell 1000® Value Index

The Russell 1000® Value Index is a sub-group of the Russell 1000® Index, which is an index calculated, published and disseminated by Russell Investment Group, and measures the composite price performance of stocks of 1,000 companies (the “Russell 1000 Component Stocks”) incorporated in the U.S. and its territories.  All 1,000 stocks are traded on either The New York Stock Exchange or NYSE Alternext US LLC or in the over-the-counter market and are the 1,000 largest securities that form the Russell 3000® Index.  The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.  The Russell 1000 Index consists of the largest 1,000 companies included in the Russell 3000 Index and represents approximately 92% of the U.S. equity market.  The Russell 1000 Index is designed to track the performance of the large- capitalization segment of the U.S. equity market.

Selection of stocks underlying the Russell 1000 Value Index. The Russell 1000 Value Index is a sub-group of the Russell 1000 Index.  To be eligible for inclusion in the Russell 1000 Index, and, consequently, the Russell 1000 Value Index, a company’s stocks must be listed on May 31 of a given year and Russell Investment Group must have access to documentation verifying the company’s eligibility for inclusion.  Beginning September 2004, eligible initial public offerings are added to Russell U.S. Indexes at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution.  To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

Only common stocks belonging to corporations incorporated in the U.S. and its territories are eligible for inclusion in the Russell 1000 Index and, consequently, the Russell 1000 Value Index.  The following securities are specifically excluded from the Russell 1000 Index: (i) stocks traded on U.S. exchanges but incorporated in other countries; (ii) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts; (iii) royalty trusts, limited liability companies, closed-end investment companies and limited partnerships and (iv) bulletin board, pink sheets or over-the-counter traded securities.  In addition, Berkshire Hathaway is excluded as a special exception due to its similarity to a mutual fund and lack of liquidity.

Russell Investment Group uses a “non-linear probability” method to assign stocks to the growth and value style indexes. The term “probability” is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price (BP) ratio and I/B/E/S forecast long-term growth mean. This method allows stocks to be represented as having both growth and value characteristics, while preserving the additive nature of the indexes.

The process for assigning growth and value weights is applied separately to the stocks in the Russell 1000 Index.  The stocks in the Russell 1000 Index  are ranked by their adjusted book-to-price ratio (B/P) and their I/B/E/S forecast long-term growth mean (IBESLT). These rankings are converted to standardized units and combined to produce a Composite Value Score (CVS). Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock. In general, stocks with a lower CVS are considered growth, stocks with a higher CVS are considered value, and stocks with a CVS in the middle range are considered to have both growth and value characteristics, and are weighted proportionately in the growth and value index. Stocks are always fully represented by the combination of their growth and value weights, e.g., a stock that is given a 20% weight in a Russell value index will have an 80% weight in the same Russell growth index.

Stock A, in the figure below, is a security with 20% of its available shares assigned to the value index and the remaining 80% assigned to the growth index. The growth and value probabilities will always sum to 100%. Hence, the sum of a stock’s market capitalization in the growth and value index will always equal its market capitalization in the Russell 1000 Index.

In the figure above, the quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile. Stocks at the median are divided 50% in each style index. Stocks below the first quartile are 100% in the growth index. Stocks above the third quartile are 100% in the value index. Stocks falling between the first and third quartile breaks are in both indexes to varying degrees depending on how far they are above or below the median and how close they are to the first or third quartile breaks.

Roughly 70% of the available market capitalization is classified as all growth or all value. The remaining 30% have some portion of their market value in either the value or growth index, depending on their relative distance from the median value score. Note that there is a small position cutoff rule. If a stock’s weight is more than 95% in one style index, we increase its weight to 100% in that index. This rule eliminates many small weightings and makes passive management easier.

The Russell 1000 Value Index, along with the Russell 1000 Index, is reconstituted annually to reflect changes in the marketplace. The CVS for each company in the Russell 1000 Index is determined annually based on data as of May 31.  The list of companies and is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year. Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments.  As a capitalization-weighted index, the Russell 1000 Value Index reflects changes in the capitalization, or market value, of the Russell 1000 Component Stocks relative to the capitalization on a base date.  The current Russell 1000 Value Index value is calculated by adding the market values, according to the methodology discussed above, of the Russell 1000 Index’s Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 1,000 stocks.  The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 1000 Value Index on the base date of December 31, 1986.  To calculate the Russell 1000 Value Index, last sale prices will be used for exchange-traded stocks.  If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 1000 Value Index.  In order to provide continuity for the Russell 1000 Value Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 1000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available for trading.  Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in corporate filings with the Securities and Exchange Commission.  Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

•	ESOP or LESOP shares – corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

•
Corporate cross-owned shares – when shares of a company in the index are held by another company also in the index, this is considered corporate cross-ownership.  Any percentage held in this class will be adjusted;

•
Large private and corporate shares – large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the index that own 10% or more of the shares outstanding.  However, not to be included in this class are institutional holdings, which are:  investment companies, partnerships, insurance companies, mutual funds, banks or venture capitals;

•	Unlisted share classes – classes of common stock that are not traded on a U.S. securities exchange; and

•
Initial public offering lock-ups – shares locked-up during an initial public offering  are not available to the public and will be excluded from the market value at the time the initial public offering enters the index.

Corporate Actions Affecting the Russell 1000 Value Index.  The following summarizes the types of Russell 1000 Value Index maintenance adjustments and indicates whether or not an index adjustment is required:

•
“No Replacement” Rule – Securities that leave the Russell 1000 Value Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced.  Thus, the number of securities in the Russell 1000 Value Index over the past year will fluctuate according to corporate activity.

•
Rule for Deletions – When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the index at the close on the effective date or when the stock is no longer trading on the exchange.  When deleting stocks from the Russell 1000 Value Index as a result of exchange de-listing or reconstitution, the price used will be the market price on the day of deletion, including potentially the OTC bulletin board price.  Previously, prices used to reflect de-listed stocks were the last traded price on the primary exchange.  Exceptions exist for certain corporate events, like mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

•
When acquisitions or mergers take place within the Russell 1000 Value Index, the stock’s capitalization moves to the acquiring stock, hence, mergers have no effect on the index total capitalization.  Shares are updated for the acquiring stock at the time the transaction is final.

•
Rule for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings.  Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough.  To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 1000 Value Index at the latest reconstitution.

•
Rule for Corporate Action-Driven Changes – Beginning April 1, 2003 changes resulting from corporate actions generally are applied at the open of the ex-date using the previous day’s closing prices.  For reclassification of shares, mergers and acquisitions, spin-offs or reorganizations, adjustments will be made at the open of the ex-date using previous day closing prices.  For re-incorporations and exchange delisting, deleted entities will be removed at the open on the day following re-incorporation or delisting using previous day closing prices (including OTC prices for delisted stocks).

Updates to Share Capital Affecting the Russell 1000 Value Index.  Each month, the Russell 1000 Value Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission.  Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% will be reflected in the Russell 1000 Value Index.  This does not affect treatment of major corporate events, which are effective on the ex-date.

Pricing of Securities Included in the Russell 1000 Value Index.  Effective on January 1, 2002, primary exchange closing prices are used in the daily index calculations.  FT Interactive data is used as the primary source for U.S. security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily index calculations.

License Agreement between Russell Investment Group and Morgan Stanley.  Russell Investment Group and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Russell 1000 Value Index, which is owned and published by Russell Investment Group, in connection with securities, including the LASERS.

The license agreement between Russell Investment Group and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The LASERS are not sponsored, endorsed, sold or promoted by Russell Investment Group.  Russell Investment Group makes no representation or warranty, express or implied, to the owners of the LASERS or any member of the public regarding the advisability of investing in securities generally or in the LASERS particularly or the ability of the Russell 1000 Value Index to track general stock market performance or a segment of the same.  Russell Investment Group’s publication of the Russell 1000 Value Index in no way suggests or implies an opinion by Russell Investment Group as to the advisability of investment in any or all of the securities upon which the Russell 1000 Value Index is based.  Russell Investment Group’s only relationship to Morgan Stanley is the licensing of certain trademarks and trade names of Russell Investment Group and of the Russell 1000 Value Index, which is determined, composed and calculated by Russell Investment Group without regard to Morgan Stanley or the LASERS.  Russell Investment Group is not responsible for and has not reviewed the LASERS nor any associated literature or publications and Russell Investment Group makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise.  Russell Investment Group reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 1000 Value Index.  Russell Investment Group has no obligation or liability in connection with the administration, marketing or trading of the LASERS.

RUSSELL INVESTMENT GROUP DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 1000 VALUE INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL INVESTMENT GROUP SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  RUSSELL INVESTMENT GROUP MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, INVESTORS, OWNERS OF THE LASERS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 1000 VALUE INDEX OR ANY DATA INCLUDED THEREIN.  RUSSELL INVESTMENT GROUP MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 1000 VALUE INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL INVESTMENT GROUP HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The “Russell 1000® Index” is a trademark of Russell Investment Group and has been licensed for use by Morgan Stanley.  The LASERS are not sponsored, endorsed, sold or promoted by Russell Investment Group and Russell Investment Group makes no representation regarding the advisability of investing in the LASERS.

Russell 2000® Index

The Russell 2000® Index is an index calculated, published and disseminated by Russell Investment Group and is calculated, maintained and published by Russell Investments, a subsidiary of Russell Investment Group.  The Russell 2000 Index measures the composite price performance of stocks of 2,000 companies (the “Russell 2000 Component Stocks”) incorporated in the U.S. and its territories.  All 2,000 stocks are traded on either the NYSE or NYSE Alternext US LLC or in the over-the-counter market and are the 2,000 smallest securities that form the Russell 3000® Index.  The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.  The Russell 2000 Index consists of the smallest 2,000 companies included in the Russell 3000 Index and represents a small portion of the total market capitalization of the Russell 3000 Index.  The Russell 2000 Index is designed to track the performance of the small capitalization segment of the U.S. equity market.  The Russell 2000® Index is reported by Bloomberg Financial Markets under ticker symbol “RTY.”

Selection of stocks underlying the Russell 2000 Index. The Russell 2000 Index is a sub-group of the Russell 3000 Index.  To be eligible for inclusion in the Russell 3000 Index, and, consequently, the Russell 2000 Index, a company’s stocks must be listed on May 31 of a given year and Russell Investments must have access to documentation verifying the company’s eligibility for inclusion.  Beginning September 2004, eligible initial public offerings are added to Russell U.S. Indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution.  To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

Only common stocks belonging to corporations incorporated in the U.S. and its territories are eligible for inclusion in the Russell 3000 Index and, consequently, the Russell 2000 Index.  The following securities are specifically excluded from the Russell 2000 Index: (i) stocks traded on U.S. exchanges but incorporated in other countries; (ii) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts; (iii) royalty trusts, limited liability companies, closed-end investment companies and limited partnerships and (iv) bulletin board, pink sheets or over-the-counter traded securities.  In addition, Berkshire Hathaway is excluded as a special exception due to its similarity to a mutual fund and lack of liquidity.

The primary criteria used to determine the initial list of securities eligible for the Russell 3000 Index is total market capitalization, which is defined as the price of the shares times the total number of available shares.  All common stock share classes are combined in determining market capitalization.  If multiple share classes have been combined, the price of the primary vehicle (usually the most liquid) is used in the calculations.  In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately.  Stocks must trade at or above $1.00 on May 31 of each year to be eligible for inclusion in the Russell 2000 Index.  However, if a stock falls below $1.00 intra-year, it will not be removed until the next reconstitution if it is still trading below $1.00.

The Russell 2000 Index is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year. Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments.  As a capitalization-weighted index, the Russell 2000 Index reflects changes in the capitalization, or market value, of the Russell 2000 Component Stocks relative to the capitalization on a base date.  The current Russell 2000 Index value is calculated by adding the market values of the Russell 2000 Index’s Russell 2000 Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks.  The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 2000 Index on the base date of December 31, 1986.  To calculate the Russell 2000 Index, last sale prices will be used for exchange-traded stocks.  If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000 Index.  In order to provide continuity for the Russell 2000 Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 2000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available for trading.  Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in corporate filings with the Securities and Exchange Commission.  Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

•	ESOP or LESOP shares – corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

•
Corporate cross-owned shares – when shares of a company in the index are held by another company also in the index, this is considered corporate cross-ownership.  Any percentage held in this class will be adjusted;

•
Large private and corporate shares – large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the index that own 10% or more of the shares outstanding.  However, not to be included in this class are institutional holdings, which are:  investment companies, partnerships, insurance companies, mutual funds, banks or venture capitals;

•	Unlisted share classes – classes of common stock that are not traded on a U.S. securities exchange; and

•
Initial public offering lock-ups – shares locked-up during an initial public offering  are not available to the public and will be excluded from the market value at the time the initial public offering enters the index.

Corporate Actions Affecting the Russell 2000 Index.  The following summarizes the types of Russell 2000 Index maintenance adjustments and indicates whether or not an index adjustment is required:

•
“No Replacement” Rule – Securities that leave the Russell 2000 Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced.  Thus, the number of securities in the Russell 2000 Index over the past year will fluctuate according to corporate activity.

•
Rule for Deletions – When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the index at the close on the effective date or when the stock is no longer trading on the exchange.  When deleting stocks from the Russell 2000 Index as a result of exchange de-listing or reconstitution, the price used will be the market price on the day of deletion, including potentially the OTC bulletin board price.  Previously, prices used to reflect de-listed stocks were the last traded price on the primary exchange.  Exceptions exist for certain corporate events, like mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

•
When acquisitions or mergers take place within the Russell 2000 Index, the stock’s capitalization moves to the acquiring stock, hence, mergers have no effect on the index total capitalization.  Shares are updated for the acquiring stock at the time the transaction is final.

•
Rule for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings.  Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough.  To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 2000 Index at the latest reconstitution.

•
Rule for Corporate Action-Driven Changes – Beginning April 1, 2003 changes resulting from corporate actions generally are applied at the open of the ex-date using the previous day’s closing prices.  For reclassification of shares, mergers and acquisitions, spin-offs or reorganizations, adjustments will be made at the open of the ex-date using previous day closing prices.  For re-incorporations and exchange delisting, deleted entities will be removed at the open on the day following re-incorporation or delisting using previous day closing prices (including OTC prices for delisted stocks).

Updates to Share Capital Affecting the Russell 2000 Index.  Each month, the Russell 2000 Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission.  Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% will be reflected in the Russell 2000 Index.  This does not affect treatment of major corporate events, which are effective on the ex-date.

Pricing of Securities Included in the Russell 2000 Index.  Effective on January 1, 2002, primary exchange closing prices are used in the daily index calculations.  FT Interactive data is used as the primary source for U.S. security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily index calculations.

License Agreement between Russell Investment Group and Morgan Stanley.  Russell Investment Group and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Russell 2000 Index, which is owned and published by Russell Investment Group, in connection with securities, including the LASERS.

The license agreement between Russell Investment Group and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The LASERS are not sponsored, endorsed, sold or promoted by Russell Investment Group.  Russell Investment Group makes no representation or warranty, express or implied, to the owners of the LASERS or any member of the public regarding the advisability of investing in securities generally or in the LASERS particularly or the ability of the Russell 2000 Index to track general stock market performance or a segment of the same.  Russell Investment Group’s publication of the Russell 2000 Index in no way suggests or implies an opinion by Russell Investment Group as to the advisability of investment in any or all of the securities upon which the Russell 2000 Index is based.  Russell Investment Group’s only relationship to Morgan Stanley is the licensing of certain trademarks and trade names of Russell Investment Group and of the Russell 2000 Index, which is determined, composed and calculated by Russell Investment Group without regard to Morgan Stanley or the LASERS.  Russell Investment Group is not responsible for and has not reviewed the LASERS nor any associated literature or publications and Russell Investment Group makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise.  Russell Investment Group reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Index.  Russell Investment Group has no obligation or liability in connection with the administration, marketing or trading of the LASERS.

RUSSELL INVESTMENT GROUP DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL INVESTMENT GROUP SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  RUSSELL INVESTMENT GROUP MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, INVESTORS, OWNERS OF THE LASERS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN.  RUSSELL INVESTMENT GROUP MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL INVESTMENT GROUP HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The “Russell 2000® Index” is a trademark of Russell Investments and has been licensed for use by Morgan Stanley.  The LASERS are not sponsored, endorsed, sold or promoted by Russell Investments and Russell Investments makes no representation regarding the advisability of investing in the LASERS.

Russell 2000® Value Index

The Russell 2000® Value Index is a sub-group of the Russell 2000® Index, which is an index calculated, published and disseminated by Russell Investment Group, and measures the composite price performance of stocks of 2,000 companies (the “Russell 1000 Component Stocks”) incorporated in the U.S. and its territories.  All 2,000 stocks are traded on either The New York Stock Exchange or NYSE Alternext US LLC or in the over-the-counter market and are the 2,000 smallest securities that form the Russell 3000® Index.  The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.  The Russell 2000 Index consists of the smallest 2,000 companies included in the Russell 3000 Index and represents a small portion of the total market capitalization of the Russell 3000 Index.  The Russell 2000 Index is designed to track the performance of the small- capitalization segment of the U.S. equity market.

Selection of stocks underlying the Russell 2000 Value Index. The Russell 2000 Value Index is a sub-group of the Russell 2000 Index.  To be eligible for inclusion in the Russell 2000 Index, and, consequently, the Russell 2000 Value Index, a company’s stocks must be listed on May 31 of a given year and Russell Investment Group must have access to documentation verifying the company’s eligibility for inclusion.  Beginning September 2004, eligible initial public offerings are added to Russell U.S. Indexes at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution.  To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

Only common stocks belonging to corporations incorporated in the U.S. and its territories are eligible for inclusion in the Russell 2000 Index and, consequently, the Russell 2000 Value Index.  The following securities are specifically excluded from the Russell 2000 Index: (i) stocks traded on U.S. exchanges but incorporated in other countries; (ii) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts; (iii) royalty trusts, limited liability companies, closed-end investment companies and limited partnerships and (iv) bulletin board, pink sheets or over-the-counter traded securities.  In addition, Berkshire Hathaway is excluded as a special exception due to its similarity to a mutual fund and lack of liquidity.

Russell Investment Group uses a “non-linear probability” method to assign stocks to the growth and value style indexes. The term “probability” is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price (BP) ratio and I/B/E/S forecast long-term growth mean. This method allows stocks to be represented as having both growth and value characteristics, while preserving the additive nature of the indexes.

The process for assigning growth and value weights is applied separately to the stocks in the Russell 2000 Index.  The stocks in the Russell 2000 Index  are ranked by their adjusted book-to-price ratio (B/P) and their I/B/E/S forecast long-term growth mean (IBESLT). These rankings are converted to standardized units and combined to produce a Composite Value Score (CVS). Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock. In general, stocks with a lower CVS are considered growth, stocks with a higher CVS are considered value, and stocks with a CVS in the middle range are considered to have both growth and value characteristics, and are weighted proportionately in the growth and value index. Stocks are always fully represented by the combination of their growth and value weights, e.g., a stock that is given a 20% weight in a Russell value index will have an 80% weight in the same Russell growth index.

Stock A, in the figure below, is a security with 20% of its available shares assigned to the value index and the remaining 80% assigned to the growth index. The growth and value probabilities will always sum to 100%. Hence, the sum of a stock’s market capitalization in the growth and value index will always equal its market capitalization in the Russell 1000 Index.

In the figure above, the quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile. Stocks at the median are divided 50% in each style index. Stocks below the first quartile are 100% in the growth index. Stocks above the third quartile are 100% in the value index. Stocks falling between the first and third quartile breaks are in both indexes to varying degrees depending on how far they are above or below the median and how close they are to the first or third quartile breaks.

Roughly 70% of the available market capitalization is classified as all growth or all value. The remaining 30% have some portion of their market value in either the value or growth index, depending on their relative distance from the median value score. Note that there is a small position cutoff rule. If a stock’s weight is more than 95% in one style index, we increase its weight to 100% in that index. This rule eliminates many small weightings and makes passive management easier.

The Russell 2000 Value Index, along with the Russell 2000 Index, is reconstituted annually to reflect changes in the marketplace. The CVS for each company in the Russell 2000 Index is determined annually based on data as of May 31.  The list of companies and is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year. Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments.  As a capitalization-weighted index, the Russell 2000 Value Index reflects changes in the capitalization, or market value, of the Russell 2000 Component Stocks relative to the capitalization on a base date.  The current Russell 2000 Value Index value is calculated by adding the market values, according to the methodology discussed above, of the Russell 2000 Index’s Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks.  The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 2000 Value Index on the base date of December 31, 1986.  To calculate the Russell 2000 Value Index, last sale prices will be used for exchange-traded stocks.  If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000 Value Index.  In order to provide continuity for the Russell 2000 Value Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 2000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available for trading.  Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in corporate filings with the Securities and Exchange Commission.  Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

•	ESOP or LESOP shares – corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

•
Corporate cross-owned shares – when shares of a company in the index are held by another company also in the index, this is considered corporate cross-ownership.  Any percentage held in this class will be adjusted;

•
Large private and corporate shares – large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the index that own 10% or more of the shares outstanding.  However, not to be included in this class are institutional holdings, which are:  investment companies, partnerships, insurance companies, mutual funds, banks or venture capitals;

•	Unlisted share classes – classes of common stock that are not traded on a U.S. securities exchange; and

•
Initial public offering lock-ups – shares locked-up during an initial public offering  are not available to the public and will be excluded from the market value at the time the initial public offering enters the index.

Corporate Actions Affecting the Russell 2000 Value Index.  The following summarizes the types of Russell 2000 Value Index maintenance adjustments and indicates whether or not an index adjustment is required:

•
“No Replacement” Rule – Securities that leave the Russell 2000 Value Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced.

Thus, the number of securities in the Russell 2000 Value Index over the past year will fluctuate according to corporate activity.

•
Rule for Deletions – When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the index at the close on the effective date or when the stock is no longer trading on the exchange.  When deleting stocks from the Russell 2000 Value Index as a result of exchange de-listing or reconstitution, the price used will be the market price on the day of deletion, including potentially the OTC bulletin board price.  Previously, prices used to reflect de-listed stocks were the last traded price on the primary exchange.  Exceptions exist for certain corporate events, like mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

•
When acquisitions or mergers take place within the Russell 2000 Value Index, the stock’s capitalization moves to the acquiring stock, hence, mergers have no effect on the index total capitalization.  Shares are updated for the acquiring stock at the time the transaction is final.

•
Rule for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings.  Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough.  To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 2000 Value Index at the latest reconstitution.

•
Rule for Corporate Action-Driven Changes – Beginning April 1, 2003 changes resulting from corporate actions generally are applied at the open of the ex-date using the previous day’s closing prices.  For reclassification of shares, mergers and acquisitions, spin-offs or reorganizations, adjustments will be made at the open of the ex-date using previous day closing prices.  For re-incorporations and exchange delisting, deleted entities will be removed at the open on the day following re-incorporation or delisting using previous day closing prices (including OTC prices for delisted stocks).

Updates to Share Capital Affecting the Russell 2000 Value Index.  Each month, the Russell 2000 Value Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission.  Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% will be reflected in the Russell 2000 Value Index.  This does not affect treatment of major corporate events, which are effective on the ex-date.

Pricing of Securities Included in the Russell 2000 Value Index.  Effective on January 1, 2002, primary exchange closing prices are used in the daily index calculations.  FT Interactive data is used as the primary source for U.S. security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily index calculations.

License Agreement between Russell Investment Group and Morgan Stanley.  Russell Investment Group and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Russell 2000 Value Index, which is owned and published by Russell Investment Group, in connection with securities, including the LASERS.

The license agreement between Russell Investment Group and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The LASERS are not sponsored, endorsed, sold or promoted by Russell Investment Group.  Russell Investment Group makes no representation or warranty, express or implied, to the owners of the LASERS or any member of the public regarding the advisability of investing in securities generally or in the LASERS particularly or the ability of the Russell 2000 Value Index to track general stock market performance or a segment of the same.  Russell Investment Group’s publication of the Russell 2000 Value Index in no way suggests or implies an opinion by Russell Investment Group as to the advisability of investment in any or all of the securities upon which the Russell

2000 Value Index is based.  Russell Investment Group’s only relationship to Morgan Stanley is the licensing of certain trademarks and trade names of Russell Investment Group and of the Russell 2000 Value Index, which is determined, composed and calculated by Russell Investment Group without regard to Morgan Stanley or the LASERS.  Russell Investment Group is not responsible for and has not reviewed the LASERS nor any associated literature or publications and Russell Investment Group makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise.  Russell Investment Group reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Value Index.  Russell Investment Group has no obligation or liability in connection with the administration, marketing or trading of the LASERS.

RUSSELL INVESTMENT GROUP DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000 VALUE INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL INVESTMENT GROUP SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  RUSSELL INVESTMENT GROUP MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, INVESTORS, OWNERS OF THE LASERS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000 VALUE INDEX OR ANY DATA INCLUDED THEREIN.  RUSSELL INVESTMENT GROUP MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000 VALUE INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL INVESTMENT GROUP HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The “Russell 2000® Index” is a trademark of Russell Investment Group and has been licensed for use by Morgan Stanley.  The LASERS are not sponsored, endorsed, sold or promoted by Russell Investment Group and Russell Investment Group makes no representation regarding the advisability of investing in the LASERS.

S&P 500® Index

The S&P 500® Index was developed by Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc., which we refer to as S&P, and is calculated, maintained and published by S&P.

The S&P 500 Index is intended to provide a performance benchmark for the U.S. equity markets.  The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “S&P 500 Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.  The “Market Value” of any S&P 500 Component Stock is the product of the market price per share and the number of the then outstanding shares of such S&P 500 Component Stock.  The 500 companies are not the 500 largest companies listed on The New York Stock Exchange and not all 500 companies are listed on such exchange.  S&P chooses companies for inclusion in the S&P 500 Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market.  S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above.  Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

The S&P 500 Index and S&P’s other U.S. indices moved to a float adjustment methodology in 2005 so that the indices reflect only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares.  Float adjustment excludes shares that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups; government entities; or other control groups, such as a company’s own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons.

The S&P 500 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total Market Value of all 500 S&P 500 Component Stocks relative to the S&P 500 Index’s base period of 1941-43 (the “Base Period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the S&P 500 Component Stocks during the Base Period has been set equal to an indexed value of 10.  This is often indicated by the notation 1941-43=10.  In practice, the daily calculation of the S&P 500 Index is computed by dividing the total Market Value of the S&P 500 Component Stocks by a number called the “S&P 500 Index Divisor.”  By itself, the S&P 500 Index Divisor is an arbitrary number.  However, in the context of the calculation of the S&P 500 Index, it is the only link to the original base period value of the S&P 500 Index.  The S&P 500 Index Divisor keeps the S&P 500 Index comparable over time and is the manipulation point for all adjustments to the S&P 500 Index (“S&P 500 Index Maintenance”).

S&P 500 Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

To prevent the value of the S&P 500 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500 Index require a S&P 500 Index Divisor adjustment.  By adjusting the S&P 500 Index Divisor for the change in total Market Value, the value of the S&P 500 Index remains constant.  This helps maintain the value of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index.  All S&P 500 Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P 500 Index.  Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require S&P 500 Index Divisor adjustments.

The table below summarizes the types of S&P 500 Index maintenance adjustments and indicates whether or not a S&P 500 Index Divisor adjustment is required:

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Stock split (e.g., 2-for-1)	Shares Outstanding multiplied by 2; Stock Price divided by 2	No
Share issuance (i.e., change ≥ 5%)	Shares Outstanding plus newly issued Shares	Yes
Share repurchase (i.e., change ≥ 5%)	Shares Outstanding minus Repurchased Shares	Yes
Special cash dividends	Share Price minus Special Dividend	Yes
Company Change	Add new company Market Value minus old company Market Value	Yes
Rights Offering	Price of parent company minus	Yes

Price of Rights Right Ratio

Spin-Off	Price of parent company minus	Yes

Price of Spinoff Co. Share Exchange Ratio

Stock splits and stock dividends do not affect the S&P 500 Index Divisor of the S&P 500 Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P 500 Component Stock.  All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the S&P 500 Index Divisor has the effect of altering the Market Value of the S&P 500 Component Stock and consequently of altering the aggregate Market Value of the S&P 500 Component Stocks (the “Post-Event Aggregate Market Value”).  In order that the level of the S&P 500 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected S&P 500 Component Stock, a new S&P 500 Index Divisor (“New S&P 500 Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New S&P 500 Divisor

New S&P 500 Divisor	=	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P 500 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index companies.  Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500 Index are updated as required by any changes in the number of shares outstanding.  After the totals are updated, the S&P 500 Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500 Index.  In addition, any changes over 5% in the current common shares outstanding for the S&P 500 Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the S&P 500 Index Divisor.

License Agreement between S&P and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500 Index, which is owned and published by S&P, in connection with securities, including the LASERS.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The LASERS are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the owners of the LASERS or any member of the public regarding the advisability of investing in securities generally or in the LASERS particularly or the ability of the S&P 500 Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to us or the LASERS.  S&P has no obligation to take our needs or the needs of the owners of the LASERS into consideration in determining, composing or calculating the S&P 500 Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the LASERS to be issued or in the determination or calculation of the equation by which the LASERS are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the LASERS.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE LASERS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.

Consumer Discretionary Select Sector Index

The Consumer Discretionary Select Sector Index, which is one of the nine Select Sector sub-indices of the S&P 500 Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the consumer discretionary sector of the S&P 500 Index.  As of December 9, 2008, the Consumer Discretionary Select Sector Index included 80 component stocks in the following industries: retail (specialty, multi-line, internet and catalog); media; hotels, restaurants & leisure; household durables; textiles, apparel & luxury goods; automobiles, auto components and distributors; leisure equipment & products; and diversified consumer services.  As of December 9, 2008, the Consumer Discretionary Select Sector Index represented approximately 8.21% of the S&P 500 Index based on the market capitalization of the stocks.

Consumer Staples Select Sector Index

The Consumer Staples Select Sector Index, which is one of the nine Select Sector sub-indices of the S&P 500 Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the consumer staples sector of the S&P 500 Index.  As of December 9, 2008, the Consumer Staples Select Sector Index included 41 component stocks in the following industries: food & staples retailing; household products; food products; beverages; tobacco; and personal products.  As of December 9, 2008, the Consumer Staples Select Sector Index represented approximately 12.74% of the S&P 500 Index based on the market capitalization of the stocks.

Energy Select Sector Index

The Energy Select Sector Index, which is one of the nine Select Sector sub-indices of the S&P 500 Index, is intended to track the movements of companies that are components of the S&P 500® Index and are involved in the development or production of energy products.  As of December 9, 2008, the Energly Select Sector Index 40 component stocks in the following industries: oil, gas & consumable fuels and energy equipment & services.  The Energy Select Sector Index was established with a value of 250.00 on June 30, 1998.  As of December 9, 2008, the Energy Select Sector Index represented approximately 13.48% of the S&P 500 Index based on the market capitalization of the stocks.

Financial Select Sector Index

The Financial Select Sector Index, which is one of the nine Select Sector sub-indices of the S&P 500 Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the financial sector of the S&P 500 Index.  As of December 9, 2008, the Financial Services Sector Index included 84 component stocks in the following industries: diversified financial services, insurance, commercial banks, capital markets, real estate investment trusts (“REITs”), thrift & mortgage finance, consumer finance and real estate management & development.  As of December 9, 2008, the Financial Select Sector Index represented approximately 13.84% of the S&P 500 Index based on the market capitalization of the stocks.

Healthcare Select Sector Index

The Healthcare Select Sector Index, which is one of the nine Select Sector sub-indices of the S&P 500 Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the healthcare sector of the S&P 500 Index.  As of December 9, 2008, the Healthcare Select Sector Index included 55 component stocks in the following industries: pharmaceuticals; health care providers & services; health care equipment & supplies; biotechnology; life sciences tools & services; and health care technology.  As of December 9, 2008, the Healthcare Select Sector Index represented approximately 13.99% of the S&P 500 Index based on market capitalization of the stocks.

The stocks included in each Select Sector Index, including the Consumer Staples Select Sector Index, the Consumer Discretionary Select Sector Index, the Energy Select Sector Index and the Financial Select Sector Index, are selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) acting as Index Compilation Agent in consultation with S&P from the universe of companies represented by the S&P 500 Index.  The AMEX acts as index calculation agent in connection with the calculation and dissemination of each Select Sector Index.

Each stock in the S&P 500 Index is allocated to only one Select Sector Index, and the nine Select Sector Indices (listed below) together comprise all of the companies in the S&P 500 Index.

Select Sector Index
The Consumer Discretionary Select Sector Index
The Consumer Staples Select Sector Index
The Energy Select Sector Index
The Financial Select Sector Index
The Health Care Select Sector Index
The Industrial Select Sector Index
The Materials Select Sector Index
The Technology Select Sector Index
The Utilities Select Sector Index

Each Select Sector Index was developed and is maintained in accordance with the following criteria:

•	Each of the component stocks in a Select Sector Index (the “Component Stocks”) is a constituent company of the S&P 500 Index.

•
The nine Select Sector Indexes together will include all of the companies represented in the S&P 500 Index and each of the stocks in the S&P 500 Index will be allocated to one and only one of the Select Sector Indices.

•
Merrill Lynch, acting as the Index Compilation Agent, assigns each constituent stock of the S&P 500 Index to a Select Sector Index.  The Index Compilation Agent, after consultation with S&P, assigns a company’s stock to a particular Select Sector Index on the basis of such company’s sales and earnings composition and the sensitivity of the company’s stock price and business results to the common factors that affect other companies in each Select Sector Index. S&P has sole control over the removal of stocks from the S&P 500 Index and the selection of replacement stocks to be added to the S&P 500 Index. However, S&P plays only a consulting role in the Select Sector Index assignment of the S&P 500 Index component stocks, which is the sole responsibility of the Index Compilation Agent.

•
Each Select Sector Index is calculated by the American Stock Exchange Index Services Group (“ISG”) using a modified “market capitalization” methodology. This design ensures that each of the component stocks within a Select Sector Index is represented in a proportion consistent with its percentage with respect to the total market capitalization of such Select Sector Index. Under certain conditions, however, the number of shares of a component stock within the Select Sector Index may be adjusted to conform to Internal Revenue Code requirements.

Each Select Sector Index is calculated using the same methodology utilized by S&P in calculating the S&P 500 Index, using a base-weighted aggregate methodology.  See “Underlying Indices and Index Publishers Information—S&P 500 Index” above.  The daily calculation of each Select Sector Index is computed by dividing the total market value of the companies in the Select Sector Index by a number called the index divisor.

The Index Compilation Agent at any time may determine that a Component Stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business that it should be removed from that Select Sector Index and assigned to a different Select Sector Index. In the event that the Index Compilation Agent notifies ISG that a Component Stock’s Select Sector Index assignment should be changed, the AMEX will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indexes on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that Component Stocks will change sectors frequently.

Component Stocks removed from and added to the S&P 500 Index will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P for additions and deletions from the S&P 500 Index insofar as practicable.

License Agreement between S&P and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies of the right to use the Select Sector Indices, which is owned by S&P, in connection with the LASERS.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The LASERS are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the owners of the LASERS or any member of the public regarding the advisability of investing in securities generally or in the LASERS particularly or the ability of the Select Sector Indices to track general stock market performance.  S&P’s only relationship to us is the licensing of the Select Sector Indices to us, which is determined, composed and calculated by S&P without regard to us or the LASERS.  S&P has no obligation to take our needs or the needs of the owners of the LASERS into consideration in determining, composing or calculating the Select Sector Indices.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the LASERS to be issued or in the determination or calculation of the equation by which the LASERS are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the LASERS.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE SELECT SECTOR INDICES OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE LASERS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SELECT SECTOR INDICES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE SELECT SECTOR INDICES OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

S&P 500® Financials Index

The S&P 500® Financials Index is a sub-index of the S&P 500® Index and is calculated, maintained and published by S&P.  The S&P 500® Financials Index is a float-adjusted, capitalization-weighted index designed to measure the performance of the U.S. financial sector and is composed of companies that are components of the S&P 500® Index and are involved in activities such as banking, mortgage finance, consumer finance, specialized finance, investment banking and brokerage, asset management and custody, corporate lending, insurance and financial investment, and real estate, including REITs.  The component companies of the S&P 500® Financials Index are selected pursuant to the Global Industry Classification Standard (“GICS®”), a system of classification jointly developed and maintained by S&P and MSCI Inc.  Of the companies included in the S&P 500® Index, 84 companies were represented in the S&P 500® Financials Index as of December 9, 2008.

The S&P 500® Index comprises ten sectors.  Each component stock of the S&P 500® Index is assigned into one of the ten sectors based on its principal business activity pursuant to GICS and is included in the relevant sub-index.  Each stock in the S&P 500® Index is allocated to only one sector index, and the combined companies of the ten sub-indices (listed below) represent all of the component companies in the S&P 500® Index.

Sector Index
S&P 500® Consumer Discretionary Index
S&P 500® Consumer Staples Index
S&P 500® Energy Index
S&P 500® Financials Index
S&P 500® Health Care Index
S&P 500® Industrials Index
S&P 500® Information Technology Index
S&P 500® Materials Index
S&P 500® Telecommunication Services Index
S&P 500® Utilities Index

Each sub-index of the S&P 500® Index is calculated and maintained using the same methodology utilized by S&P in calculating the S&P 500® Index.  See “Underlying Indices and Index Publishers Information—S&P 500 Index” above.

License Agreement between S&P and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500® Financials Index, which is owned by S&P, in connection with the LASERS.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The LASERS are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the owners of the LASERS or any member of the public regarding the advisability of investing in securities generally or in the LASERS particularly or the ability of the Select Sector Indices to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and the S&P 500® Financials Index, which is determined, composed and calculated by S&P without regard to us or the LASERS.  S&P has no obligation to take our needs or the needs of the owners of the LASERS into consideration in determining, composing or calculating the S&P 500® Financials Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the LASERS to be issued or in the determination or calculation of the equation by which the LASERS are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the LASERS.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® FINANCIALS INDEX OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE LASERS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® FINANCIALS INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® FINANCIALS INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” and “S&P 500® Financials” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.

S&P 500®/Citigroup Growth Index

The S&P® 500/Citigroup Growth Index is a subset of the S&P® 500 Index, is published by S&P and is an unmanaged float adjusted market capitalization weighted index comprised of stocks representing approximately half the market capitalization of the S&P® 500 Index that have been identified as being on the “growth” end of the growth-value spectrum.

Methodology.  The S&P/Citigroup methodology was developed to measure growth and value characteristics based on seven different growth and value factors, while reflecting the fact that some companies exhibit neither strong growth nor value attributes.

S&P measures growth and value of each of the companies included in the S&P 500 Index across seven factors, including: earnings-per-share growth rate, sales-per-share growth rate, internal growth rate, book-to-price ratio, cash flow-to-price ratio, sales-to-price ratio and dividend yield.  After standardizing the factor scores, each company is assigned a growth score and a value score by averaging its individual growth and value factor scores, respectively.  All 500 companies are then ranked twice, once by growth and once by value.  These companies are sorted in ascending order of the ratio of each company’s growth rank divided by its value rank.  Companies in the top 33% of this list as measured by weight in the S&P 500 Index have all of their market capitalization assigned to the S&P 500/Citigroup Growth Index.  Companies in the bottom 33% of this list as measured by weight in the S&P 500 Index have all of their market capitalization assigned to the S&P 500/Citigroup Value Index.  Companies in the middle 34% of this list have their market capitalization distributed between the growth and value style indices according to the deviation of their growth and value score from the average score in each of the two groups.  This methodology results in some companies being members of both the growth and value indices, but because the market capitalization of these companies is split between the two indices, the summed total capitalization of the growth and value indices equals the total capitalization of the parent index, the S&P 500 Index.  Growth scores and value scores are reviewed and indices are rebalanced once a year on the third Friday of December.  The S&P 500/Citigroup Growth Index is calculated following S&P’s market capitalization-weighted, divisor-based index methodology.  For more information on the S&P 500 Index, see “Underlying Indices and Index Publishers Information—S&P 500 Index” above.

License Agreement between S&P and Morgan Stanley.  “Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.

S&P 500®/Citigroup Value Index

The S&P® 500/Citigroup Value Index is a subset of the S&P® 500 Index, is published by S&P and is an unmanaged float adjusted market capitalization weighted index comprised of stocks representing approximately half the market capitalization of the S&P® 500 Index that have been identified as being on the “value” end of the growth-value spectrum.

Methodology. The S&P/Citigroup methodology was developed to measure growth and value characteristics based on seven different growth and value factors, while reflecting the fact that some companies exhibit neither strong growth nor value attributes.

S&P measures growth and value of each of the companies included in the S&P 500 Index across seven factors, including: earnings-per-share growth rate, sales-per-share growth rate, internal growth rate, book-to-price ratio, cash flow-to-price ratio, sales-to-price ratio and dividend yield.  After standardizing the factor scores, each company is assigned a growth score and a value score by averaging its individual growth and value factor scores, respectively.  All 500 companies are then ranked twice, once by growth and once by value.  These companies are sorted in ascending order of the ratio of each company’s growth rank divided by its value rank.  Companies in the top 33% of this list as measured by weight in the S&P 500 Index have all of their market capitalization assigned to the S&P 500/Citigroup Growth Index.  Companies in the bottom 33% of this list as measured by weight in the S&P 500 Index have all of their market capitalization assigned to the S&P 500/Citigroup Value Index.  Companies in the

middle 34% of this list have their market capitalization distributed between the growth and value style indices according to the deviation of their growth and value score from the average score in each of the two groups.  This methodology results in some companies being members of both the growth and value indices, but because the market capitalization of these companies is split between the two indices, the summed total capitalization of the growth and value indices equals the total capitalization of the parent index, the S&P 500 Index.  Growth scores and value scores are reviewed and indices are rebalanced once a year on the third Friday of December.  The S&P 500/Citigroup Growth Index is calculated following S&P’s market capitalization-weighted, divisor-based index methodology.  For more information on the S&P 500 Index, see “Underlying Indices and Index Publishers Information—S&P 500 Index” above.

License Agreement between S&P and Morgan Stanley.  “Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.

S&P 100® Index

The S&P 100® Index is calculated, maintained and published by S&P.  The S&P 100 Index is a subset of the S&P 500 Index and comprises 100 leading U.S. stocks with exchange-listed options.  Constituents of the S&P 100  Index are selected for sector balance.  The calculation of the value of the S&P 100 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 100 companies (the “S&P 100 Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 100 similar companies during the base period.  The “Market Value” of any S&P 100 Component Stock is the product of the market price per share and the number of the then outstanding shares of such S&P 100 Component Stock.

The S&P 100 Index was originally developed by the Chicago Board Options Exchange (CBOE), which later transferred the S&P 100 Index to S&P for management.  S&P’s U.S. Index Committee, which oversees the S&P 500 Index and other S&P equity indices, maintains the S&P 100 Index.  Because the S&P 100 Index is derived from the S&P 500 Index, the S&P 100 Index stocks are also subject to the published S&P 500 criteria for additions and deletions.  In addition, only companies included in the S&P 500 Index are eligible for inclusion in the S&P 100 Index.  All stocks added to the S&P 100 Index must maintain exchange-listed options.  Stocks included in the S&P 100 Index must also meet the S&P U.S. Index Committee’s guidelines for sector representation.  The sector composition of the S&P 100 Index has remained comparable to the sector composition of the S&P 500 Index.  The S&P U.S. Index Committee may remove a company from the S&P 100 Index if the company does not meet the inclusion qualifications or if the index becomes unbalanced in its sector representation.  The S&P U.S. Index Committee may also remove any company that violates any of the S&P 500 criteria.

The S&P 100 Index and S&P’s other U.S. indices moved to a float adjustment methodology in 2005 so that the indices will reflect only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares.  Float adjustment excludes shares that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups; government entities; or other control groups, such as a company’s own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons.

The S&P 100 Index is calculated using a base-weighted aggregate methodology where the level of the S&P 100 Index reflects the total Market Value of all 100 S&P 100 Component Stocks relative to the S&P 100 Index’s base period.

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The daily calculation of the S&P 100 Index is computed by dividing the total Market Value of the S&P 100 Component Stocks by a number called the “S&P 100 Index Divisor.”  By itself, the S&P 100 Index Divisor is an arbitrary number.  However, in the context of the calculation of the S&P 100 Index, it is the only link to the original base period value of the S&P 100 Index.  The S&P 100 Index Divisor keeps the S&P 100 Index comparable over time and is the manipulation point for all adjustments to the S&P 100 Index (“S&P 100 Index Maintenance”).

S&P 100 Index Maintenance includes monitoring and completing adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock-price adjustments due to company restructurings or spinoffs.

To prevent the value of the S&P 100 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 100 Index require a S&P 100 Index Divisor adjustment.  By adjusting the S&P 100 Index Divisor for the change in total Market Value, the value of the S&P 100 Index remains constant.  This helps maintain the value of the S&P 100 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 100 Index does not reflect the corporate actions of individual companies in the S&P 100 Index.  All S&P 100 Index Divisor adjustments are made after the close of trading and after the calculation of the index closing value of the S&P 100 Index.  Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 100 Index and do not require S&P 100 Index Divisor adjustments.

The table below summarizes the types of S&P 100 Index maintenance adjustments and indicates whether or not a S&P 100 Index Divisor adjustment is required:

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Stock split (e.g., 2-for-1)	Shares Outstanding multiplied by 2; Stock Price divided by 2	No
Share issuance (i.e., change ≥ 5%)	Shares Outstanding plus newly issued Shares	Yes
Share repurchase (i.e., change ≥ 5%)	Shares Outstanding minus Repurchased Shares	Yes
Special cash dividends	Share Price minus Special Dividend	Yes
Company Change	Add new company Market Value minus old company Market Value	Yes
Rights Offering	Price of parent company minus	Yes

Price of Rights Right Ratio

Spin-Off	Price of parent company minus	Yes

Price of Spinoff Co. Share Exchange Ratio

Stock splits and stock dividends do not affect the S&P 100 Index Divisor of the S&P 100 Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P 100 Component Stock.  All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the S&P 100 Index Divisor has the effect of altering the Market Value of the S&P 100 Component Stock and consequently of altering the aggregate Market Value of the S&P 100 Component Stocks (the “Post-Event Aggregate Market Value”).  In order that the level of the S&P 100 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected S&P 100 Component Stock, a new S&P 100 Index Divisor (“New S&P 100 Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New S&P 100 Divisor

New S&P 100 Divisor	=	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P 100 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 100 Index companies.  Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 100 Index are updated as required by any changes in the number of shares outstanding.  After the totals are updated, the S&P 100 Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 100 Index.  In addition, any changes over 5% in the current common shares outstanding for the S&P 100 Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the S&P 100 Index Divisor.

License Agreement between S&P and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 100 Index, which is owned and published by S&P, in connection with securities, including the LASERS.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The LASERS are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the owners of the LASERS or any member of the public regarding the advisability of investing in securities generally or in the LASERS particularly or the ability of the S&P 100 Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P 100 Index, which is determined, composed and calculated by S&P without regard to us or the LASERS.  S&P has no obligation to take our needs or the needs of the owners of the LASERS into consideration in determining, composing or calculating the S&P 100 Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the LASERS to be issued or in the determination or calculation of the equation by which the LASERS are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the LASERS.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 100 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE LASERS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 100 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 100 INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®,” “S&P 100®,” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.

S&P MidCap 400® Index

The S&P MidCap Index is published by S&P and is intended to provide a benchmark for performance measurement of the medium capitalization segment of the U.S. equity markets. It tracks the stock price movement of 400 companies with mid-sized market capitalizations, primarily ranging from $1 billion to $4 billion. The calculation of the value of the S&P MidCap Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 400 companies (the “S&P Midcap Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 400 similar companies during the base period of June 28, 1991. The “Market Value” of any S&P Midcap Component Stock is the product of the market price per share and the number of the then outstanding shares of such S&P Midcap Component Stock. S&P chooses companies for inclusion in the S&P MidCap Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the medium capitalization segment of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P MidCap Index to achieve the objectives stated above.  Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the Market Value and trading activity of the common stock of that company.

The S&P MidCap Index and S&P’s other U.S. indices moved to a float adjustment methodology in 2005 so that the indices will reflect only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares.  Float adjustment excludes shares that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups; government entities; or other control groups, such as a company’s own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons.

The S&P MidCap Index is calculated using a base-weighted aggregate methodology: the level of the S&P MidCap Index reflects the total Market Value of all 400 S&P Midcap Component Stocks relative to the S&P MidCap Index’s base period of June 28, 1991 (the “Base Period”). An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the S&P Midcap Component Stocks during the Base Period has been set equal to an indexed value of 100. This is often indicated by the notation June 28, 1991=100. In practice, the daily calculation of the S&P MidCap Index is computed by dividing the total Market Value of the S&P Midcap Component Stocks by a number called the “S&P MidCap Index Divisor.” By itself, the S&P MidCap Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P MidCap Index, it is the only link to the original base period value of the S&P MidCap Index. The S&P MidCap Index Divisor keeps the S&P MidCap Index comparable over time and is the manipulation point for all adjustments to the S&P MidCap Index (“S&P MidCap Index Maintenance”). S&P MidCap Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spinoffs.

To prevent the value of the S&P MidCap Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P MidCap Index require a S&P MidCap Index Divisor adjustment. By adjusting the S&P MidCap Index Divisor for the change in total Market Value, the value of the S&P MidCap Index remains constant. This helps maintain the value of the S&P MidCap Index as an accurate barometer of stock market performance and ensures that the movement of the S&P MidCap Index does not reflect the corporate actions of individual companies in the S&P MidCap Index. All S&P MidCap Index Divisor adjustments are made after the close of trading and after the calculation of the index closing value of the S&P MidCap Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P MidCap Index and do not require S&P MidCap Index Divisor adjustments.

The table below summarizes the types of S&P MidCap Index maintenance adjustments and indicates whether or not a S&P MidCap Index Divisor adjustment is required.

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Stock split (e.g., 2-for-1)	Shares Outstanding multiplied by 2; Stock Price divided by 2	No
Share issuance (i.e., change ≥ 5%)	Shares Outstanding plus newly issued Shares	Yes
Share repurchase (i.e., change ≥ 5%)	Shares Outstanding minus Repurchased Shares	Yes
Special cash dividends	Share Price minus Special Dividend	Yes
Company change	Add new company Market Value minus old company Market Value	Yes

Rights offering	Price of parent company minus Price of Rights Right Ratio	Yes

Spin-Off	Price of parent company minus Price of Spinoff Co. Share Exchange Ratio	Yes

Stock splits and stock dividends do not affect the S&P MidCap Index Divisor of the S&P MidCap Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P Midcap Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the S&P MidCap Index Divisor has the effect of altering the Market Value of the S&P Midcap Component Stock and consequently of altering the aggregate Market Value of the S&P Midcap Component Stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P MidCap Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected S&P Midcap Component Stock, a new S&P MidCap Index Divisor (“New S&P MidCap Divisor”) is derived as follows:

Post-Event Aggregate Market Value	= Pre-Event Index Value
New S&P MidCap Divisor

New S&P MidCap Divisor =	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P MidCap Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P MidCap Index companies. Four times a year, on a Friday near the end of each calendar quarter, the share totals of companies in the S&P MidCap Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the S&P MidCap Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P MidCap Index. In addition, any changes over 5% in the current common shares outstanding for the S&P MidCap Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the S&P MidCap Index Divisor.

License Agreement between S&P and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P MidCap Index, which is owned and published by S&P, in connection with securities, including the LASERS.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The LASERS are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the holders of the LASERS or any member of the public regarding the advisability of investing in securities generally or in the LASERS particularly or the ability of the S&P MidCap Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P MidCap Index, which is determined, composed and calculated by S&P without regard to us or the LASERS. S&P has no obligation to take our needs or the needs of holders of the LASERS into consideration in determining, composing or calculating the S&P MidCap Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the LASERS to be issued or in the determination or calculation of the equation by which the LASERS are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the LASERS.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P MIDCAP INDEX OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, HOLDERS OF THE LASERS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P MIDCAP INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P MIDCAP INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®,” “S&P 400®,” “Standard & Poor’s MidCap 400® Index” and “S&P MidCap Index” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.

S&P SmallCap 600® Index

The S&P Smallcap Index is published by S&P and is intended to provide a benchmark for performance measurement of the small capitalization segment of the U.S. equity markets. It tracks the stock price movement of 600 companies with small market capitalizations, primarily ranging from $300 million to $2 billion. The calculation of the value of the S&P Smallcap Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 600 companies (the “S&P Smallcap Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 600 similar companies during the base period of December 31, 1993 (the “Base Period”). The “Market Value” of any S&P Smallcap Component Stock is the product of the market price per share and the number of the then outstanding shares of such S&P Smallcap Component Stock.  S&P chooses companies for inclusion in the S&P Smallcap Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the small capitalization segment of the U.S. equity market.  S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P Smallcap Index to achieve the objectives stated above.  Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the Market Value and trading activity of the common stock of that company.

The S&P Smallcap Index and S&P’s other U.S. indices moved to a float adjustment methodology in 2005 so that the indices will reflect only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares.  Float adjustment excludes shares that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups; government entities; or other control groups, such as a company’s own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons.

The S&P Smallcap Index is calculated using a base-weighted aggregate methodology: the level of the S&P Smallcap Index reflects the total Market Value of all 600 S&P Smallcap Component Stocks relative to the S&P

Smallcap Index’s Base Period. An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the S&P Smallcap Component Stocks during the Base Period has been set equal to an indexed value of 100.  This is often indicated by the notation December 31, 1993=100.  In practice, the daily calculation of the S&P Smallcap Index is computed by dividing the total Market Value of the S&P Smallcap Component Stocks by a number called the “S&P Smallcap Index Divisor.”  By itself, the S&P Smallcap Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P Smallcap Index, it is the only link to the original base period value of the S&P Smallcap Index. The S&P Smallcap Index Divisor keeps the S&P Smallcap Index comparable over time and is the manipulation point for all adjustments to the S&P Smallcap Index (“S&P Smallcap Index Maintenance”).  S&P Smallcap Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spinoffs.

To prevent the value of the S&P Smallcap Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P Smallcap Index require a S&P Smallcap Index Divisor adjustment.  By adjusting the S&P Smallcap Index Divisor for the change in total Market Value, the value of the S&P Smallcap Index remains constant.  This helps maintain the value of the S&P Smallcap Index as an accurate barometer of stock market performance and ensures that the movement of the S&P Smallcap Index does not reflect the corporate actions of individual companies in the S&P Smallcap Index.  All S&P Smallcap Index Divisor adjustments are made after the close of trading and after the calculation of the index closing value of the S&P Smallcap Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P Smallcap Index and do not require S&P Smallcap Index Divisor adjustments.

The table below summarizes the types of S&P Smallcap Index maintenance adjustments and indicates whether or not a S&P Smallcap Index Divisor adjustment is required.

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Stock split (e.g., 2-for-1)	Shares Outstanding multiplied by 2; Stock Price divided by 2	No
Share issuance (i.e., change > 5%)	Shares Outstanding plus newly issued Shares	Yes
Share repurchase (i.e., change > 5%)	Shares Outstanding minus Repurchased Shares	Yes
Special cash dividends	Share Price minus Special Dividend	Yes
Company change	Add new company Market Value minus old company Market Value	Yes

Rights offering	Price of parent company minus Price of Rights Right Ratio	Yes

Spin-Off	Price of parent company minus Price of Spinoff Co. Share Exchange Ratio	Yes

Stock splits and stock dividends do not affect the S&P Smallcap Index Divisor of the S&P Smallcap Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P Smallcap Component Stock.  All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the S&P Smallcap Index Divisor has the effect of altering the Market Value of the S&P Smallcap Component Stock and consequently of altering the aggregate Market Value of the S&P Smallcap Component Stocks (the “Post-Event Aggregate Market

Value”).  In order that the level of the S&P Smallcap Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected S&P Smallcap Component Stock, a new S&P Smallcap Index Divisor (“New S&P Smallcap Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New S&P Smallcap Divisor

New S&P Smallcap Divisor	=	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P Smallcap Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P Smallcap Index companies.  Four times a year, on a Friday near the end of each calendar quarter, the share totals of companies in the S&P Smallcap Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the S&P Smallcap Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P Smallcap Index.  In addition, any changes over 5% in the current common shares outstanding for the S&P Smallcap Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the S&P Smallcap Index Divisor.

S&P/ASX 200 Index

The S&P/ASX 200 Index is Australia’s large capitalization tradable equity index and Australia’s institutional benchmark.  The S&P/ASX 200 Index was introduced in April 2000 and is maintained by the S&P Australian Index Committee (the “ASX Committee”), a team of representatives from both S&P and the Australian Stock Exchange.

Composition and Maintenance.  The S&P/ASX 200 Index is composed of the S&P/ASX 100 Index stocks plus an additional 100 stocks selected by the ASX Committee.  As of December 31, 2007, the S&P/ASX 200 represented approximately 78% of the total market capitalization of the Australian market.  The index essentially covers large-cap and mid-cap stocks evaluated for liquidity and size.

The S&P/ASX 200 Index weights companies according to the Global Industry Classification Standard (“GICS®”), which creates uniform ground rules for replicable, custom-tailored, industry-focused portfolios.  It also enables meaningful comparisons of sectors and industries across regions.  Sector indices are available for the S&P/ASX 200 Index.

The ASX Committee reviews constituents quarterly to ensure adequate market capitalization and liquidity. Both market capitalization and liquidity are assessed using the previous six months’ worth of data.  Quarterly review changes take effect on the third Friday of December, March, June and September.  The weighting of constituents in the S&P/ASX 200 Index is determined by the free float assigned to each stock by the ASX Committee.  Each index constituent’s free float is reviewed as part of the March quarterly review.

Only stocks listed on the Australian Stock Exchange (“ASX”) are considered for inclusion in the S&P/ASX 200 Index. Stocks are assessed based on the average of their previous six-month day-end free float adjusted market capitalization.  Only stocks that are actively and regularly traded are considered for inclusion in the S&P/ASX 200 Index.  A stock’s liquidity is measured relative to its size peers.  A minimum free float threshold of 30% exists for a stock to warrant inclusion in the S&P/ASX 200 Index.

Index Calculation.  The S&P/ASX 200 Index has a base value of 3000.  Calculation for the S&P/ASX 200 Index is based on stock prices taken from the ASX.  The official daily index closing values for price and accumulation indices, are calculated after the market closes and are based on the last traded price for each constituent.

Global Industry Classification Standard (GICS)SM and GICSSM are service marks of S&P and Morgan Stanley Capital International Inc.; and GICS® is a trademark of S&P and Morgan Stanley Capital International Inc.

License Agreement between S&P and Morgan Stanley. S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P/ASX 200 Index in connection with securities, including the LASERS.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The LASERS are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the holders of the LASERS or any member of the public regarding the advisability of investing in securities generally or in the LASERS particularly or the ability of the S&P/ASX 200 Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P/ASX 200 Index, which is determined, composed and calculated without regard to us or the LASERS. S&P has no obligation to take our needs or the needs of holders of the LASERS into consideration in determining, composing or calculating the S&P/ASX 200 Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the LASERS to be issued or in the determination or calculation of the equation by which the LASERS are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the LASERS.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, HOLDERS OF THE LASERS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®” and “S&P/ASX 200®,” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.

S&P BRIC 40® Index

Launched by S&P on June 20, 2006, the S&P BRIC 40 Index is intended to provide exposure to 40 leading companies from the emerging markets of Brazil, Russia, India and China. There is no minimum number of stocks from the respective four countries that have to be included. All stocks in the S&P BRIC 40 Index trade in developed market exchanges – the Hong Kong Stock Exchange, London Stock Exchange, Nasdaq Stock Market and New York Stock Exchange. The S&P BRIC 40 Index uses a particular selection procedure for its component stocks, and a modified market capitalization weighting scheme, both discussed in further detail below.

All constituent companies must first be constituents of the S&P/IFCI index series for one of the four countries. The S&P/IFCI indices are designed to measure the type of returns foreign portfolio investors might receive from investing in emerging market stocks that are legally and practically available to them. Constituents for the S&P/IFCI series are chosen based on size, liquidity, and their legal and practical availability to foreign institutional investors. The S&P/IFCI indices are calculated on a daily basis for each country.

The process of selecting the 40 companies is as follows. All constituents of the S&P/IFCI country indices for Brazil, Russia, India and China constitute the initial selection universe. All companies that do not have a developed market listing are removed from the list. Companies with a float-adjusted market capitalization of less than $1 billion and/or an average six-month daily trading volume of less than $5 million are removed. In addition, if a company has multiple share classes, the share class with the lower liquidity is removed. The remaining stocks are sorted in decreasing order of their float-adjusted market capitalization, and the top forty become index members. In the rare event that fewer than 40 stocks qualify for inclusion, S&P may modify the criteria to include multiple share classes or reduce the market capitalization limit.

The S&P BRIC 40 Index is rebalanced once a year on the third Friday of December. The reference date for additions and deletions is the third Friday of November. No companies are added between rebalancings, but a company can be deleted during that time due to corporate events such as mergers, acquisitions, takeovers or de-listings. In addition, a mid-year review is carried out to ensure the index’s representation is current and up to date. A semi-annual rebalancing will occur only if three of the biggest 30 stocks from the eligible universe are not in the index at the mid-year review. In case of any changes, an announcement will be made followed by the immediate revision of the methodology.

The S&P BRIC 40 Index Committee maintains the S&P BRIC 40 Index, meeting as often as needed. The committee members are full-time professionals of the S&P’s staff. At each meeting, the S&P BRIC 40 Index Committee reviews pending corporate actions that may affect index constituents, statistics comparing the composition of the indices to the market, and any significant market events. In addition, the S&P BRIC 40 Committee can revise index policy covering rules for selecting companies, share counts, the liquidity and market cap thresholds or other matters.

The S&P BRIC 40 Index is calculated in U.S. dollars. Local market prices are converted using the Reuters/WM London closing. The pricing of individual index constituents is taken from their listing in the developed market exchange in which it trades. If a stock trades on more than one developed market exchange, the listing from the market with the most liquidity is taken.

As of December 31, 2007, 41.59% of the S&P BRIC 40 Index weight was made up by Chinese stocks, 23.24% by Brazilian stocks, 28.21% by Russian stocks and 6.96% by Indian stocks. As of the same date, the largest sectors of the S&P BRIC 40 Index were energy (composing 41.36% of Index weight), financials (composing 29.63% of Index weight), telecom (composing 13.07% of Index weight), and materials (composing 10.20% of Index weight).

Once the constituent companies are identified, S&P utilizes a modified market capitalization weighing procedure to determine the composition of the S&P BRIC 40 Index. In short, at rebalancing, the starting weight of each stock is proportional to its available market capitalization, which accounts for available float and investment restrictions for foreign investors. Modifications are made, if required, to ensure that no stock has a weight of more than 10% in the index. In addition, changes are made to ensure that the minimum initial portfolio size for 1-day trade (based on recent trading volume) will be at least $600 million.

According to the methodology, these parameters (portfolio size and maximum weight) can be changed during the annual rebalancing period depending upon market circumstances.

The index is calculated by means of the divisor methodology used in all S&P’s equity indices. The index value is simply the index market value divided by the index divisor:

Index Value = Index Market Value / Index Divisor	(1)

N
Index Market Value =	S	(Index Shares)i × (Price)i	(2)
i = 1

Index Shares are set at the time of rebalancing in the following manner such that for the ith constituent:

Index Sharesi = (1000000 x Wi)/ Price rebalancing day close, i	(3)
where Wi is the weight for the ith constituent at the rebalancing as derived from the previous section, and Price rebalancing day close, i is its price at the close of the rebalancing date.

In order to maintain basket series continuity, it is also necessary to adjust the divisor at the rebalancing.

(Index Value) before rebalancing = (Index Value) after rebalancing	(4)
Therefore,

(Divisor) after rebalancing = {1/(Index Value) before rebalancing} x (Index Market Value) after rebalancing (5)
The table below summarizes the types of Index maintenance adjustments and indicates whether or not an Index Divisor Adjustment is required.

Type of Corporate Action	Adjustment Made to Index	Divisor Adjustment
Spin-off
No weight change. The price is adjusted to Price of Parent Company minus (Price of Spin-off company/Share Exchange Ratio). Index Shares change so that the company’s weight remains the same as its weight before the spin-off.
No

Rights Offering
The price is adjusted thus: ([Ratio Received x Rights Price] + [Ratio Held x Close Price])/([Ratio Received + Ratio Held] x Close Price). Index Shares are changed correspondingly so that there is no change in weight.
No

Stock Split	Index Shares are multiplied by and price is divided by the split factor.	No

Share Issuance or Reduction	None	No
Special Dividends	Price of the stock making the special dividend payment is reduced by the per-share special dividend amount after the close of trading on the day before ex-date.	Yes
Delisting	The stock is removed. No replacements are made.	Yes
Merger or Acquisition
If the surviving company is already an index member, it is retained in the index. If the surviving company does not belong to BRIC countries or does not maintain the exchange listing included in the index, it is removed. An announcement will be made in other cases.
Yes, if there is a removal

License Agreement between S&P and Morgan Stanley. S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P BRIC 40 Index in connection with securities, including the LASERS.  The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The LASERS are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the holders of the LASERS or any member of the public regarding the advisability of investing in securities generally or in the LASERS particularly or the ability of the S&P BRIC 40 Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P BRIC 40 Index, which is determined, composed and calculated without regard to us or the LASERS. S&P has no obligation to take our needs or the needs of holders of the LASERS into consideration in determining, composing or calculating the S&P BRIC 40 Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the LASERS to be issued or in the determination or calculation of the equation by which the LASERS are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the LASERS.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P BRIC 40 INDEX OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, HOLDERS OF THE LASERS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P BRIC 40 INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P BRIC 40 INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®” and “S&P BRIC 40®,” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.

S&P Global Infrastructure Index

The S&P Global Infrastructure Index, which is calculated, maintained and published by S&P, consists of 75 component stocks of the largest publicly listed infrastructure companies from both developed and emerging markets, selected to provide liquid exposure to the leading publicly listed companies in the global industry.

Eligibility Criteria.  The principal universe from which the S&P Global Infrastructure Index is drawn is the S&P/Citigroup Global Broad Market Index (BMI).  The BMI comprises all investable, index eligible countries in the world that meet minimum size and liquidity requirements.  As of September 2008 there are approximately 11,000 index members representing 27 Developed and 26 Emerging Market countries.

The infrastructure clusters are chosen based on the Global Industry Classification Standard (“GICS®”), as follows:

GICS	Description	Infrastructure Cluster
10102040	Oil & Gas Storage & Transportation	Energy
20305010	Airport Services	Transportation
20305020	Highways & Railtracks
20305030	Marine Ports & Services
55101010	Electric Utilities	Utilities
55102010	Gas Utilities
55103010	Multi Utilities
55104010	Water Utilities

Companies belonging to the above GICS sub-industries become the universe for the S&P Global Infrastructure Index.  The universe is then narrowed down to an investable set of stocks based on the following criteria:

Market Capitalization.  Stocks must have a total market capitalization above a Market Capitalization Threshold as of the reference date of each year.  The Market Capitalization Threshold is currently US$ 100 million.

Liquidity.  Stocks must have three-month average daily trading value above a Liquidity Threshold as of the reference date of each year.  The Liquidity Threshold is currently US$ 1 million for developed markets and US$ 500,000 for emerging markets.

Domicile.  The stocks' domicile must be a developed market country or an emerging market country with a liquid developed market listing.

Stocks meeting these criteria form the Investable Universe.  The reference date for eligibility is the third Friday of October of each year.  The Market Capitalization Threshold and Liquidity Threshold are subject to change on an annual basis according to market conditions.

Index Construction.  The S&P Global Infrastructure Index methodology employs a modified market capitalization-weighting scheme, using the divisor methodology used in most S&P equity indices.  There are two steps in the creation of the index.  The first is the selection of the 75 companies; the second is the weighting of the index constituents.

The selection of the S&P Global Infrastructure index constituents starts by classifying all stocks in the Investable Universe as being in one of the three clusters:  Energy, Transportation or Utilities.  Then 15 emerging market stocks are chosen based on the highest float-adjusted market capitalization of the parent company, with no more then 10 chosen for any one cluster.  The remaining 60 stocks are the 60 largest developed market stocks, based on float-adjusted market capitalization.  The developed market stocks are chosen such that there total 30 transportation, 30 utilities and 15 energy infrastructure companies in the index.

In the event of fewer than 75 qualifying stocks that meet the distribution criteria above, the largest companies from the Investable Universe, not already in the index, are added until the count reaches 75.

Constituent Weightings.  The S&P Global Infrastructure index follows a modified capitalization-weighted scheme that reduces single stock concentration and balances exposure across the clusters.  More specifically, a constituent’s weight is based on a combination of its market capitalization and cluster weight, and then such weight is gradually reduced to a maximum of 5%.  The weighting calculation is as follows:

Each constituent is assigned an initial Adjustment Factor of 1.  The weight of a constituent stock is then determined by multiplying the Cluster Weight and the Weight in Cluster.  The Cluster Weight is as follows: Energy, 20%; Transportation, 40%; and Utilities, 40%.  The Weight in Cluster is the ratio of the stock’s adjusted market capitalization to the adjusted aggregate market capitalization of the respective cluster.  This is determined by dividing (i) the product of a stock’s Adjustment Factor and Market Capitalization, by (ii) the sum the products of all the respective cluster stocks’ Market Capitalizations times their respective Adjustment Factors.

If the S&P Global Infrastructure Index constituent stock’s resulting weight is greater than 5%, then the Adjustment Factor for that stock is reduced by 10% and the weight for that stock is recalculated, taking into account the new Adjustment Factor, as set forth above.  This process is repeated until no constituent stock as a weighting greater than 5%, but no further adjustments will be made for stocks where the Adjustment Factor has been reduced to 0.1.  When every stock’s weight is less than 5%, the process is complete.

Index Calculations.  The S&P Global Infrastructure Index is calculated by means of the divisor methodology used in all S&P equity indices.  The index value is the index market value divided by the index divisor.  The index market value is the sum of the number of index shares set for each stock multiplied by such stock’s price.  The number of index shares for each stock are set at the time of rebalancing.  For each constituent, the number of index shares is determined by dividing (i) the product of 1,000,000 and such stock’s weighting, by (ii) the price of such stock at the close of the rebalancing date.

In order to maintain basket series continuity, it is also necessary  to adjust the divisor at the rebalancing.  Because the index value before rebalancing is equal to the index value after rebalancing, the divisor after rebalancing must be as the quotient of (i) the index market value after rebalancing, over (ii) the index value before rebalancing.

Index Maintenance.  Throughout the year, the market capitalization of the S&P Global Infrastructure Index constituent stocks varies.  In order to maintain the maximum weight of 5% per constituent, the S&P Global Infrastructure Index must be rebalanced.  Rebalancing occurs once a year, after the close of business on the third Friday of November.  At that time, additional constituents are added to make up for those deleted during the year (as set forth in chart below).  There are no intra-year additions to the index.  Also at that time, the maximum weight applicable to the stocks may be changed depending upon market circumstances.

In order to obtain basket series continuity, it is also necessary to adjust the divisor at the rebalancing.  The table below summaries the types of S&P Global Infrastructure Index maintenance adjustments and indicates whether or not a S&P Global Infrastructure Index Divisor adjustment is required:

Type of Corporate Action	Adjustment Made to Index	Divisor Adjustment
Spin-off
No weight change.  Price is adjusted to the Price of Parent Company minus (Price of the Spun-off company/Share Exchange Ratio).  Index Shares change so that the company’s weight remains the same as its weight before the spin-off.
No

Rights Offering
Price is adjusted to the Price of Parent Company minus (Price of the Rights Offering/Rights Ration).  Index Shares change so that the company’s weight remains the same as its weight before the rights offering.
No

Stock Split (e.g., 2-for-1)	Index Shares are multiplied by and the price is divided by the split factor.	No

Share Issuance (i.e., change ≥ 5%) or Share Repurchase (i.e., change ≥ 5%)	None.	No

Special Dividends	Price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes

Delisting, acquisition or any other corporate action resulting in the deletion of the stock from the S&P Citigroup Global Broad Market Index.	Stock is dropped from the Index. No intra-year replacements are made.	Yes

S&P/Citigroup Global BMI Action	Adjustment Made to the Index	Divisor Adjustment
Constituent Change	If the constituent is a member of the index, it is dropped.	Yes

Share changes between quarterly share adjustments	None.	No

Periodic share or float factor changes	None.	No

License Agreement between S&P and Morgan Stanley. “Standard & Poor’s®,” “S&P®,” “S&P Global Infrastructure Index” are trademarks or service marks of The McGraw-Hill Companies, Inc.  Prior to the issuance of the LASERS, Morgan Stanley will have entered into a non-exclusive licensing agreement with The McGraw-Hill Companies, Inc. for the use of these trademarks or service marks.  Such agreement will require disclosure language substantially similar to that set out below:

The LASERS are not sponsored, endorsed, sold or promoted by The McGraw-Hill Companies, Inc. (including its affiliates) (S&P, with its affiliates, are referred to as the “Corporations”).  The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the LASERS.  The Corporations make no representation or warranty, express or implied, to the holders of the LASERS or any member of the public regarding the advisability of investing in securities generally or in the LASERS particularly, or the ability of the S&P Global Infrastructure Index to track the performance of the infrastructure sector.  The Corporations’ only relationship to us (the “Licensee”) is in the licensing of the S&P Global Infrastructure Index, and S&P trademarks or service marks and certain trade names of the Corporations and the use of the S&P Global Infrastructure Index which is determined, composed and calculated by S&P without regard to the Licensee or the holders of the LASERS.  S&P has no obligation to take the needs of the Licensee or the owners of the LASERS into consideration in determining, composing or calculating the S&P Global Infrastructure Index.  The Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the LASERS to be issued or in the determination or calculation of the equation by which the LASERS are to be converted into cash.  The Corporations have no liability in connection with the administration, marketing or trading of the LASERS.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE S&P GLOBAL INFRASTRUCTURE INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE LASERS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P GLOBAL INFRASTRUCTURE INDEX OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P GLOBAL INFRASTRUCTURE INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®” and “S&P®,” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.

S&P Latin America 40® Index

The S&P Latin America 40 Index (the “Latin America Index”) is intended to be a measure of the Latin American economy. Its 40 constituents capture approximately 70% of the total market capitalization of four major Latin American markets: Argentina, Brazil, Chile and Mexico. Prices for the Latin America Index are collected in local currencies and index values are released in U.S. dollars.  The Latin America Index was developed by S&P and is calculated, maintained and published by S&P.  The Latin America Index is maintained by the S&P Index Committee.

The Latin America Index includes the stocks that are among the largest in terms of market capitalization from companies located in Argentina, Brazil, Chile and Mexico (the “Component Stocks”). A stock’s domicile is determined based on criteria that include headquarters of the company, registration, listing of the stock, place of operations, and residence of the senior officers. A stock’s weight in the Latin America Index is determined by the float-adjusted market capital of the stock.  An investable weight factor (“IWF”) is applied to each constituent’s share count used for index calculation. The IWF reduces shares outstanding for government-owned shares, strategically held shares, and shares restricted from foreign ownership.

All common and preferred shares (of an equity and not a fixed income nature) are eligible for inclusion in the Latin America Index. Convertible stock, bonds, warrants, rights and preferred stock that provide a guaranteed fixed return are not eligible.

To identify stocks for possible addition, the following factors are considered:

•	Value and volume traded: Liquidity measures of possible additions are considered to ensure that the Latin America Index remains investable.

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Sector representation:  The Latin America Index’s sector composition is compared to that of the entire equity universe. Companies may be added to bring the Latin America Index in line with the equity universe.

•	Country representation: Companies may be added so the Latin America Index country weights reflect to those of the equity universe.

Privatizations and other extraordinary circumstances may require a company to be immediately added to the Latin America Index. Companies may be removed from the Latin America Index because of bankruptcy or major restructuring such as mergers and acquisitions. A company may also be removed if it is no longer representative of the market or its industry.

The daily calculation of the Latin America Index is computed by dividing the total Market Value of the Component Stocks by a number called the “Index Divisor.”  The “Market Value” of any Component Stock is the product of the market price per share and the number of the then outstanding shares of such Component Stock.  By itself, the Index Divisor is an arbitrary number.  However, in the context of the calculation of the Latin America Index, it is the only link to the original base value of the Latin America Index.  The Index Divisor keeps the Latin America Index comparable over time and is the manipulation point for all adjustments to the Latin America Index (“Index Maintenance”).  Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

The Latin America Index is rebalanced quarterly to reflect changes in shares outstanding due to share issuances, buybacks, and other corporate actions. Share and IWF changes greater than 5% are made at the time of change.

Changes in the Latin America Index value reflect changes in the total market capitalization of the Latin America Index that are caused by price movements in the market.  They do not reflect changes in the market capitalization of the index, or of the individual stocks, that are caused by corporate actions such as dividend payments, stock splits, distributions to shareholders, mergers or acquisitions.

To prevent the value of the Latin America Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the Latin America Index require an Index Divisor adjustment.  By adjusting the Latin America Index Divisor for the change in total Market Value, the value of the Latin America Index remains constant.  This helps maintain the value of the Latin America Index as an accurate barometer of stock market performance and ensures that the movement of the Latin America Index does not reflect the corporate actions of individual companies in the Latin America Index.  All Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the Latin America Index.  Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the Latin America Index and do not require Index Divisor adjustments.

The table below summarizes the types of Index Maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Stock split (e.g., 2-for-1)	Shares Outstanding multiplied by 2; Stock Price divided by 2	No
Share issuance (i.e., change ≥ 5%)	Shares Outstanding plus newly issued Shares	Yes
Share repurchase (i.e., change ≥ 5%)	Shares Outstanding minus Repurchased Shares	Yes
Special cash dividends	Share Price minus Special Dividend	Yes
Company Change	Add new company Market Value minus old company Market Value	Yes
Rights Offering	Price of parent company minus Price of Rights Right Ratio	Yes
Spin-Off	Price of parent company minus Price of Spinoff Co. Share Exchange Ratio	Yes

Stock splits and stock dividends do not affect the Index Divisor of the Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the Component Stock.  All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the Component Stock and consequently of altering the aggregate Market Value of the Component Stocks (the “Post-Event Aggregate Market Value”).  In order that the level of the Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New Divisor

New Divisor	=	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the Index Maintenance process involves tracking the changes in the number of shares outstanding of each of the Index companies.  Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the Index are updated as required by any changes in the number of shares outstanding.  After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the Index.  In addition, any changes over 5% in the current common shares outstanding for the Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the Index Divisor.

License Agreement between S&P and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Latin America Index, which is owned and published by S&P, in connection with securities, including the LASERS.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The LASERS are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the owners of the LASERS or any member of the public regarding the advisability of investing in securities generally or in the LASERS particularly or the ability of the Latin America Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the Latin America Index, which is determined, composed and calculated by S&P without regard to us or the LASERS.  S&P has no obligation to take our needs or the needs of the owners of the LASERS into consideration in determining, composing or calculating the Latin America Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the LASERS to be issued or in the determination or calculation of the equation by which the LASERS are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the LASERS.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE LATIN AMERICA INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE LASERS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE LATIN AMERICA INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE LATIN AMERICA INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®,” “S&P Latin America 40®” and “S&P Latin America 40 Index®” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.

SEVENS Index

The SEVENS Index is a proprietary index and the exclusive property of UBS AG.  The SEVENS Index is calculated and published daily by S&P.  The SEVENS Index is structured to reflect a trading strategy based on the historical seasonal return pattern in the S&P 500 Index. Past performance of the SEVENS Index or of the S&P 500 Index is not an indication of future results.

The SEVENS Index provides leveraged exposure to the S&P 500 Index during the period from October 1 through April 30 of each year. On each trading day during this period, the Index will increase or decrease by 2% for every 1% change in the level of the S&P 500 Index, less a financing fee.  The financing fee is the product of (i) the SEVENS Index closing level on the immediately preceding September 30, (ii) the 7-Month U.S. dollar LIBOR rate set on October 1 plus a spread of 75 basis points and (iii) number of days elapsed since the last trading day divided by 360. The SEVENS Index will have a lower return than the S&P 500 Index during the period from October 1 through April 30, unless the S&P 500 Index increases during this period by more than the 7-Month U.S. dollar LIBOR based financing fee.

The SEVENS Index provides no exposure to the S&P 500 Index during the period from May 1 through September 30 of each year. Instead, on each day during this period, the SEVENS Index will be increased by the daily accrual on the closing level of the SEVENS Index on April 30 at the per annum rate equal to the 5-Month U.S. dollar LIBOR set on each May 1.

Publication of the SEVENS Index began on September 30, 2004, at which time the Index level was initially set at 100. S&P has retrospectively calculated hypothetical index levels as though the Index existed for the period from December 31, 1986 (the inception date of the S&P 500 Total Return Index) to September 30, 2004 using the same methodology as is currently employed, with historic data on the S&P 500 Index provided by S&P, and with the following assumption with respect to the 5-Month and 7-Month U.S. dollar LIBOR rates to address the fact that the 5-Month and 7-Month U.S. dollar LIBOR rates were not reported prior to November 1, 1989 and January 1, 1995, respectively:

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The 5-Month U.S. dollar LIBOR rates, for the period from December 31, 1986 to November 30, 1989, are interpolated linearly from the 3-Month and 6-Month U.S. dollar LIBOR rates. Beginning December 1, 1989 and onward, the 5-Month U.S. dollar LIBOR rates are determined from the actual rates as reported on Bloomberg page “BBAM.”

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The 7-Month U.S. dollar LIBOR rates, for the period from December 31, 1986 to January 31, 1995, are interpolated linearly from the 6-Month and 12-Month U.S. dollar LIBOR rates. Beginning February 1, 1995 and onward, the 7-Month U.S. dollar LIBOR rates are determined from actual rates as reported on Bloomberg page “BBAM.”

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Neither UBS AG nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the SEVENS Index or any successor index.

Computation of the SEVENS Index.  The level of the SEVENS Index on any business day is calculated and published by S&P and displayed by Bloomberg under the ticker symbol “SVNS”.  You can obtain the level of the SEVENS Index on the Bloomberg website.  S&P generally calculates and publishes the level of the SEVENS Index at the end of each day on which it calculates and publishes the S&P 500 Index.

S&P calculates the level of the SEVENS Index as follows:

During the period from and including October 1 through and including April 30:

The 7-Month U.S. dollar LIBOR rate would be determined as of October 1 and “n” is the number of calendar days elapsed from October 1.

During the period from and including May 1 through and including September 30:

The 5-Month U.S. dollar LIBOR rate would be determined on May 1 and “n” is the number of calendar days elapsed from May 1.

“U.S. dollar LIBOR rate” means, the offered rate (British Banker Association) for deposits in U.S. dollars for a period of the respective reference period in months, commencing on such determination date, as reported on Bloomberg page “BBAM,” option “official BBA LIBOR fixings” (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks) as of 11:00 a.m. London time on such determination date.  If the U.S. dollar LIBOR rate cannot be determined on any determination date as described above, the U.S. dollar LIBOR rate will be the rate as reported on the immediately preceding business day.

License Agreement among UBS AG, S&P and Morgan Stanley.  As of the original issue date of the LASERS, we will have received the consent of UBS AG and S&P to use and refer to the SEVENS Index in connection with the LASERS.

StyleSelect Indices

The StyleSelect Indices are custom indices modeled by MS & Co.’s Quantitative and Derivative Strategies group and calculated by MSCI.  MSCI applies Morgan Stanley’s quantitative model to the StyleSelect underlying indices to calculate the StyleSelect Indices.  A StyleSelect Index consists of particular stocks selected from the component stocks of the applicable StyleSelect underlying index through an objective quantitative selection process developed by MS & Co. that is intended to identify companies that combine strong growth and value characteristics using the pre-defined set of financial criteria described below.  The following chart illustrates the StyleSelect Index selection process:

For more information regarding the StyleSelect underlying indices, please see the appropriate underlying index disclosure in the relevant section under “Underlying Indices and Underlying Index Publishers Information” of this prospectus supplement or the applicable pricing supplement, as applicable.

The StyleSelect Indices are rebalanced quarterly based upon changes in the growth and value characteristics of current component stocks in each such StyleSelect Index and potential additional component stocks to be selected from the applicable StyleSelect underlying index, as determined by the quantitative selection process and upon changes in the overall composition of such StyleSelect underlying index.  The StyleSelect Indices are calculated and published daily by MSCI.

Index Selection – Value Characteristics and Growth Characteristics.

Value Characteristics.  In order to measure the value characteristics of a particular stock, MSCI calculates a quantifiable score, known as the “Aggregate Value Z-Score”, which represents the combined average of three separate financial measures for a company as compared to the same financial measures of other companies incorporated and primarily listed, subject to certain limited exceptions, in the same country.  Derived from publicly available information, these financial measures for value characteristics are as follows.

– Book value to price ratio

Book value is the value of the company’s assets as shown on its financial statements, which often differs from the market value of the company as reflected in its stock price.  A high ratio may indicate a stock that is undervalued as the stock price may not fully reflect the value of the underlying assets, but could also indicate lackluster growth and/or profitability prospects.

– Twelve-month forward earnings to price ratio

This financial measure compares the expected earnings of a company over the next twelve months derived from consensus analysts’ earnings estimates to the company’s current stock price.  A high ratio may indicate that a company’s stock price does not fully reflect future expected earnings growth, but could also mean that its earnings are volatile and therefore less valuable.

– Dividend yield

Dividend yield compares the amount of dividends paid by a company (as represented by the current annualized dividend per share) to its stock price.  A high dividend yield may mean that the company’s stock price does not fully reflect the returns an investor may receive in the form of dividend distributions, but could also mean that the company is reinvesting less of its earnings than companies with a low dividend yield and, as a result, may be expected to grow earnings at a lower rate.

MSCI compares these financial measures for a particular stock to all the other companies in the applicable StyleSelect underlying index that are incorporated in the same country as that company to calculate how statistically close the company is to the average company in that country for that particular financial measure.  These country-specific financial measure comparisons are averaged together on the basis of proprietary weightings to reach the Aggregate Value Z-Score.  Stocks with higher Aggregate Value Z-Scores are generally selected for inclusion in the StyleSelect Indices over stocks with lower Aggregate Value Z-Scores.

Growth Characteristics.  Similarly, in order to measure the growth characteristics of a particular stock, MSCI calculates a second quantifiable score, known as the “Aggregate Growth Z-Score.”  The Aggregate Growth Z-Score is calculated on the same basis as the Aggregate Value Z-Score, except that it uses the following five financial measures, each derived from public information:

– Long-term forward earnings per share growth rate

Expected earnings per share growth rate over the next three to five years derived from consensus analysts’ earnings growth rate estimates is a key measure of anticipated earnings growth.  Since this financial measure is based on expectations of future earnings growth that may not be realized, this financial measure, while key, is not the sole determinant used to select a growth stock.

– Short-term forward earnings per share growth rate

Together with the long-term forward earnings per share growth rate, the short-term forward earnings per share growth rate, which is the growth rate between the 12-month historical earnings per share and the 12-month forward earnings per share, is often used to determine the growth potential of a company.

– Current internal growth rate

Combining return on equity ratio with the payout ratio (which is the current annualized dividend per share divided by the 12-month historical earnings per share), this financial measure compares earnings as a percentage of the equity invested in the company with the amount of dividends distributed by the company.  A high return on equity and a low payout ratio produce a high internal growth rate, identifying companies that may be efficiently generating and reinvesting earnings and may therefore grow at a higher rate than a company distributing a larger portion of its earnings in dividends.

– Long-term historical earnings per share growth trend

This measure analyzes a company’s growth in earnings in past fiscal periods.

– Long-term historical sales per share growth trend

This measure analyzes a company’s growth in revenues in past fiscal periods.

These financial measures are averaged together on the basis of proprietary weightings to reach the Aggregate Growth Z-Score.  Stocks with higher Aggregate Growth Z-Scores are generally selected for inclusion in the StyleSelect Indices over stocks with lower Aggregate Growth Z-Scores.

Original Selection of Component Stocks of the StyleSelect Indices.

1.       Quantitative Filter – The component stocks of a StyleSelect underlying index were selected for initial inclusion in the applicable StyleSelect Index if both their Aggregate Value Z-Scores and Aggregate Growth Z-Scores were within certain specified upper and lower value limits.  The quantitative parameters, which acted as a fixed zone for filtering candidate stocks, were designed by MS & Co.’s Quantitative Derivative Strategies group to identify stocks that advantageously combined value and growth characteristics.

2.       Industry Sector Representation – After determining the stocks that met the quantitative parameters above, the selection process ensured that the StyleSelect Indices contained at least three stocks from each industry sector in the applicable StyleSelect underlying index.  If an industry sector contained less than three stocks meeting the quantitative parameters, the StyleSelect Indices included stocks that failed to meet these parameters in the order of highest Aggregate Value Z-Score within each industry sector until the minimum of three stocks per industry sector was satisfied.  The StyleSelect Indices apply this industry sector representation in its quarterly rebalancing described below.

3.       Sector Weight – The StyleSelect Indices were designed to approximately match the industry sector weights of the applicable StyleSelect underlying index, including adjustments, if applicable, to reflect the approximate number of shares actually available for purchase in the public equity markets by international investors in light of potential limitations imposed by strategic or government ownership of a company or foreign stock ownership limits in a particular country.  Accordingly, the weights of all component stocks of a StyleSelect Index in a particular sector were increased or decreased proportionately until the sector weights of such StyleSelect Index matched those of the applicable StyleSelect underlying index.  The StyleSelect Indices apply this sector weighting methodology to its quarterly rebalancing described below.

4.       10/40 Concentration Constraints in UCITS III – A StyleSelect Index takes into consideration the 10% and 40% concentration constraints of the Undertakings for Collective Investment in Transferable Securities III Directive (“UCITS III”), which are a set of European Union regulations designed to regulate the management of investment funds.  Under the 10% and 40% concentration constraints, the weight given to securities of any single issuer cannot exceed 10% of the total assets of an investment fund and the sum of the weights of all issuers representing more than 5% of the assets of an investment fund cannot collectively exceed 40% of the total assets of such investment fund.  The relevant StyleSelect Index would be designed and maintained to comply with these 10% and 40% concentration constraints.

Maintenance of the StyleSelect Index.  The StyleSelect Indices are rebalanced quarterly (i) to maintain a specified level of value and growth characteristics in the component stocks of each StyleSelect Index by reflecting changes in the Aggregate Value Z-Scores and Growth Z-Scores of component and candidate stocks, while taking into account the specified diversification criteria, and (ii) to reflect the results of MSCI’s annual index review and three quarterly index reviews of the applicable StyleSelect underlying index from which the relevant StyleSelect Index component stocks are selected.  This quarterly review process is designed to ensure that each StyleSelect Index continues to be an accurate reflection of stocks that combine growth and value characteristics in the evolving equity markets that the applicable StyleSelect underlying index aims to reflect.

1.       Rebalancing due to Z-Scores.

A.       Quantitative Stock Selection – At the quarterly rebalancing, which occur each February, May, August and November, Z-Scores are used to identify component stocks of each StyleSelect underlying index that could potentially be added to or removed from the relevant StyleSelect Index on the basis of objective quantitative criteria that differs from those used for the original selection of stocks for such StyleSelect Index in that higher Z-Scores are necessary to add a stock to such StyleSelect Index compared to the original selection criteria, while component stocks of such StyleSelect Index will remain in such StyleSelect Index unless they go below the specified removal thresholds, which are lower than the original minimum Z-Score requirements.  These rebalancing thresholds are designed to help control turnover in the component stocks in an effort to maintain continuity and historical comparability of the StyleSelect Indices.

B.       Industry Sector Representation – After identifying stocks that meet the quantitative stock selection thresholds above, the industry sector representation requirement, as described under “—Original Selection of Component Stocks of the StyleSelect Indices,” is applied so that at least three stocks from each industry sector are included in the StyleSelect Indices.

If the minimum of three stocks per sector cannot be maintained due to corporate events or other reasons that lead to the removal of such stocks from the applicable StyleSelect underlying index, no action is taken until the next regularly scheduled quarterly rebalancing.

C.       Sector Weight – At each quarterly rebalancing, the sector weighting methodology as described under “—Original Selection of Component Stocks of the StyleSelect Indices” is applied to approximate the sector weights of the StyleSelect underlying indices.  Because the weights of all component stocks of a StyleSelect Index in a particular sector are increased or decreased proportionately until the sector weights of such StyleSelect Index match those of the applicable StyleSelect underlying index, the weights of the individual component stocks of such StyleSelect Index from a particular sector could differ from the weights of those stocks in the applicable StyleSelect underlying index.

D.       10/40 Concentration Constraints in UCITS III – To take into account the 10% and 40% concentration constraints of UCITS III, which are described under “—Original Selection of Component Stocks of the StyleSelect Indices,” a StyleSelect Index is adjusted as necessary if such StyleSelect Index would have otherwise breached these concentration constraints due to the addition or removal of a stock or as a result of corporate events or the stock price performance of the component stocks.  These adjustments may cause the sector weights of such StyleSelect Index to diverge from the sector weights of the applicable StyleSelect underlying index.

2.       Rebalancing of the StyleSelect Indices due to ongoing maintenance of the StyleSelect underlying indices.

Annual and Quarterly StyleSelect Underlying Index Reviews – Each year, the StyleSelect underlying indices complete an annual index review and three quarterly index reviews of the composition of component stocks in such StyleSelect underlying indices and any changes to such StyleSelect underlying indices take effect as of the close of the last business day of February, May, August, and November.  Because the component stocks of a StyleSelect

Index are selected only from the applicable StyleSelect underlying index, such StyleSelect Index reflects the relevant changes in the composition of the applicable StyleSelect underlying index.  A stock removed from the applicable StyleSelect underlying index is also removed from the StyleSelect Index on the same day that the stock is removed from such StyleSelect underlying index.  A stock newly added to the applicable StyleSelect underlying index is not considered for addition to the StyleSelect Index until the next StyleSelect Index quarterly rebalancing so that the stock’s Aggregate Value Z-Score and the Aggregate Growth Z-Score can be calculated and analyzed to determine if the stock should be included in accordance with the StyleSelect Index’s quantitative criteria.

Ongoing Event-Related Changes to the StyleSelect Underlying Indices – In addition to the annual and quarterly index reviews, MSCI reviews and updates the composition of the StyleSelect underlying indices on a periodic basis to take into account certain corporate events, such as mergers and acquisitions.  The same changes implemented in the StyleSelect underlying indices are reflected in the StyleSelect Indices at the time of such event through price adjustments of the affected stocks or otherwise, and all changes to the StyleSelect underlying indices resulting from corporate events are announced prior to their implementation, provided that all necessary information on the event is available.

Currency and Hedging.  A StyleSelect Index may be calculated, as specified in the applicable pricing supplement, by using the closing prices of the component stocks of such StyleSelect Index as converted into a specified base currency, and currency exposures may not be hedged.  In such event, the StyleSelect Index calculated in local currencies would be exposed to currency exchange rate fluctuations between the relevant local currencies and the specified base currency.  Because the closing prices of the component stocks denominated in local currencies are converted into the specified base currency for purposes of calculating the value of the StyleSelect Index, investors in the LASERS will be exposed to currency exchange rate risk between the specified base currency and the local currencies in which the component stocks trade.  Exposure to currency changes will depend on the extent to which such local currencies strengthen or weaken against the specified base currency and the relative weight of the component stocks denominated in such local currencies in the StyleSelect Index.  The devaluation of the specified base currency against the local currencies will result in an increase in the value of the StyleSelect Index, in the absence of other factors affecting the value of the StyleSelect Index.  Conversely, if the specified base currency strengthens against these currencies, the value of the StyleSelect Index will be adversely affected and may reduce or eliminate any return on your investment.  If currency exchange risk is applicable, fluctuations in currency exchange rates can have a continuing impact on the value of a StyleSelect Index, and any negative currency impact on such StyleSelect Index may significantly decrease the value of the LASERS.  Accordingly, if applicable, the return on a StyleSelect Index calculated in the specified base currency can be significantly different from the return on such index calculated in local currencies.

License Agreement between MSCI and MS & Co.  MSCI and MS & Co. have entered into a non-exclusive license agreement providing for the license to MS & Co. and certain of its affiliated or subsidiary companies, including Morgan Stanley, of the right to use the StyleSelect Index and the StyleSelect underlying index in connection with certain securities, including the LASERS.

The license agreement between MSCI and MS & Co. provides that the following language must be set forth in this prospectus supplement:

THE LASERS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY OF ITS AFFILIATES, ITS OR THEIR DIRECT OR INDIRECT THIRD PARTY INFORMATION SOURCES OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”).  THE MSCI INDICES ARE THE EXCLUSIVE PROPERTY OF MSCI.  MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY MORGAN STANLEY.  THE LASERS HAVE NOT BEEN REVIEWED OR PASSED ON BY ANY OF THE MSCI PARTIES AS TO ITS LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE LASERS.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR MANAGER OF OR INVESTORS IN THE LASERS OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN ANY FINANCIAL PRODUCT GENERALLY OR IN THE LASERS

PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING MARKET PERFORMANCE.  MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDICES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE LASERS OR THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE LASERS OR ANY OTHER PERSON OR ENTITY.  NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE LASERS OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDICES.  NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE LASERS TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE AMOUNT OR TYPE OF CONSIDERATION INTO WHICH THE LASERS ARE REDEEMABLE.  FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE LASERS OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE LASERS OR OTHERWISE.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF THE LASERS, INVESTORS IN THE LASERS, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.  FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO EACH MSCI INDEX AND ALL DATA INCLUDED THEREIN.  WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE), CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

NO PURCHASER, SELLER OR HOLDER OF INTERESTS IN THE LASERS, OR ANY OTHER PERSON OR ENTITY, MAY USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THE LASERS OR USE ANY MSCI INDEX WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI’S PERMISSION IS REQUIRED.

The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability, or any representations or warranties, made by Morgan Stanley elsewhere in this document to prospective or actual purchasers or of investors in the LASERS.

The LASERS are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the LASERS.

MSCI designed the StyleSelect underlying indices and the guidelines and policies governing its composition and calculation.  MS & Co.’s Quantitative Derivative Strategies group designed the methodology for calculating the StyleSelect Indices.  MSCI® is a registered trademark and service mark of MSCI.

The information contained in this prospectus supplement or the applicable pricing supplement regarding the StyleSelect underlying index reflects the policies of, and is subject to change by, MSCI.  MSCI has no obligation to continue to calculate or publish, and may discontinue calculation or publication of, the StyleSelect Index or the StyleSelect underlying index.

StyleSelect USA Index

The StyleSelect USA Index is a custom index modeled by MS & Co.’s Quantitative and Derivative Strategies group and calculated by MSCI.  MSCI applies MS & Co.’s quantitative model to the MSCI USA Index to calculate the StyleSelect USA Index.

The StyleSelect USA Index consists of particular stocks selected from the component stocks of the MSCI USA Index through an objective quantitative selection process developed by MS & Co. that is intended to identify US companies that combine strong growth OR value characteristics using the pre-defined set of financial criteria described below.  The following chart illustrates the StyleSelect USA Index selection process:

The MSCI USA Index, from which stocks included in the StyleSelect USA Index are selected, is intended to provide performance benchmarks for the equity markets in the United States of America.  The MSCI USA Index is a free float-adjusted market capitalization index, which adjusts the weighting of each stock in the index to reflect the approximate number of shares actually available for purchase in the public equity markets by international investors in light of potential limitations imposed by strategic or government ownership of a company or foreign stock ownership limits in the USA.  The StyleSelect USA Index uses the same free-float adjusted market capitalization methodology as the MSCI USA Index.  For more information regarding the MSCI USA Index generally and the methodology for calculating free float-adjusted market capitalization, please see above “Underlying Indices and Underlying Index Publishers Information—MSCI USA Index,” “Underlying Indices and Underlying Index Publishers Information—MSCI USA Index—Index Calculation” and “Underlying Indices and Underlying Index Publishers Information—MSCI USA Index—Selection of Component Stocks and Calculating and Adjusting for Free Float,” respectively.  The StyleSelect USA Index is a price return index, which measures only the market stock price performance of its component stocks (and excludes dividends on the component stocks).

The StyleSelect USA Index was first published on June 8, 2007 with the base date of July 3, 2003 and a base value of 1,000 and is rebalanced monthly based upon changes in the growth and value characteristics of current component stocks in the StyleSelect USA Index and potential additional component stocks to be selected from the MSCI USA Index, as determined by the quantitative selection process and upon changes in the overall composition of the MSCI USA Index.  Both the StyleSelect USA Index and the MSCI USA Index are calculated and published daily by MSCI.

Index Selection – Value Characteristics and Growth Characteristics

Value Characteristics.  In order to measure the value characteristics of a particular stock, MSCI calculates a quantifiable score, known as the “Aggregate Value Z-Score,” which represents the combined average of three separate financial measures for a company as compared to the same financial measures of other companies in the MSCI USA Index.  Derived from publicly available information, these financial measures for value characteristics are as follows.

– Book value to price ratio

Book value is the value of the company’s assets as shown on its financial statements, which often differs from the market value of the company as reflected in its stock price.  A high ratio may indicate a stock that is undervalued as the stock price may not fully reflect the value of the underlying assets, but could also indicate lackluster growth and/or profitability prospects.

– Twelve-month forward earnings to price ratio

This financial measure compares the expected earnings of a company over the next twelve months derived from consensus analysts’ earnings estimates to the company’s current stock price.  A high ratio may indicate that a company’s stock price does not fully reflect future expected earnings growth, but could also mean that its earnings are volatile and therefore less valuable.

– Dividend yield

Dividend yield compares the amount of dividends paid by a company (as represented by the current annualized dividend per share) to its stock price.  A high dividend yield may mean that the company’s stock price does not fully reflect the returns an investor may receive in the form of dividend distributions, but could also mean that the company is reinvesting less of its earnings than companies with a low dividend yield and, as a result, may be expected to grow earnings at a lower rate.

MSCI compares these financial measures for a particular stock to all the other companies in the MSCI USA Index to calculate how statistically close the company is to the average company in the MSCI USA Index for that particular financial measure.  These financial measure comparisons are averaged together on the basis of proprietary weightings to reach the Aggregate Value Z-Score.  Stocks with Aggregate Value Z-Scores above a certain level are included in the StyleSelect USA Index.

Growth Characteristics.  Similarly, in order to measure the growth characteristics of a particular stock, MSCI calculates a second quantifiable score, known as the “Aggregate Growth Z-Score.”  The Aggregate Growth Z-Score is calculated on the same basis as the Aggregate Value Z-Score, except that it uses the following five financial measures, each derived from public information:

–  Long-term forward earnings per share growth rate

Expected earnings per share growth rate over the next three to five years derived from consensus analysts’ earnings growth rate estimates is a key measure of anticipated earnings growth.  Since this financial measure is based on expectations of future earnings growth that may not be realized, this financial measure, while key, is not the sole determinant used to select a growth stock.

– Short-term forward earnings per share growth rate

Together with the long-term forward earnings per share growth rate, the short-term forward earnings per share growth rate, which is the growth rate between the 12-month historical earnings per share and the 12-month forward earnings per share, is often used to determine the growth potential of a company.

–  Current internal growth rate

Combining return on equity ratio with the payout ratio (which is the current annualized dividend per share divided by the 12-month historical earnings per share), this financial measure compares earnings as a percentage of the equity invested in the company with the amount of dividends distributed by the company.  A high return on equity and a low payout ratio produce a high internal growth rate, identifying companies that may be efficiently generating and reinvesting earnings and may therefore grow at a higher rate than a company distributing a larger portion of its earnings in dividends.

–  Long-term historical earnings per share growth trend

This measure analyzes a company’s growth in earnings in past fiscal periods.

–  Long-term historical sales per share growth trend

This measure analyzes a company’s growth in revenues in past fiscal periods.

These financial measures are averaged together on the basis of proprietary weightings to reach the Aggregate Growth Z-Score.  Stocks with Aggregate Growth Z-Scores above a certain level are included in the StyleSelect USA Index.

Original Selection of Component Stocks of the StyleSelect USA Index

1.       Quantitative Filter – The component stocks of the MSCI USA Index were included in the StyleSelect USA Index if their Aggregate Value Z-Scores OR their Aggregate Growth Z-Scores were above certain specified lower value limits.  The quantitative parameters, which acted as a fixed zone for excluding certain candidate stocks, were designed by MS & Co.’s Quantitative Derivative Strategies group to identify stocks that demonstrated advantageous value or growth characteristics.

2.       Industry Group Representation – After eliminating the stocks that did not meet the quantitative parameters above, the selection process ensured that the StyleSelect USA Index contained at least one stock from each Industry Group, as defined by the MSCI and S&P Global Industry Classification Standard (GICS) in the MSCI USA Index.  If an Industry Group contained less than one stock meeting the quantitative parameters, the StyleSelect USA Index included stocks that failed to meet either the value or growth parameters in the order of highest Aggregate Value Z-Score within each Industry Group until the minimum of one stock per Industry Group was satisfied.  The StyleSelect USA Index applies this Industry Group representation in its monthly rebalancing described below.

3.       Industry Group Weightings – The StyleSelect USA Index was designed to approximately match the Industry Group weights of the MSCI USA Index, including the adjustments to reflect the approximate number of shares actually available for purchase in the public equity markets by international investors in light of potential limitations imposed by strategic or government ownership of a company or foreign stock ownership limits in the United States as described in “Underlying Indices and Underlying Index Publishers Information—MSCI USA Index—Index Calculation” and “Underlying Indices and Underlying Index Publishers Information—MSCI USA Index—Selection of Component Stocks and Calculating and Adjusting for Free Float.”  Accordingly, the weights of all component stocks of the StyleSelect USA Index in a particular Industry Group were increased or decreased by an equal amount until the Industry Group weights of the StyleSelect USA Index matched those of the MSCI USA Index.  The StyleSelect USA Index applies this Industry Group weighting methodology to its monthly rebalancing described below.

Maintenance of the StyleSelect USA Index

The StyleSelect USA Index is rebalanced monthly (i) to maintain a specified level of value and growth characteristics in the component stocks of the StyleSelect USA Index by reflecting changes in the Aggregate Value Z-Scores and Growth Z-Scores of component and candidate stocks, while taking into account the specified diversification criteria, and (ii) to reflect the results of MSCI’s annual index review and three quarterly index reviews of the MSCI USA Index from which the StyleSelect USA Index component stocks are selected.  This review process is designed to ensure that the StyleSelect USA Index continues to be an accurate reflection of the evolving equity markets in the USA for stocks that combine growth and value characteristics.

1.       Rebalancing due to Z-Scores.

A.       Quantitative Stock Selection – On the first business day of each month following the publication of the previous month’s Z-Scores, component stocks of the MSCI USA Index are identified whose Growth or Value Z-Scores exceed the respective minimum thresholds for inclusion in the StyleSelect USA Index.

B.       Industry Group Representation – After identifying stocks that meet the quantitative stock selection thresholds above, the Industry Group representation requirement, as described under “—Original Selection of Component Stocks of the StyleSelect USA Index,” is applied so that at least one stock from each Industry Group is included in the StyleSelect USA Index.

If the minimum of one stock per Industry Group cannot be maintained due to corporate events or other reasons that lead to the removal of such stocks from the MSCI USA Index, no action is taken until the next regularly scheduled monthly rebalancing.

C.       Constraining Factors and Excess Equal Weightings – Once any additions or deletions to the StyleSelect USA Index have been determined, Constraining Factors are re-calculated for the resulting securities in order to achieve neutrality of Industry Group weights and Excess Equal Weighting of securities within their respective Industry Group as compared to the MSCI USA Index.

2.       Rebalancing of the StyleSelect USA Index due to ongoing maintenance of the MSCI USA Index.

Annual and Quarterly MSCI USA Index Reviews – Each year, the MSCI USA Index completes an annual index review and three quarterly index reviews of the composition of component stocks in the MSCI USA Index and any changes to the MSCI USA Index take effect as of the close of the last business day of February, May, August, and November.  See “Underlying Indices and Underlying Index Publishers Information—MSCI USA Index—Maintenance of the MSCI USA Index.”  Because the component stocks of the StyleSelect USA Index are selected only from the MSCI USA Index, the StyleSelect USA Index reflects the relevant changes in the composition of the MSCI USA Index.  A stock removed from the MSCI USA Index is also removed from the StyleSelect USA Index on the same day that the stock is removed from the MSCI USA Index.  A stock newly added to the MSCI USA Index is not considered for addition to the StyleSelect USA Index until the next StyleSelect USA Index monthly rebalancing so that the stock’s Aggregate Value Z-Score and the Aggregate Growth Z-Score can be calculated and analyzed to determine if the stock should be included in accordance with the StyleSelect USA Index’s quantitative criteria.

Ongoing Event-Related Changes to the MSCI USA Index – In addition to the annual and quarterly index reviews, MSCI reviews and updates the composition of the MSCI USA Index on a periodic basis to take into account certain corporate events, such as such as mergers and acquisitions. See “Underlying Indices and Underlying Index Publishers Information—MSCI USA Index—Maintenance of the MSCI USA Index.”  The same changes implemented in the MSCI USA Index are reflected in the StyleSelect USA Index at the time of such event through price adjustments of the affected stocks or otherwise. All changes to the MSCI USA Index resulting from corporate events are announced prior to their implementation, provided that all necessary information on the event is available.

License Agreement between MSCI and Morgan Stanley.  For information on the license agreement, see “Underlying Indices and Underlying Index Publishers Information—StyleSelect Indices—License Agreement between MSCI and Morgan Stanley” above; the same terms will apply to Morgan Stanley’s use of the StyleSelect USA Index.

Swiss Market Index

The Swiss Market Index, which we refer to as the SMI, was introduced on June 30, 1988 with a baseline value of 1500 points at that date.  The SMI is updated in real time after each transaction and published every three seconds.

Composition and Maintenance.  The SMI is made up of a maximum of 30 of the largest, most liquid Swiss stocks of the Swiss Performance Index (“SPI”) large and mid-cap stocks traded on the Electronic Bourse system.  The SMI includes stocks from the Zurich, Geneva and Basle stock exchanges.  The SMI stocks are weighted within the SMI according to their free float market capitalization, and the SMI contains around 90% of the entire free float market capitalization of the Swiss equity market.

The composition of SMI is reviewed annually, and in order to ensure a high degree of continuity in the composition of the SMI, the component stocks are subject to a special procedure for adding them to the SMI or removing them based on free float market capitalization and liquidity.  The resulting adjustments to the index are made regularly once a year.  The composition of the SMI is usually changed on January 1 or July 1 after an advance notice of at least six months.

Index Calculation.  The SMI is calculated according to the “Laspeyres formula” using a weighted arithmetic mean over a defined selection of securities.  The current index level is calculated by dividing the sum of the market capitalizations of the securities contained in the index by the divisor.

License Agreement between SWX Swiss Exchange and Morgan Stanley.  The license agreement between SWX Swiss Exchange and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The LASERS are not in any way sponsored, endorsed, sold or promoted by SWX Swiss Exchange and SWX Swiss Exchange makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the SMI® index (the “SMI”) and/or the figures at which the said Index stands at any particular time on any particular day or otherwise.  The SMI is complied and calculated solely by SWX Swiss Exchange.  However, SWX Swiss Exchange shall not be liable (whether in negligence or otherwise) to any person for any error in the SMI and SWX Swiss Exchange shall not be under any obligation to advise any person of any error therein.

SMI® is a registered trademark of SWX Swiss Exchange.

Tokyo Stock Price Index

The Tokyo Stock Price Index (the “TOPIX Index®”) is published by Tokyo Stock Exchange, Inc. (“TSE”).  The TOPIX Index was developed by the TSE.  Publication of the TOPIX Index began on July 1, 1969, based on a base index value of 100 as of January 4, 1968.  The TOPIX Index is computed and published every 15 seconds via TSE’s Market Information System, and is reported to securities companies across Japan and available worldwide through computerized information networks.

The component stocks of the TOPIX Index consist of all common domestic stocks listed on the First Section of the TSE which have an accumulative length of listing of at least six months.  The TOPIX Index measures changes in the aggregate market value of these stocks.  The TSE domestic stock market is divided into two sections: the First Section and the Second Section.  Listings of stocks on the TSE are divided between these two sections, with stocks listed on the First Section typically being limited to larger, longer established and more actively traded issues and the Second Section to smaller and newly listed companies.  The component stocks of the TOPIX Index are determined based on market capitalization and liquidity.  Review and selection of component stocks is conducted semiannually, based on market data as of the base date for selection.

The TOPIX Index is a free float adjusted market capitalization weighted index, with the market price of each component stock multiplied by the number of shares listed (as adjusted by multiplying the Free-Float Weight (“FFW”) to take into account only the listed shares deemed to be available for trading in the market).  The TSE is responsible for calculating and maintaining the TOPIX Index, and can add, delete or substitute the stocks underlying the TOPIX Index or make other methodological changes that could change the value of the TOPIX Index.  The underlying stocks may be removed, if necessary, in accordance with deletion/addition rules which provide generally for the deletion of a stock from the TOPIX Index if such stock ceases to meet the criteria for inclusion.  Stocks listed on the Second Section of the TSE may be transferred to the First Section if they satisfy applicable criteria.  Such criteria include numerical minimum values for number of shares listed, number of shareholders and average monthly trading volume, among others.  Similarly, when a First Section stock falls within the coverage of TSE rules prescribing reassignment thereof to the Second Section, such stock will be removed from the First Section.

The TOPIX Index is not expressed in Japanese Yen, but is presented in terms of points (as a decimal figure) rounded off to the nearest one-hundredth.  The TOPIX Index is calculated by multiplying 100 by the figure obtained by dividing the current free-float adjusted market value (the current market price per share at the time of the index calculation multiplied by the number of common shares listed on the First Section of the TSE at the same instance (as adjusted by multiplying the FFW)) (the “TOPIX Current Market Value”) by the base market value (i.e., the TOPIX Current Market Value on the base date) (the “TOPIX Base Market Value”).

The calculation of the TOPIX Index can be represented by the following formula:

TOPIX Index	=	TOPIX Current Market Value	x	1,000
TOPIX Base Market Value

In order to maintain continuity, the TOPIX Base Market Value is adjusted from time to time to ensure that it reflects only price movements resulting from auction market activity, and to eliminate the effects of other factors and prevent any instantaneous change or discontinuity in the level of the TOPIX Index.  Such factors include, without limitation: new listings; delistings; new share issues either through public offerings or through rights offerings to shareholders; issuance of shares as a consequence of exercise of convertible bonds or warrants; and transfer of listed securities from the First Section to the Second Section of the TSE.

The formula for the adjustment is as follows:

Adjusted Market Value on Adjustment Date	=	(Adjusted Market Value on Adjustment Date ± Adjustment Amount)
TOPIX Base Market Value before adjustment		TOPIX Base Market Value after adjustment

Where, adjustment amount is equal to the changes in the number of shares included in the calculation of the index multiplied by the price of those shares used for the purposes of the adjustment.

Therefore,
New TOPIX Base Market Value	=	Old TOPIX Base Market Value x (Adjusted Market Value on Adjustment Date ± Adjustment Amount)
Adjusted Market Value on Adjustment Date

The TOPIX Base Market Value remains at the new value until a further adjustment is necessary as a result of another change.  As a result of such change affecting the TOPIX Current Market Value or any stock underlying the TOPIX Index, the TOPIX Base Market Value is adjusted in such a way that the new value of the TOPIX Index will equal the level of the TOPIX Index immediately prior to such change.

No adjustment is made to the TOPIX Base Market Value, however, in the case of events such as stock splits or decreases in capital without compensation, which theoretically do not affect market value.

License Agreement between TSE and Morgan Stanley.  Morgan Stanley has entered into a non-exclusive license agreement with TSE providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the TOPIX Index, which is owned and published by the TSE, in connection with securities, including the LASERS.

The license agreement between the TSE and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

(i)      The TOPIX Index Value and the TOPIX Trademarks are subject to the intellectual property rights owned by the TSE and the TSE owns all rights relating to the TOPIX Index, such as calculation, publication and use of the TOPIX Index Value and relating to the TOPIX Trademarks.

(ii)      The TSE shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX Index Value or to change the TOPIX Trademarks or cease the use thereof.

(iii)     The TSE makes no warranty or representation whatsoever, either as to the results stemming from the use of the TOPIX Index Value and the TOPIX Trademarks or as to the figure at which the TOPIX Index Value stands on any particular day.

(iv)     The TSE gives no assurance regarding accuracy or completeness of the TOPIX Index Value and data contained therein.  Further, the TSE shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX Index Value.

(v)      The LASERS are in no way sponsored, endorsed or promoted by the TSE

(vi)     The TSE shall not bear any obligation to give an explanation of the LASERS or any advice on investments to any purchaser of the LASERS or to the public.

(vii)     The TSE neither selects specific stocks or groups thereof nor takes into account any needs of the issuer or any purchaser of the LASERS, for calculation of the TOPIX Index Value.

(viii)  Including but not limited to the foregoing, the TSE shall not be responsible for any damage resulting from the issue and sale of the LASERS.

“TOPIX®” and “TOPIX Index®” are trademarks of the TSE and have been licensed for use by Morgan Stanley.  The LASERS have not been passed on by the TSE as to their legality or suitability.  The LASERS are not issued, endorsed, sold or promoted by the TSE.  THE TSE MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THE LASERS.

WilderHill Clean Energy Index

The WilderHill Clean Energy Index (the “Index”) is a modified equal dollar weighted index comprised of publicly traded companies whose businesses may benefit from a transition toward the use of cleaner energy and conservation. The Index is rebalanced each March, June, September and December. The Index divisor was initially determined to yield a benchmark value of 100.00 at the close of trading December 30, 2002. The Index was created by and is a trademark of Wildershares, LLC (the “Index Provider”).

Index Construction

(1) The Index uses modified equal dollar weighting. No single stock may exceed 3% of the total Index weight at the quarterly rebalancing.

(2) For a stock to be included in the selection universe, a company must be identified as one which has a significant exposure to clean energy, or contribute to the advancement of clean energy or be important to the development of clean energy.

•
Companies in the Index generally (i) help prevent pollutants such as carbon dioxide, nitrous oxide, sulfur oxide or particulates, and avoid carbon or contaminants that harm oceans, land, air or ecosystems structure, (ii) work to further renewable energy efforts and do so in ecologically and economically sensible ways and (iii) incorporate precautionary principles into their pollution prevention and clean energy efforts.

•	Companies composing the Index generally will not have their most significant interests in the highest-carbon fuels: oil or coal.

•	Large companies with interests outside clean energy may be included if they are significant to this sector.

(3) Market capitalization for the majority of Index stocks is $200 million and above. To account for notable but smaller companies sometimes significant to the clean energy field, a minority of Index stocks may have market capitalizations between $50 million and $200 million.

(4) Stocks in the Index generally follow these guidelines:

•	have three-month average market capitalization of at least $50 million;

•	have a three-month average closing price above $1.00;

•
be listed on a major U.S. exchange such as the New York Stock Exchange, NYSE Alternext US LLC or The NASDAQ Stock Market and if a foreign company have their American Depository Receipts listed on one of these exchanges;

•	reach minimum average daily liquidity requirements for sufficient trade volume.

Calculation Methodology

The Index is calculated using a modified equal dollar weighting methodology. Component securities and weights are determined by their respective sector (as set out below) and size. Each sector is assigned an aggregate weight within the Index. Component companies with less than $200 million in total market capitalization are set to one-half of a percent (0.5%). The remaining components in each sector are equally weighted by using the sector weightings minus the sum of the weights of those companies with less than $200 million in market capitalization. Sector weightings were initially determined by the Index Provider and are reviewed each quarter in conjunction with the scheduled quarterly review of the Index. The component’s weighting cannot exceed four percent (4%) of the Index at the time of each quarterly rebalancing.

Prior to September 2006, the Index was calculated such that all index components within a sector were equally weighted (i.e. the Index prior to September 2006 did not have a minimum 0.5% weighting for components with less than $200 million in total market capitalization) and within each sector, the components weighting could not exceed three percent (3%) of the Index.

Stock Universe

Companies selected for the Index include companies that contribute to the advancement of clean energy, including those developing and selling energy technologies and energy management services designed to address efficiency and environmental challenges as well as changes in fossil fuel resource abundance.

There is a strong bias in the Index in favor of companies in wind, solar power, hydrogen and fuel cells and directly related industries. Companies in emerging clean energy fields, such as wave, tidal, geothermal and others, will be considered for inclusion in the Index based upon the carbon content of the company’s energy source(s), impact upon marine and terrestrial biodiversity, and degree to which they advance or reflect the clean energy sector.

The Index is currently comprised of companies focused on the following sectors:

Renewable Energy Harvesting. These are the producers of energy that is renewably-made, or manufacturers relevant to green energy such as, for example, the makers of turbines and rotors used for wind power, makers of solar photovoltaic panels and makers of biofuels derived from renewable vegetable crops. Retailers of clean energy systems are included.

Power Delivery and Conservation. Of importance in clean energy systems are the electronics needed to smooth power outputs, convert Direct Current to Alternating Current and match power loads to output, including inverters, equipment for power conditioning and equipment for the transport, power management of hybrid, hydrogen and fuel cell vehicles.  Companies promoting products with energy efficiency and conservation in this sector, including various end-use improvements such as appliance makers designing energy-efficient goods, or products curtailing need for power.

Cleaner Fuels. In the future, hydrogen may become an ‘energy carrier’ by moving power made one place to where it is needed. However, there are numerous daunting technical challenges, including the lack of a hydrogen infrastructure and very high cost. Hydrogen and fuel cells are only in early technical development, not widely commercialized for energy systems, and are still far more costly than fossil fuels.

Energy Storage. This wide-ranging category includes hydrogen storage by compression, hydrides or other means. Most renewable power is not ‘firm’ (meaning not always on, such as solar power that works only by day or wind power just at windy times), and accordingly companies that seek to join renewable power with energy storage systems are considered for including in the Index.

Energy Conversion. These are devices that convert fuels such as hydrogen to electrical power wherever needed. For instance, fuel cells are electrochemical devices that can directly convert a fuel like hydrogen plus air, to desired electricity. They are more efficient and cleaner than the combustion engines that burn fossil fuels.

Greener Utilities. These are utilities in the United States that are explicitly emphasizing cleaner methods of making electric power, including wind, solar, biogas, geothermal, hydro and others, and these companies are considered for inclusion in the Index.